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Exhibit 22.1

NOTICE OF ANNUAL AND SPECIAL MEETING
MANAGEMENT INFORMATION CIRCULAR/
PROXY STATEMENT

ANNUAL AND SPECIAL MEETING
MAY 6, 2010

 NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

Date:	Thursday, May 6, 2010
Time:	10:00 a.m. (Toronto time)
Place:	Hilton Suites Toronto/Markham Conference Centre 8500 Warden Avenue Markham, Ontario Canada

The Meeting is being held to:

  1.
  receive Magna's Consolidated Financial Statements and the independent Auditor's Report thereon for the fiscal year ended December 31, 2009;

  2.
  elect directors;

  3.
  reappoint the independent Auditor, based on the recommendation of the Audit Committee of the Board of Directors, and authorize the Audit Committee to fix the independent Auditor's remuneration;

  4.
  consider and, if thought advisable, pass an ordinary resolution ratifying Magna's new stock option plan; and

  5.
  transact any other business or matters that may properly come before the Meeting.

As a holder of record of Magna Class A Subordinate Voting Shares or Class B Shares at the close of business on March 22, 2010, you are entitled to receive notice of and vote at the Meeting.

If you are unable to attend the Meeting and want to ensure that your shares are voted, please complete, sign, date and return your proxy so that it reaches Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario, Canada M5J 2Y1, Attention: Proxy Department, not later than 5:00 p.m. (Toronto time) on May 4, 2010, or, if the Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjournment or postponement of the Meeting. For further information, refer to "How to Vote Your Shares" in the accompanying Management Information Circular/Proxy Statement.

A simultaneous webcast of the Meeting will also be available through Magna's website at www.magna.com.

Accompanying this Notice of Annual and Special Meeting is Magna's Management Information Circular/Proxy Statement, which contains more information on the matters to be addressed at the Meeting.

By order of the Board of Directors.

/s/ "Bassem A. Shakeel"
March 29, 2010 Aurora, Ontario	BASSEM A. SHAKEEL Vice-President and Secretary

        In this document, referred to as this "Circular", the terms "you" and "your" refer to the shareholder, while "we", "us", "our" and "Magna" refer to Magna International Inc. and, where applicable, its subsidiaries. The information in this Circular is current as of March 29, 2010 and all amounts referred to in this Circular are presented in U.S. dollars, in each case, unless otherwise stated. In this Circular, a reference to "fiscal year" is a reference to the fiscal or financial year from January 1 to December 31 of the year stated.

MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT

        This Circular is being provided to you in connection with the Annual and Special Meeting of Magna's shareholders (the "Meeting"), which is being held on Thursday, May 6, 2010 commencing at 10:00 a.m. (Toronto time) at the Hilton Suites Toronto/Markham Conference Centre, 8500 Warden Avenue, Markham, Ontario, Canada.

VOTING INFORMATION

RECORD DATE

        March 22, 2010 is the record date for the Meeting (the "Record Date"). Only shareholders of record as of the close of business on the Record Date are entitled to receive notice of and to attend and vote at the Meeting.

SHARES AND VOTES

        As of the Record Date, 111,920,503 Magna Class A Subordinate Voting Shares and 726,829 Magna Class B Shares were issued and outstanding.

        Each Magna Class A Subordinate Voting Share is entitled to one vote per share and each Magna Class B Share is entitled to 300 votes per share. As a result, the votes represented by the outstanding Magna Class A Subordinate Voting Shares are approximately 33.9% of the total votes represented by all of Magna's outstanding shares.

PRINCIPAL SHAREHOLDERS

        To our knowledge, the only shareholder that beneficially owns or exercises control or direction, directly or indirectly, over 10% or more of Magna's Class A Subordinate Voting Shares or Class B Shares outstanding as at the Record Date is:

	CLASS OF SHARES	NO. OF SHARES	DIRECT/INDIRECT	% OF CLASS

Stronach Trust(1)	Class B	726,829	Indirect	100%

Notes:

(1)
These Class B Shares are held by 447 Holdings Inc., the shares of which are indirectly held by the Stronach Trust. Mr. Frank Stronach and Ms. Belinda Stronach, our Chairman and Executive Vice-Chairman, respectively, and two other members of the Stronach family are trustees and members of the class of potential beneficiaries of the Stronach Trust.

        We have been advised that the Stronach Trust intends to vote or cause its Class B Shares to be voted at the Meeting:

  •
  FOR    the election to the Magna Board of Directors of the nominees named in this Circular, excluding the Class A Nominee Directors (as defined under "Business of the Meeting – Election of Directors"), in respect of whom the Class B Shares may not be voted;

  •
  FOR    the re-appointment of Ernst & Young LLP as Magna's independent Auditor and the authorization of the Audit Committee to fix the independent Auditor's remuneration; and

  •
  FOR    the ordinary resolution ratifying our new stock option plan, which is discussed under "Business of the Meeting – Ratification of 2009 Stock Option Plan".

        All of Magna's directors and executive officers as a group (19 persons) owned beneficially or exercised control or direction over 838,827 Class A Subordinate Voting Shares representing approximately 0.7% of the class, together with 726,829 Class B Shares representing 100% of the class, in each case, as at the Record Date. The Magna Deferred Profit Sharing Plan (Canada) and Employees Deferred Profit Sharing Plan (U.S.) (the "DPSPs"), deferred profit sharing plans for Magna's employees, collectively hold 5,410,653 Magna Class A Subordinate Voting Shares representing 4.8% of the class as at the Record Date. The shares held by the DPSPs will be voted FOR each of the items to be voted on at the Meeting.

 HOW TO VOTE YOUR SHARES

        Your vote is important. Please read the information below, then vote your shares, either by proxy or in person at the Meeting.

        How you vote your shares depends on whether you are a registered shareholder or a non-registered shareholder. In either case, there are two ways you can vote at the Meeting – by appointing a proxyholder or by attending in person, although the specifics may differ slightly.

        Registered Shareholder:    You are a registered shareholder if you hold one or more share certificates which indicate your name and the number of Magna Class A Subordinate Voting Shares which you own. As a registered shareholder, you will receive a form of proxy from Computershare Trust Company of Canada ("Computershare") representing the shares you hold. If you are a registered shareholder, refer to "How to Vote – Registered Shareholders".

        Non-Registered Shareholder:    You are a non-registered shareholder if a securities dealer, broker, bank, trust company or other nominee holds your shares for you, or for someone else on your behalf. As a non-registered shareholder, you will most likely receive a Voting Instruction Form from either Computershare or Broadridge, although in some cases you may receive a form of proxy from the securities dealer, broker, bank or trust company or other nominee holding your shares. If you are a non-registered shareholder, refer to "How to Vote – Non-Registered Shareholders".

        Management is soliciting your proxy in connection with the matters to be addressed at the Meeting.    We will bear all costs incurred in connection with Management's solicitation of proxies, including the cost of preparing and mailing this Circular and accompanying materials. Proxies will be solicited primarily by mail, although our officers and employees may (for no additional compensation) also directly solicit proxies by phone, fax or other electronic methods. Banks, brokerage houses and other custodians, nominees or fiduciaries will be requested to forward proxy solicitation material to the persons on whose behalf they hold Magna shares and to obtain authorizations for the execution of proxies. These institutions will be reimbursed for their reasonable expenses in doing so.

HOW TO VOTE – REGISTERED SHAREHOLDERS

        If you are a registered shareholder, you may either vote by proxy or in person at the Meeting.

APPOINTMENT OF PROXYHOLDER

        If you choose to vote by proxy, you are giving the person (referred to as a "proxyholder") or people named on your form of proxy the authority to vote your shares on your behalf at the Meeting (including any adjournment or postponement of the Meeting). You may indicate on the form of proxy how you want your proxyholder to vote your shares, or you can let your proxyholder make that decision for you. If you do not specify on the form of proxy how you want your shares to be voted, your proxyholder will have the discretion to vote your shares as the proxyholder sees fit.

        If you have not appointed a proxyholder in place of the Magna officers whose names are pre-printed on the form of proxy and have not specified how you want your shares to be voted, your shares will be voted:

  •
  FOR    the election to the Magna Board of Directors of all of the nominees named in this Circular;

  •
  FOR    the re-appointment of Ernst & Young LLP as Magna's independent Auditor and the authorization of the Audit Committee to fix the independent Auditor's remuneration; and

  •
  FOR    the ordinary resolution ratifying our new stock option plan, which is discussed under "Business of the Meeting – Ratification of 2009 Stock Option Plan".

        The form of proxy accompanying this Circular gives the proxyholder discretion with respect to any amendments or changes to matters described in the Notice of Annual and Special Meeting and with respect to any other matters which may properly come before the Meeting (including any adjournment or postponement of the Meeting). As of the date of this Circular, we are not aware of any amendments, changes or other matters to be addressed at the Meeting.

SUBMITTING VOTES BY PROXY

        There are four different ways you can submit your vote by proxy – by telephone, internet, mail or fax, in accordance with the instructions on the form of proxy.

        If you are voting by telephone or internet, you will require the Control Number, Holder Account Number and Access Number which have been pre-printed on your form of proxy.

        The people whose names have been pre-printed on your proxy form are all officers of Magna and they will vote your shares unless you appoint someone else to be your proxyholder. You have the right to appoint someone else (who need not be a shareholder) as your proxyholder; however, if you do, that person must vote your shares in person on your behalf at the Meeting. To appoint someone other than our officers as your proxyholder, insert the person's name in the blank space provided on the form of proxy or, alternatively, complete, sign, date and submit another proper form of proxy naming that person as your proxyholder.

        A proxy submitted by mail or fax must be in writing, dated the date on which you signed it and be signed by you (or your authorized attorney). If such a proxy is being submitted on behalf of a corporate shareholder, the proxy must be signed by an authorized officer or attorney of that corporation. If a proxy submitted by mail or fax is not dated, it will be deemed to bear the date on which it was sent to you.

        If you are voting your shares by proxy, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 5:00 p.m. (Toronto time) on May 4, 2010. If the Meeting is adjourned or postponed, you must ensure that your completed and signed proxy form or your phone or internet vote is received by Computershare not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjournment or postponement of the Meeting.

VOTING IN PERSON

        If you attend in person, you do not need to complete or return your form of proxy. When you arrive at the Meeting, a representative of Computershare will register your attendance before you enter the Meeting.

        If you vote in person at the Meeting and had previously completed and returned your form of proxy, your proxy will be automatically revoked and any votes you cast on a poll at the Meeting will count.

REVOKING A VOTE MADE BY PROXY

        You have the right to revoke a proxy with respect to any matter on which a vote has not already been cast. In order to do so, you must take ONE of the following actions:

  •
  Vote again by telephone or internet not later than 5:00 p.m. (Toronto time) on May 4, 2010 (or not later than 48 hours prior to any adjournment or postponement of the Meeting);

  •
  Deliver another completed and signed form of proxy, dated later than the first form of proxy, by mail or fax such that it is received by Computershare not later than 5:00 p.m. (Toronto time) on May 4, 2010 (or not later than 48 hours prior to any adjournment or postponement of the Meeting);

  •
  Deliver to us at the following address a written notice revoking the proxy, provided it is received not later than 5:00 p.m. (Toronto time) on May 5, 2010 (or the last business day prior to any adjournment or postponement of the Meeting):

  Magna International Inc.
  337 Magna Drive
  Aurora, Ontario
  Canada L4G 7K1
  Attention: Secretary of the Corporation

  •
  Deliver a signed written notice revoking the proxy to the scrutineers of the Meeting, to the attention of the Chairman of the Meeting, at or prior to the commencement of the Meeting (including in the case of any adjournment or postponement of the Meeting).

HOW TO VOTE – NON-REGISTERED SHAREHOLDERS

        These securityholder materials are being sent to both registered and non-registered owners of the securities. If you are a non-registered owner and the issuer or its agent has sent these materials directly to you, your name, address and information about your holdings of securities have been obtained in accordance with applicable securities regulatory requirements from the intermediary holding on your behalf. By choosing to send these materials directly to you, the issuer (and not the intermediary holding on your behalf) has assumed responsibility for (i) delivering these materials to you and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

SUBMITTING VOTING INSTRUCTIONS

        If you are a non-registered shareholder and have received a Voting Instruction Form from Computershare, you must complete and submit your vote by phone, internet, mail or fax, in accordance with the instructions on the Voting Instruction Form. On receipt of a properly completed and submitted form, a legal form of proxy will be submitted on your behalf.

        You must ensure that your completed, signed and dated Voting Instruction Form or your phone or internet vote is received by Computershare not later than 5:00 p.m. (Toronto time) on May 4, 2010. If the Meeting is adjourned or postponed, you must ensure that your completed, signed and dated Voting Instruction Form or your phone or internet vote is received by Computershare not later than 48 hours (excluding Saturdays, Sundays and holidays) prior to any adjournment or postponement of the Meeting. If a Voting Instruction Form submitted by mail or fax is not dated, it will be deemed to bear the date on which it was sent to you.

        If you are a non-registered shareholder and have received a Voting Instruction Form from Broadridge, please complete it and submit your vote by proxy in accordance with the instructions provided to you on the form, including any deadline specified by Broadridge.

        In some cases, you may have received a form of proxy instead of a Voting Instruction Form, even though you are a non-registered shareholder. Such a form of proxy will likely be stamped by the securities dealer, broker, bank, trust company or other nominee holding your shares and be restricted as to the number of shares to which it relates. In this case, you must complete the form of proxy and submit it to Computershare as described under "How to Vote – Registered Shareholders – Submitting Votes By Proxy".

VOTING IN PERSON

        If you have received a Voting Instruction Form and wish to attend the Meeting in person or have someone else attend on your behalf, you must complete, sign and return the Voting Instruction Form in accordance with the instructions in the form. Computershare or Broadridge, as applicable, will send you a form of proxy giving you the right to attend the Meeting.

        If you have received a form of proxy and wish to attend the Meeting in person or have someone else attend on your behalf, you must insert your name, or the name of the person you wish to attend on your behalf, in the blank space provided on the form of proxy. When you arrive at the Meeting, a representative of Computershare will register your attendance before you enter the meeting.

REVOKING A VOTING INSTRUCTION FORM OR PROXY

        If you wish to revoke a Voting Instruction Form or form of proxy with respect to any matter on which a vote has not already been cast, you must contact Computershare (for Voting Instruction Forms sent to you by Computershare), Broadridge (for Voting Instruction Forms sent to you by Broadridge) or your securities dealer, broker, bank, trust company or other nominee or intermediary (for a form of proxy sent to you by such intermediary) and comply with any applicable requirements relating to the revocation of votes made by Voting Instruction Form or proxy.

 BUSINESS OF THE MEETING

        The Meeting is being held to receive our financial statements, elect directors, re-appoint our independent Auditor, ratify our new stock option plan and transact any other business which properly comes before the Meeting. As of the date of this Circular, we are not aware of any other business to be transacted at the Meeting.

FINANCIAL STATEMENTS

        Management, on behalf of Magna's Board of Directors (the "Board"), will submit to Magna shareholders at the Meeting the Consolidated Financial Statements for the fiscal year ended December 31, 2009, together with the independent Auditor's report on such financial statements. No shareholder vote is required in connection with Magna's financial statements or the independent Auditor's report on the financial statements.

ELECTION OF DIRECTORS

NUMBER AND TERM

        The number of directors to be elected at the Meeting is eleven.

        Each director is elected annually, with that director's term expiring at the next annual meeting following the election of the director. A vacancy on the Board which occurs between annual meetings may be filled by the Board appointing a director to serve until the next annual meeting. All of the nominees for election at the Meeting are current directors of Magna who were elected at Magna's annual meeting of shareholders held on May 6, 2009, except for the Honourable J. Trevor Eyton.

CLASS A NOMINEE DIRECTORS

        Two of the eleven directors to be elected at the Meeting will be voted on solely by holders of our Class A Subordinate Voting Shares, in accordance with the "Minimum Profit Performance" provisions of our Corporate Constitution. Pursuant to such provisions, if at any time:

  •
  our After-Tax Profits (as defined in the Corporate Constitution) are less than 4% of our Share Capital (as defined in the Corporate Constitution) for a period of two consecutive fiscal years; or

  •
  we fail to pay a Required Dividend (as defined in the Corporate Constitution) for a period of two consecutive fiscal years,

holders of our Class A Subordinate Voting Shares, voting separately as a class, are entitled to elect two directors until the 4% return on Share Capital is achieved for one fiscal year and the Required Dividends have been paid. Although we have complied with the Required Dividend provision of the Corporate Constitution, our After-Tax Profits for our 2008 and 2009 fiscal years were less than 4% of our Share Capital, thereby triggering the foregoing right. The term of the two directors to be elected by holders of our Class A Subordinate Voting Shares will expire at our annual meeting in 2011. In accordance with the Corporate Constitution, the right of holders of our Class A Subordinate Voting Shares to separately elect two directors will no longer apply if our After-Tax Profits in fiscal 2010 are greater than or equal to 4% of our Share Capital. (See "Appendix B – Statement of Corporate Governance Practices – Corporate Constitution" for additional details.)

        In order to facilitate the exercise of the foregoing right, the Nominating Committee has nominated Lady Barbara Judge and the Honourable J. Trevor Eyton (the "Class A Nominee Directors") for election by holders of our Class A Subordinate Voting Shares, voting separately as a class. The Class A Nominee Directors qualify as "independent" directors under applicable regulatory requirements, including The New York Stock Exchange ("NYSE") Listing Standards and governance guidelines reflected in National Policy 58-201 – Corporate Governance Guidelines ("NP 58-201") of the Canadian Securities Administrators ("CSA"). In nominating the Class A Nominee Directors, the Nominating Committee considered their independence from Management and our controlling shareholder, their extensive professional qualifications and expertise, their experience serving on other public company boards and other factors, including:

  •
  Lady Judge currently serves as Chairman of the U.K. Atomic Energy Authority and is a recognized expert in corporate governance, due in part to her current position as Chairman of the

    U.S./U.K. Taskforce on Corporate Governance, as well as her past service as a Commissioner of the U.S. Securities and Exchange Commission ("SEC") and Deputy Chairman of the U.K. Financial Reporting Council, which is the corporate governance regulator for the U.K. Lady Judge recently completed terms as Public Member of the International Ethics Standards Board for Accountants and as Chairman of the Professional Standards Board of the Institute of Directors. Originally nominated by OJSC Russian Machines to serve as an Independent Director (pursuant to our previous strategic alliance with OJSC Russian Machines) based on her highly regarded governance expertise and credentials, Lady Judge has served on the Board since September 2007.

  •
  The Honourable J. Trevor Eyton is a well-known business leader and highly regarded corporate director in North America who served as a member of the Senate of Canada from 1990 to his retirement in 2009. Mr. Eyton has played a leadership role in Brascan Ltd. (now Brookfield Asset Management) since 1979, serving successively as President and Chief Executive Officer, Chairman, Senior Chairman and, currently, as a director. Through Brascan, Mr. Eyton has had major involvement with a variety of businesses as diverse as the Toronto Blue Jays, Labatt Breweries, Noranda Inc., Trilon Financial, London Life, Macmillan Bloedel, Royal Trustco and Trizec. In addition, he has previously served on the boards of Coca-Cola Enterprises (Atlanta), General Motors of Canada and Nestlé Canada and currently serves as a Governor of the Canadian Olympic Foundation, as well as Honourary Chairman of Canada's Sports Hall of Fame.

        Refer to "Nominees for Election to the Board" for further information on each of the nominees for election as directors.

RE-APPOINTMENT OF INDEPENDENT AUDITOR

        Based on the recommendation of the Audit Committee of the Board, the directors propose to reappoint Magna's independent Auditor, Ernst & Young LLP, and authorize the Audit Committee to fix the independent Auditor's remuneration. Ernst & Young LLP (including its predecessor firms) has been Magna's independent Auditor since February 27, 1969. Representatives of Ernst & Young LLP are expected to attend the Meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

AUDITOR INDEPENDENCE

        The Audit Committee has discussed with the independent Auditor its independence from Management and Magna, and has considered whether the provision of non-audit services is compatible with maintaining such independence. In order to ensure that the independent Auditor's independence is not compromised by engaging it for other services, the Audit Committee has established and maintains a process for the review and pre-approval of all services and related fees to be paid to the independent Auditor. Pursuant to this pre-approval process, the Audit Committee approved and we paid the following fees to the independent Auditor for services provided in respect of fiscal 2009 and fiscal 2008:

	2009		2008
TYPE OF SERVICES	FEES	% OF TOTAL	FEES	% OF TOTAL

Audit services(1)	$10,122,000	78.5%	$9,131,000	93.9%
Audit-related services(2)	2,411,000	18.7%	146,000	1.5%
Tax services(3)	366,000	2.8%	410,000	4.2%
Other services(4)	2,000	0.0%	34,000	0.4%

Total	$12,901,000	100%	$9,721,000	100%

Notes:

(1)
This category is intended to capture all fees in respect of services performed in order to comply with generally accepted auditing standards ("GAAS"). In some cases, these may include an appropriate allocation of fees for tax services or accounting consultations, to the extent such services were necessary to comply with GAAS. This category includes fees incurred in connection with the audit of our internal controls for purposes of Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX").

(2)
This category generally consists of fees paid in respect of assurance and related services (e.g. due diligence), including such things as employee benefit plan audits, due diligence relating to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, attest services that are not required by statute or regulation and consultation concerning financial accounting and reporting standards. The most significant audit-related services actually provided by the independent Auditor in respect of fiscal 2009 and 2008, respectively, were: (a) due diligence in connection with acquisitions; and (b) benefit plan audits.

(3)
This category includes all fees paid in respect of services performed by the independent Auditor's tax professionals, except those services required in order to comply with GAAS which are included under "Audit services". Tax services include tax compliance, tax planning and tax advice. The tax services actually provided by the independent Auditor in fiscal 2009 and fiscal 2008 consisted of Canadian, U.S., European and Mexican tax compliance, advisory and research services.

(4)
This category captures fees in respect of all permitted services not falling under any of the previous categories.

        In order to further ensure the independence of the independent Auditor, the Audit Committee reviews and approves the hiring of current and former partners and employees of the independent Auditor who were engaged on Magna's account within the three prior years.

RATIFICATION OF 2009 STOCK OPTION PLAN

        Our Amended and Restated Incentive Stock Option Plan (the "1987 Plan") provides for the issuance of up to 6,000,000 Class A Subordinate Voting Shares pursuant to the exercise of stock options granted under that plan, with each option exercisable for one Magna Class A Subordinate Voting Share. As at December 31, 2009, 5,968,588 options had been granted under the 1987 Plan, leaving only 31,412 options available for future grants.

        In light of the limited number of stock options available for grant under the 1987 Plan, the Corporate Governance and Compensation Committee ("CGCC") met four times during October and November 2009 to, among other things, review and consider the terms of the 2009 Stock Option Plan (the "2009 Plan"). In the course of its review, the CGCC considered a variety of factors, including the advice provided to it by its independent legal advisors, Fasken Martineau DuMoulin LLP ("Fasken Martineau"). On November 5, 2009, the CGCC unanimously approved the 2009 Plan, subject to Board and Toronto Stock Exchange ("TSX") approval, as well as ratification by shareholders, and recommended its approval to the Board. In approving the terms of the 2009 Plan, the CGCC sought to ensure that we continue to be able to achieve a number of objectives through the grant of stock options under the 2009 Plan, including:

  •
  advancing the interests of Magna by attracting, retaining, motivating and rewarding key employees, officers, outside directors and certain other eligible participants (collectively, "Participants") of Magna and its subsidiaries;

  •
  motivating Participants to act in the long-term best interests of Magna; and

  •
  aligning the interests of Participants with those of holders of our Class A Subordinate Voting Shares.

        Based on its review of the 2009 Plan and the recommendation of the CGCC, the Board unanimously approved the 2009 Plan on November 5, 2009, subject to TSX approval and ratification by shareholders. The terms of the 2009 Plan are described in detail under "Plan Summary".

        Certain Magna officers have been conditionally granted options under the 2009 Plan, subject to ratification of the Plan at the Meeting. (Refer to "Compensation Discussion and Analysis – Determination of Amounts of Compensation – 2010 Adjustments to Executive Compensation Program".)

        A resolution ratifying the 2009 Plan and the conditional grant of options to certain officers must be approved by no less than a simple majority of all votes cast in favour by the shareholders in person or represented by proxy at the Meeting. The text of the ratifying resolution and the full text of the 2009 Plan are attached as Appendix A to this Circular.

        The Board unanimously recommends that Magna shareholders vote FOR the resolution ratifying the 2009 Plan and the conditional option grants. Unless contrary instructions are indicated on the form of proxy or the voting instruction form, the persons designated in the accompanying form of proxy or voting instruction form intend to vote FOR such resolution.

        The Magna officers who have been conditionally granted options under the 2009 Plan collectively owned beneficially or exercised control or direction over 828,871 Class A Subordinate Voting Shares representing approximately 0.7% of the class, together with 726,829 Class B Shares representing 100% of the class, in each case, as at the Record Date. We have been advised that these optionees intend to vote their Class A Subordinate Voting Shares and Class B Shares FOR the ordinary resolution ratifying the 2009 Plan.

        The 1987 Plan will automatically terminate on ratification of the 2009 Plan, such that no further grants will be made under it. However, all options or other awards granted under the 1987 Plan will continue in full force and effect in accordance with their original terms and conditions as contained in the applicable option agreements and the terms of the 1987 Plan.

PLAN SUMMARY

        The following is a summary of the key provisions of the 2009 Plan:

Eligible Participants:	Employees and non-employee directors of, as well as consultants to, Magna and its subsidiaries.
Plan Administrator:	The CGCC administers the 2009 Plan in respect of option grants to employee and consultant Participants. The Board administers the 2009 Plan in respect of option grants to non-employee directors.
Maximum Number of Underlying Shares:	8,000,000 Class A Subordinate Voting Shares, which represent approximately 7.1% of our issued and outstanding Class A Subordinate Voting Shares as of the Record Date.

The maximum number of Class A Subordinate Voting Shares underlying the 2009 Plan, together with the Class A Subordinate Voting Shares underlying unexercised options previously granted under the 1987 Plan, represent approximately 9.6% of our issued and outstanding Class A Subordinate Voting Shares as of the Record Date.
Conditional Option Grants under the 2009 Plan:
Options representing a total of 2,525,000 Class A Subordinate Voting Shares were conditionally granted effective February 26, 2010 to certain Magna officers, all of whom are "insiders" (as defined in the TSX Company Manual). These options were priced at C$60.00 and $56.99 for options denominated in Canadian and U.S. dollars, respectively, and expire at the close of business on February 25, 2017.
The shares underlying the conditional options represent approximately 2.3% of our issued and outstanding Class A Subordinate Voting Shares as of the Record Date.

Refer to "Compensation Discussion and Analysis – Determination of Amounts of Compensation – 2010 Adjustments to Executive Compensation Program" for further information relating to options conditionally granted to our Named Executive Officers.
Non-Employee Director Participation:	Non-employee directors are entitled to receive options to acquire: • 5,000 Class A Subordinate Voting Shares upon their initial election or appointment as an independent director; and
• a further 5,000 Class A Subordinate Voting Shares upon each subsequent election as a director.
Limits on Insider Participation:	The maximum number of Class A Subordinate Voting Shares: • issued to Magna "insiders" within any one-year period; and
• issuable to Magna "insiders" at any time,

under the 2009 Plan, the 1987 Plan and any other "security-based compensation arrangement" (as defined in the TSX Company Manual), shall not exceed 10% of Magna's total issued and outstanding Class A Subordinate Voting Shares, respectively.
Subject to the foregoing limits, the 2009 Plan does not provide for a maximum number of shares that may be issued to any Participant.
Method of Determining Exercise Price:
The exercise price applicable to any option will be established at the time of grant, but cannot be less than the closing price of a Class A Subordinate Voting Share on the trading day immediately prior to the date of grant, on:
• the TSX, in the case of options denominated in Canadian dollars; and
• the NYSE, in the case of options denominated in U.S. dollars.

The exercise price must be paid at the time options are exercised, unless the Plan Administrator has permitted "cashless" exercise, whereby an optionee surrenders for cancellation vested and exercisable options:
• with an "in-the-money" value equal to the exercise price and receives the applicable number of shares with an equivalent value; or
• receives payment of the "in-the-money" amount based on closing market prices on the date of the cashless exercise.
We will not provide any financial assistance to Participants in order to facilitate the exercise of options.
Vesting Terms:
Options granted to employee or consultant Participants vest and are exercisable as to 1/3 on each of the first three anniversaries of the date of grant, unless otherwise determined by the Plan Administrator.
Options granted to non-employee directors vest in full on the first anniversary of the date of grant.
Option Term:	Options expire on the seventh anniversary of the date of grant, unless:
• expiry is accelerated as set forth in the 2009 Plan; or
• the Plan Administrator determines otherwise at the time of grant.

Options due to expire within, or within two business days after the end of, a blackout period established by the Corporation, expire instead on the tenth business day following the expiry of the blackout period.
Accelerated Expiry:
Where a Participant's employment or service terminates by reason of death, disability or retirement, all options granted to the Participant under the 2009 Plan (whether or not vested and exercisable) may be exercised by the Participant until the earlier of the date on which the exercise period otherwise would have expired and:
• one year from a Participant's death;
• three years from a Participant's disability or retirement, in the case of employee and director Participants; or
• one year from the date of a consultant Participant's disability or completion of service under the applicable consulting agreement or arrangement.

Where an employee Participant is terminated without cause or voluntarily resigns, all vested options which are exercisable by the Participant on the effective date of termination (the "Termination Date") remain exercisable until the earlier of the date:
• on which the exercise period of the option otherwise would have expired; and
• that is three months after the Termination Date.
Where an employee Participant is terminated for cause, all options held by such Participant (whether or not exercisable) immediately expire and are cancelled.
Where a consultant Participant's consulting agreement or arrangement is:
• terminated other than as a result of a breach; or
• voluntarily terminated by the consultant Participant,
vested options which are exercisable by such Participant on the Termination Date remain exercisable until the earlier of the date:
• on which the exercise period for the option otherwise would have expired; and
• that is three months after the Termination Date.

Where a consultant Participant's consulting agreement or arrangement is terminated for breach, all options held by such Participant (whether or not vested and exercisable) immediately expire and are cancelled.

The Plan Administrator has broad discretion under the 2009 Plan, including the discretion to permit the exercise of any or all options held (whether or not vested and exercisable) up to, but not beyond, the original option expiry date in situations where the expiry would otherwise have been accelerated.

Participants cease to be eligible to receive further grants of options following their death, disability or retirement, or upon written notification that their employment, term of office, consulting agreement or arrangement is terminated.
Effect of Expiry, Surrender or Cancellation of Options:
Class A Subordinate Voting Shares underlying options which expire, or are surrendered or cancelled, are added back to the number of Class A Subordinate Voting Shares reserved for issuance under the 2009 Plan and are available for re-grant under the 2009 Plan.
Assignability:
Subject to certain exceptions with respect to the death of a Participant and applicable TSX rules and policies and applicable law, options granted under the 2009 Plan may only be exercised during the lifetime of the Participant and must be exercised personally. Except as permitted by the Plan Administrator, optionees may not assign or transfer options except to certain permitted assigns.
Change in Control:	The 2009 Plan will terminate on completion of a "Change in Control" in which the Plan Administrator has accelerated vesting of options under the 2009 Plan. A "Change in Control" means:
• completion of a transaction in which all of our Class A Subordinate Voting Shares are acquired;

• completion of a transaction in which all or substantially all of our assets are sold, other than to a person (a "related party") that controls Magna, is controlled by Magna or that is controlled by a person that controls Magna; or
• the dissolution or liquidation of Magna, except in connection with the distribution of assets to a related party.

If Magna becomes aware of or enters into a transaction which would be a Change in Control, the Plan Administrator has discretion to, among other things, accelerate vesting of stock options so that they may be exercised on or prior to the completion of the Change in Control transaction. The Plan Administrator may also convert or exchange options under the 2009 Plan into options, rights or other securities of any entity participating in or resulting from the Change in Control.
Plan Amendment Procedure:	The 2009 Plan may generally be amended, suspended or discontinued by the Board, without having to obtain shareholder approval. However, shareholder approval is required for the following amendments:

• an increase in the number of Class A Subordinate Voting Shares reserved for issuance under the 2009 Plan, except for adjustments resulting from a reorganization, recapitalization or other event specified in Section 5.2 of the 2009 Plan (a "Share Adjustment Event");
• a reduction in the exercise price of an option held by an insider of the Corporation, except for the purpose of maintaining option value in connection with a Share Adjustment Event;

• an extension of the term of an option held by an insider (other than an extension to 10 business days after the end of a blackout period if the expiry date would otherwise fall within or within 2 days after the end of a blackout period);
• any increase to the 10% insider limit or the elimination of the 10% insider limit altogether; and
• any amendment to the list of matters requiring shareholder approval other than the addition of matters to be subject to shareholder approval.

The Plan Administrator may, subject to regulatory approval, where required, in its sole discretion and without shareholder approval, make all other amendments to the 2009 Plan that are not contemplated above. Some examples of amendments which could be made without shareholder approval include:
• amendments of a "house-keeping nature" or clerical nature, including those required to clarify any ambiguity or rectify any inconsistency in the 2009 Plan;
• amendments required to comply with mandatory provisions of applicable law, including the rules and regulations of the TSX;
• amendments which are advisable to accommodate changes in tax laws;
• extension of accelerated expiry dates to the expiry date originally set at the time of grant;
• amendments to the vesting provisions of any grant under the 2009 Plan; and
• amendments to the terms of an option grant in order to maintain option value in connection with a Share Adjustment Event.

 NOMINEES FOR ELECTION TO THE BOARD

        Information with respect to each of the nominees for election to the Board is set forth below. The notes which follow the nominees' biographies contain, among other things, certain definitions used in the biographies (Note 1), as well as details regarding the basis on which we have calculated the value of Magna securities held by each nominee as of the Record Date (Note 2).

        Unless a shareholder instructs otherwise, the Magna officers whose names have been pre-printed on the form of proxy intend to vote FOR the nominees listed below. If for any reason a nominee becomes unable to stand for election as a director of Magna, the Magna officers whose names have been pre-printed on the form of proxy intend to vote FOR any substitute nominee proposed by Management or the Nominating Committee.

HON. J. TREVOR EYTON, 75 Ontario, Canada	Mr. Eyton served as a Member of the Senate of Canada from 1990 until his retirement in 2009. My Eyton was formerly the President and Chief Executive Officer of Brascan Limited (1979 to 1991), now known as Brookfield Asset Management, as well as its Chairman and Senior Chairman (until 1997) and continues to serve on its board. In addition to the public company boards listed below, Mr. Eyton also serves as Honourary Chairman of Canada's Sports Hall of Fame and as a Governor of the Canadian Olympic Foundation.

DIRECTOR SINCE	BOARD & COMMITTEES	ATTENDANCE	SECURITIES OWNED, CONTROLLED OR DIRECTED

N/A	N/A	N/A	Class A Subordinate Voting	NIL

INDEPENDENT DIRECTOR	OTHER PUBLIC COMPANY BOARDS/COMMITTEES		AREAS OF EXPERTISE

Yes	Altus Group Income Fund	Since 2009	• Energy
	Silver Bear Resources Inc.	Since 2004	• Governance
	Ivernia Inc.	Since 2000	• Legal
	Brookfield Asset Management	Since 1979	• Management
• Public Policy
• Real Estate

MICHAEL D. HARRIS, 65 Ontario, Canada	Mr. Harris is Senior Business Advisor at Cassels Brock & Blackwell LLP, a law firm. Mr. Harris served as a member of provincial parliament in Ontario, Canada (1981 to 2002), including as the Premier (1995 to 2002), as well as Minister of Natural Resources and Minister of Energy (1985). In addition to serving on Magna's Board, Mr. Harris serves on the public company boards listed below, as well as the board of Tim Horton Children's Foundation and Mount Royal University Foundation. Mr. Harris is a Senior Fellow of the Fraser Institute.

DIRECTOR SINCE	BOARD & COMMITTEES	ATTENDANCE		SECURITIES OWNED, CONTROLLED OR DIRECTED

January 7, 2003	Board	9 of 9	100%	DSUs	44,400
	CGCC (Chair)	13 of 13	100%	Stock Options	10,000
LEAD DIRECTOR SINCE	Nominating	1 of 1	100%
May 10, 2007
				Record Date Securities Value	$2,731,930

INDEPENDENT DIRECTOR	OTHER PUBLIC COMPANY BOARDS/COMMITTEES(3)			AREAS OF EXPERTISE

Yes	Routel Inc.		Since 2009	• Governance
	Augen Capital Corp.		Since 2008	• Public Policy
	FirstService Corporation		Since 2006
	Canaccord Capital Inc.		Since 2004
	EnGlobe Corporation		Since 2004
	Chartwell Seniors Housing REIT		Since 2003

LADY BARBARA JUDGE, 63 London, England	Lady Judge has served as Chairman of the Board of the United Kingdom Atomic Energy Authority (since 2004), prior to which she was a Board member (since 2002). In addition, Lady Judge is Co-Chairman of the U.K./U.S. Task Force on Corporate Governance, a Member of the Ditchley Foundation, as well as a Member of the Trilateral Commission. Lady Judge previously served as Deputy Chairman of the UK Financial Reporting Council and as a Commissioner of the U.S. Securities Exchange Commission.

DIRECTOR SINCE	BOARD & COMMITTEES	ATTENDANCE		SECURITIES OWNED, CONTROLLED OR DIRECTED

September 20, 2007	Board	9 of 9	100%	DSUs	8,814
	CGCC	13 of 13	100%	Stock Options	5,000
				Record Date Securities Value	$542,330

INDEPENDENT DIRECTOR	OTHER PUBLIC COMPANY BOARDS/COMMITTEES			AREAS OF EXPERTISE

Yes	Bekaert NV		Since 2007	• Energy
	Massey Energy Inc.		Since 2007	• Finance
				• Governance
				• Legal
				• Management
				• Public Policy

LOUIS E. LATAIF, 71 Massachusetts, U.S.A.	Mr. Lataif has served as the Dean of Boston University School of Management (since 1991), prior to which he served in various capacities with Ford Motor Company for 27 years, including President of Ford of Europe (1988 to 1991) and Vice President of North American Sales Operations (1985 to 1988). In addition to the public company boards listed below, Mr. Lataif serves on the board of Interaudi Bank, The Iacocca Foundation and Cannon Design.

DIRECTOR SINCE	BOARD & COMMITTEES	ATTENDANCE		SECURITIES OWNED, CONTROLLED OR DIRECTED

May 10, 2007	Board	9 of 9	100%	DSUs	4,876
	Audit	6 of 6	100%	Stock Options	5,000
				Record Date Securities Value	$300,020

INDEPENDENT DIRECTOR	OTHER PUBLIC COMPANY BOARDS/COMMITTEES			AREAS OF EXPERTISE

Yes	Abiomed, Inc.		Since 2005	• Automotive
	Group 1 Automotive Inc.		Since 2002	• Finance
				• Management

DONALD RESNICK, 82 Ontario, Canada	Mr. Resnick serves principally as a corporate director. Mr. Resnick was formerly a partner of Deloitte & Touche.

DIRECTOR SINCE	BOARD & COMMITTEES	ATTENDANCE		SECURITIES OWNED, CONTROLLED OR DIRECTED

February 25, 1982	Board	9 of 9	100%	Class A Subordinate Voting	1,902
	Audit (Chair)	6 of 6	100%	DSUs	6,565
	CGCC	13 of 13	100%	Stock Options	5,000
	HSEC (Chair)	4 of 4	100%
				Record Date Securities Value	$520,970

INDEPENDENT DIRECTOR	OTHER PUBLIC COMPANY BOARDS/COMMITTEES(4)			AREAS OF EXPERTISE

Yes	None			• Accounting
				• Finance

BELINDA STRONACH, 43 Ontario, Canada	Ms. Stronach is the Executive Vice-Chairman of Magna and previously served as Chief Executive Officer of Magna (2001 to 2004) and President (2002 to 2004). Ms. Stronach served as a Member of Canada's House of Commons (from 2004 until 2008) and previously served as Minister of Human Resources and Skills Development, Minister Responsible for Democratic Renewal and Minister Responsible for Service Canada (2005). Ms. Stronach is the founder of The Belinda Stronach Foundation, the mission of which is to advance human potential and achievement through individual empowerment and social change. Ms. Stronach is also a founding member of the Canadian Automotive Partnership Council, as well as a director of the Yves Landry Foundation, established to advance technological education and skills training for the manufacturing industry, and served on the Ontario Task Force on Productivity, Competitiveness and Economic Progress.

DIRECTOR SINCE	BOARD & COMMITTEES	ATTENDANCE		SECURITIES OWNED, CONTROLLED OR DIRECTED(5)

September 20, 2007	Board	8 of 9	89%	Stock Options	635,000
				Record Date Securities Value	$3,434,830

INDEPENDENT DIRECTOR	OTHER PUBLIC COMPANY BOARDS/COMMITTEES			AREAS OF EXPERTISE

No	None			• Automotive
				• Management
				• Public Policy

FRANK STRONACH, 77 Lower Austria, Austria	Mr. Stronach is the founder of Magna and serves as the Chairman of the Board. Mr. Stronach is Partner, Stronach & Co., through which he provides certain consulting and business development services to Magna. Refer to "Management Contracts". In addition to serving on Magna's Board, Mr. Stronach serves on the public company boards listed below.

DIRECTOR SINCE	BOARD & COMMITTEES	ATTENDANCE		SECURITIES OWNED, CONTROLLED OR DIRECTED

December 10, 1968	Board	8 of 9	89%	Class A Subordinate Voting	NIL
	Nominating (Chair)	1 of 1	100%	Class B	726,829(5)(6)
				Stock Options	1,350,000
				Record Date Securities Value	$55,558,820(6)

INDEPENDENT DIRECTOR	OTHER PUBLIC COMPANY BOARDS/COMMITTEES			AREAS OF EXPERTISE

No	MI Developments Inc.		Since 2003	• Automotive
	Magna Entertainment Corp.(7)		Since 2001	• Management

FRANZ VRANITZKY, 72 Vienna, Austria	Mr. Vranitzky is a corporate director. In addition to serving on Magna's Board, Mr. Vranitzky serves as a Director of Touristik Union International and Magic Life International, where he serves as Chairman. Mr. Vranitzky is a former Federal Chancellor of the Republic of Austria (1986 to 1997) and Minister of Finance (1984 to 1986), as well as a former Chairman of the Board of Österreichische Länderbank AG and Deputy Chairman of the Board, Creditanstalt-Bankverein Bank.

DIRECTOR SINCE	BOARD & COMMITTEES	ATTENDANCE		SECURITIES OWNED, CONTROLLED OR DIRECTED

June 11, 1997	Board	6 of 9	67%	Class A Subordinate Voting	1,417
				DSUs	6,235
				Stock Options	5,000
				Record Date Securities Value	$470,830

INDEPENDENT DIRECTOR	OTHER PUBLIC COMPANY BOARDS/COMMITTEES			AREAS OF EXPERTISE

Yes	None			• Finance
				• Governance
				• Public Policy

DONALD J. WALKER, 53 Ontario, Canada	Mr. Walker serves as the Co-Chief Executive Officer of Magna. He was formerly the President, Chief Executive Officer and a director of Intier Automotive Inc., one of Magna's former "spinco" public subsidiaries, and previously served on Magna's Board (1994 to 2002). Mr. Walker is a founding member of the Yves Landry Foundation and is the Co-Chair of the Canadian Automotive Partnership Council.

DIRECTOR SINCE	BOARD & COMMITTEES	ATTENDANCE		SECURITIES OWNED, CONTROLLED OR DIRECTED

November 7, 2005	Board	9 of 9	100%	Class A Subordinate Voting	33,171
				RSAs	116,829
				Stock Options	871,500
				Record Date Securities Value	$19,066,840

INDEPENDENT DIRECTOR	OTHER PUBLIC COMPANY BOARDS/COMMITTEES			AREAS OF EXPERTISE

No	None			• Automotive
				• Management

SIEGFRIED WOLF, 52 Lower Austria, Austria	Mr. Wolf serves as the Co-Chief Executive Officer of Magna. In addition to the public company boards referenced below, Mr. Wolf serves as a supervisory board member of Österreich Industrieholding AG (Republic of Austria holding and privatization agency) and Siemens AG Österreich (Siemens Austria).

DIRECTOR SINCE	BOARD & COMMITTEES	ATTENDANCE		SECURITIES OWNED, CONTROLLED OR DIRECTED

March 8, 1999	Board	7 of 9	78%	Class A Subordinate Voting	149,630
				RSAs	233,817
				Stock Options	426,053
				Record Date Securities Value	$29,256,580

INDEPENDENT DIRECTOR	OTHER PUBLIC COMPANY BOARDS/COMMITTEES			AREAS OF EXPERTISE

No	GAZ Group		Since 2008	• Automotive
	Strabag SE		Since 2007	• Management
	Verbundgesellschaft (Austria Hydro Power)		Since 2000

LAWRENCE D. WORRALL, 67 Ontario, Canada	Mr. Worrall is a corporate director. In addition to serving on Magna's Board, Mr. Worrall is a director of the Greater Toronto Airport Authority and Chair of its Audit Committee. He is also a former Vice-President, Purchasing, Strategic Planning and Operations, as well as a Director of General Motors of Canada Limited.

DIRECTOR SINCE	BOARD & COMMITTEES	ATTENDANCE		SECURITIES OWNED, CONTROLLED OR DIRECTED

November 7, 2005	Board	9 of 9	100%	Class A Subordinate Voting	907
	Audit	6 of 6	100%	DSUs	5,920
	HSEC	4 of 4	100%	Stock Options	9,100
				Record Date Securities Value	$466,250

INDEPENDENT DIRECTOR	OTHER PUBLIC COMPANY BOARDS/COMMITTEES			AREAS OF EXPERTISE

Yes	None			• Automotive
				• Finance
				• Management

Notes:

(1)
In the above table:
        "Audit" means the Audit Committee of Magna's Board.
        "CGCC" means the Corporate Governance and Compensation Committee of Magna's Board.
        "HSEC" means the Health and Safety and Environmental Committee of Magna's Board.
        "Nominating" means the Nominating Committee of Magna's Board.
        "Class A Subordinate Voting" means Magna's Class A Subordinate Voting Shares.
        "Class B" means Magna's Class B Shares.
        "DSUs" means deferred share units.
        "RSAs" means restricted shares.

(2)
In calculating the Record Date Securities Value, we have used the closing price of Magna Class A Subordinate Voting Shares on the NYSE on the Record Date ($61.53). In valuing stock options for purposes of calculating the Record Date Securities Value, we have included only the in-the-money amount calculated based on the closing price of Magna Class A Subordinate Voting Shares on the TSX on the Record Date (C$62.70) and converted such amount to U.S. dollars based on the Bank of Canada noon spot rate on such date (C$1.00 = $0.9811).

(3)
Mr. Harris was a director of Grant Forest Products Inc., which sought and obtained protection under the Companies' Creditors Arrangement Act in Canada ("CCAA") on June 25, 2009. Mr. Harris was also a director of Naturade, Inc. ("Naturade") until August 6, 2009. Within a year following his resignation as a director, Naturade filed a voluntary petition for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code.

(4)
Mr. Resnick was a director of Ntex Incorporated, which was subject to cease trade orders in Ontario, Alberta and British Columbia in mid-2002 for failure to file financial statements. These cease trade orders were never revoked as Ntex made an assignment in bankruptcy in June 2003. Mr. Resnick resigned as a director of Ntex in June 2002.

(5)
Mr. Stronach and Ms. Stronach, our Chairman and Executive Vice-Chairman, respectively, and two other members of the Stronach family are trustees and members of the class of potential beneficiaries of the Stronach Trust. The Stronach Trust is a trust existing under the laws of Ontario, which serves as an estate planning vehicle for the Stronach family. The Stronach Trust controls Magna indirectly through 447 Holdings Inc. as described under "Voting Information – Principal Shareholders".

(6)
In calculating the Total Value of Securities for Mr. Stronach, we have attributed to him the 726,829 Class B Shares held indirectly by the Stronach Trust since he acts as one of four trustees of the Stronach Trust, is entitled to appoint additional trustees and to remove trustees and since determinations by the Stronach Trust are made by a majority of the trustees, which majority must include Mr. Stronach. The value ascribed to the Class B Shares represents the number of such shares multiplied by the closing price of Magna Class A Subordinate Voting Shares on the NYSE on the Record Date ($61.53), without application of any control premium.

(7)
Mr. Stronach was the Chairman of the Board and Chief Executive Officer of Magna Entertainment Corp. ("MEC") when it, together with certain of its wholly-owned subsidiaries, filed voluntary petitions for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code on March 5, 2009. On that same date, MEC also sought and obtained recognition of the Chapter 11 proceedings from the Ontario Superior Court of Justice, under section 18.6 of the CCAA.

INDEPENDENCE OF THE NOMINEES FOR ELECTION TO THE BOARD

        A summary of the independence of each of the nominees for election to the Board follows:

NOMINEE NAME	INDEPENDENT	NON-INDEPENDENT	BASIS FOR DETERMINATION

Frank Stronach – Chairman		✓	Trustee & potential beneficiary of Stronach Trust; Management
Michael D. Harris – Lead Director	✓		No material interest
Hon. J. Trevor Eyton	✓		No material interest
Lady Barbara Judge	✓		No material interest
Louis E. Lataif	✓		No material interest
Donald Resnick	✓		No material interest
Belinda Stronach		✓	Trustee & potential beneficiary of Stronach Trust; Management
Franz Vranitzky	✓		No material interest
Donald J. Walker		✓	Management
Siegfried Wolf		✓	Management
Lawrence D. Worrall	✓		No material interest

        A detailed review of the basis for the Board's independence determination is found in "Appendix B – Statement of Corporate Governance Practices – Board Composition". Board members and nominees for election to the Board who have been determined by the Board to be "independent" are referred to in this Circular as "Independent Directors".

DIRECTOR COMPENSATION

        We compensate Independent Directors through an annual retainer (which is paid partially in cash and partially in DSUs), meeting and other work fees, as well as stock options. In recognition of the additional workload of the Lead Director, Committee Chairmen and Committee members, additional retainers and fees are paid to each Independent Director acting in any such capacity. While the annual retainer, meeting and work fees for Board and Committee members are intended to compensate Independent Directors based on their contribution, the deferral of a portion of the annual retainer in the form of DSUs and the grant of stock options is intended to provide equity-based compensation which aligns the interests of Independent Directors with those of our shareholders. Refer to "Deferred Share Units" for a description of the DSUs.

        We review the competitiveness of compensation for our Independent Directors every two years. The current schedule of retainers and fees payable to our Independent Directors was approved by the Board effective January 1, 2010, but remains unchanged from the schedule in effect since January 1, 2008, with the exception of an increase in the number of options to be granted to Independent Directors, subject to ratification by shareholders of the 2009 Plan at the Meeting. Refer to "Director Stock Options" for additional information.

Annual retainer (60% DSUs; 40% cash)	$150,000
Additional Lead Director annual retainer (60% DSUs; 40% cash)	250,000
Committee members annual retainer	25,000
Additional Committee Chairman annual retainer
Audit	25,000
Corporate Governance and Compensation	25,000
Health and Safety and Environmental	10,000
Special Committees	25,000
Per meeting fee	2,000
Written resolutions	400
Additional services (per day)	4,000
Travel days (per day)	4,000

Stock options
2009: On appointment or election and following each five years of service	5,000 options
2010: On appointment or initial election and after re-election at each annual meeting	5,000 options

        Employee directors are not paid any retainers or fees, nor are they granted any stock options for serving as directors. In 2009, Mr. Stronach was paid $200,000 as Chairman of the Board; however, he does not receive any other retainers, fees or stock options in his capacity as Chairman. All retainers are paid quarterly in advance and all other fees are paid quarterly in arrears.

        The following table sets forth a summary of all compensation earned by our Independent Directors during the year ended December 31, 2009.

Notes:

(1)
These former Independent Directors served in such capacity for part of 2009. Messrs. Eberhardson, Wilkins and Wolfensohn served as Independent Directors until May 5, 2009, but did not stand for re-election at our annual meeting held on May 6, 2009. Mr. Mangold served as an Independent Director until his resignation effective March 9, 2009.

(2)
Consists of retainers and fees allocated to DSUs pursuant to the DSU Plan (as defined under "Deferred Share Units").

(3)
Consists of dividends on DSUs, credited in the form of DSUs.

DEFERRED SHARE UNITS

        We maintain a Non-Employee Director Share-Based Compensation Plan (the "DSU Plan") which governs the portion of the annual retainer payable to Independent Directors which is deferred in the form of DSUs. Pursuant to a Board resolution effective January 1, 2008, 60% of the annual retainer for all of the Independent Directors is automatically payable in the form of DSUs. Additionally, each Independent Director annually elects to defer up to 100% (in increments of 25%) of his or her total annual cash compensation from Magna (including Board and committee retainers, meeting attendance fees, work and travel day payments and written resolution fees).

        The amounts deferred in the DSU Plan are reflected in DSUs allocated under the DSU Plan. These DSUs are notional units, the value of which reflects, and increases or decreases in direct relation to, the market price of Magna Class A Subordinate Voting Shares. Dividend equivalents are credited on DSUs at the times and in the amounts of dividends that are declared and paid on our Class A Subordinate Voting Shares. All DSUs are fully vested on the date allocated to an Independent Director under the DSU Plan.

        Aggregate DSU balances as of December 31, 2009 were as follows:

NAME	AMOUNT OF FEES DEFERRED(1) ($)	DSUS (#)	RECORD DATE VALUE(2) ($)

Michael D. Harris	2,490,180	44,400	2,731,930
Lady Barbara Judge	452,530	8,814	542,330
Louis E. Lataif	235,790	4,876	300,020
Donald Resnick	361,060	6,565	403,940
Franz Vranitzky	334,290	6,235	383,640
Lawrence D. Worrall	311,740	5,920	364,260

Notes:

(1)
Determined by aggregating the value of all fees deferred in the form of DSUs.

(2)
Determined using the closing price of Magna Class A Subordinate Voting Shares on the NYSE on the Record Date ($61.53).

DIRECTOR STOCK OPTIONS

        To more closely align the interests of Independent Directors with our shareholders, pursuant to the 1987 Plan, each of the Independent Directors is entitled to receive a grant of options to purchase 5,000 Magna Class A Subordinate Voting Shares upon appointment or election to the Board. Each Independent Director is also entitled to receive an additional grant of options to purchase 5,000 Magna Class A Subordinate Voting Shares on the completion of each five year period of continuous service. Vesting under the 1987 Plan takes place as to 1,000 Magna Class A Subordinate Voting Shares on the date of the option grant and 1,000 Magna Class A Subordinate Voting Shares on each anniversary of the date of the option grant.

        Subject to ratification of the 2009 Plan at the Meeting, no further grants will be made under the 1987 Plan; however, under the 2009 Plan, Independent Directors will be entitled to receive a grant of 5,000 options on appointment or initial election to our Board and a further grant of 5,000 options following election or re-election at each annual meeting of our shareholders. Options granted under the 2009 Plan will vest on the first anniversary of the date of grant. Refer to "Business of the Meeting – Ratification of 2009 Stock Option Plan" for additional information with respect to the 2009 Plan.

OUTSTANDING OPTION-BASED AWARDS

        Outstanding option-based awards for each of our Independent Directors as of December 31, 2009 were as follows:

Notes:

(1)
Determined using the December 31, 2009 closing prices of Magna Class A Subordinate Voting Shares on the TSX (C$53.26) or NYSE ($50.58), as applicable.

(2)
Converted from Canadian dollars to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009 of C$1.00 = $0.9555.

INCENTIVE PLAN AWARDS – VALUE VESTED DURING THE YEAR

        The values of option-based and share-based awards which vested in the year ended December 31, 2009, are set forth below:

Notes:

(1)
Represents the difference between: (a) the closing market price of Magna Class A Subordinate Voting Shares on the applicable vesting date; and (b) the applicable option exercise price.

(2)
Represents the aggregate grant date value of retainers and fees allocated to DSUs.

SECURITIES MAINTENANCE REQUIREMENT

        Independent Directors are subject to a securities maintenance requirement with respect to Magna Class A Subordinate Voting Shares. The securities maintenance requirement for Independent Directors is $450,000, representing three times the current annual retainer. Compliance with the share maintenance requirement is determined by dividing: (a) $450,000, by (b) the average of daily closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the prior three calendar years, with the result obtained being the number of Magna Class A Subordinate Voting Shares and/or DSUs required to be held.

        New directors are entitled to a period of five years in which to accumulate Magna Class A Subordinate Voting Shares and/or DSUs with such a value. Additionally, all directors who have served since January 1, 2008, the effective date of the last increase in Board fees, are entitled to a period of five years from that date to increase their securities holdings from $300,000 (the prior securities maintenance requirement) to $450,000. Refer to "Nominees for Election to the Board" which discloses the number of Magna Class A Subordinate Voting Shares, Class B Shares, DSUs and stock options held by each Independent Director and the total value of all such securities as of the Record Date.

AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT

AUDIT COMMITTEE

        The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities to our shareholders with respect to:

  •
  the integrity of our financial statements and the financial reporting process;

  •
  compliance with legal and regulatory requirements;

  •
  the qualifications and independence of our independent Auditor;

  •
  the performance of our Internal Audit Department, as well as our independent Auditor; and

  •
  the preparation of the Audit Committee Report in this Circular and other Magna proxy circulars.

        The Audit Committee operates pursuant to a written charter, a copy of which is available on our website (www.magna.com) under "Corporate Governance". The Audit Committee Charter mandates a committee composed of between three and five directors, all of whom are independent under applicable laws, rules and regulations. The Audit Committee consists of three Independent Directors: Donald Resnick (Chairman),

Louis E. Lataif and Lawrence D. Worrall. Each member of the Audit Committee has been affirmatively determined by the Board to be "independent" under the NYSE Listing Standards, the SEC's rules under SOX, including Rule 10A-3, and National Instrument 52-110 ("NI 52-110") of the CSA. The Board also considers each Audit Committee member to be "financially literate" and each of the Chairman of the Committee and Mr. Worrall to be a "financial expert" within the meaning of the NYSE Listing Standards, the SEC rules under SOX and NI 52-110.

        The Audit Committee met six times in 2009 with Management, representatives of the independent Auditor and representatives of our Internal Audit Department, and met without Management present at all of those meetings. Among other things, the Audit Committee considered whether it would be appropriate to rotate the independent Auditor position for 2010 and is recommending to shareholders that Ernst & Young LLP be reappointed as the independent Auditor for 2010.

        Refer to "Appendix B – Statement of Corporate Governance Practices – Board Committees" for a further discussion of the Audit Committee, the Audit Committee Charter and the Audit Committee's activities in 2009.

AUDIT COMMITTEE REPORT

        In connection with Magna's Consolidated Financial Statements and Management's Discussion and Analysis of Results of Operations and Financial Position ("MD&A") for the fiscal year ended December 31, 2009, the Audit Committee has:

  •
  reviewed and discussed with senior Management and the independent Auditor the audited Consolidated Financial Statements and MD&A, together with the Annual Information Form in respect of 2009 and other forms and reports required to be filed with applicable Canadian securities commissions, the SEC and the applicable stock exchanges in respect of the fiscal year ended December 31, 2009;

  •
  discussed with the independent Auditor the matters required to be discussed by the Canadian Institute of Chartered Accountants Standard 5751 (Communications with Those Having Responsibility for the Financial Reporting Process) ("CICA Standard 5751") and the American Institute of Certified Public Accountants Statement on Auditing Standards No. 380 (The Auditor's Communication with Those Charged with Governance) as amended;

  •
  received and reviewed with the independent Auditor the written disclosures and related letter from the independent Auditor required by CICA Standard 5751 and Public Company Accounting Oversight Board (United States) ("PCAOB") – Rule 3526 (Communication with Audit Committees Concerning Independence) and discussed with the independent Auditor the independence of the independent Auditor as Magna's auditor; and

  •
  reviewed with the independent Auditor its Auditors' Report on the Consolidated Financial Statements as well as its Report on Internal Controls Under Standards of the PCAOB.

        Management is responsible for the preparation and presentation of Magna's consolidated financial statements, the financial reporting process and the development and maintenance of its systems of internal accounting and administrative cost controls. Ernst & Young LLP is responsible for performing an independent audit on and issuing its reports in respect of Magna's consolidated financial statements in accordance with Canadian generally accepted auditing standards and the standards of the PCAOB, and the effectiveness of Magna's internal control over financial reporting, in accordance with the standards of the PCAOB. The Audit Committee's responsibility is to monitor and oversee these processes in accordance with its Charter and applicable law.

        Based on these reviews and discussions, including review of the independent Auditors' Report on Financial Statements and Report on Internal Controls, the Audit Committee has recommended to the Board, and the Board has approved: the inclusion of the audited Consolidated Financial Statements in Magna's Annual Report; the MD&A; the Annual Information Form in respect of 2009; and the other forms and reports required to be filed with the applicable Canadian securities commissions, the SEC and the applicable stock exchanges in respect of the fiscal year ended December 31, 2009.

        This Audit Committee report is dated as of March 23, 2010 and is submitted by the Audit Committee of the Board:

Donald Resnick (Chairman)	Louis E. Lataif	Lawrence D. Worrall

 CORPORATE GOVERNANCE PRACTICES

        We have adopted certain structures, policies and procedures, in addition to the Corporate Constitution, to ensure that effective corporate governance practices are followed and the Board functions independently of Management. The Statement of Corporate Governance Practices contained in Appendix B describes our approach to corporate governance, with specific reference to the Corporate Constitution, which reflects our historical commitment to effective corporate governance since its adoption in 1984, as well as to the applicable regulatory requirements, including the NYSE Listing Standards and governance guidelines reflected in NP 58-201.

COMPENSATION DISCUSSION AND ANALYSIS

        We maintain a unique entrepreneurial corporate culture which seeks to encourage productivity, ingenuity and innovation and align the interests of employees, Management and shareholders. Our corporate culture is reflected in part in our Corporate Constitution, which forms part of our Amended and Restated Articles of Incorporation. The Corporate Constitution aims to balance the interests of employees, Management and shareholders, including by defining the rights of:

  •
  employees to participate in our profits and growth through employee equity sharing and profit participation;

  •
  Corporate Management to participate in our profits and growth through variable incentive compensation based on direct profit sharing; and

  •
  investors to participate in our profits and growth through dividends.

        We believe that these elements of our Corporate Constitution have been essential to our ability to attract, retain and motivate skilled, entrepreneurial employees at all levels, our long-term financial success and the creation of long-term shareholder value.

        The CGCC is responsible for reviewing and making recommendations to the Board with respect to direct, indirect and incentive compensation, benefits and perks for our Corporate Management. In the course of its work, the CGCC considers and applies the Corporate Constitution, together with other historical operating philosophies and policies which seek to align the interests of Management and shareholders and to create shareholder value, including:

  •
  direct profit participation (variable incentive bonuses);

  •
  mandatory stock ownership; and

  •
  the use of equity-based compensation.

        In reviewing and making recommendations to the Board with respect to executive compensation, the CGCC also considers Magna's financial and operating performance, shareholder return and various other factors discussed under "Determination of Amounts of Compensation". The Board retains final authority to accept (with or without modification) or reject any recommendations of the CGCC.

        The CGCC operates pursuant to a written charter, a copy of which is available on our website (www.magna.com) under "Corporate Governance". The CGCC's Charter mandates a committee composed of between three and five directors, none of whom are employees of Magna and a majority of whom are independent. The CGCC currently consists of three Independent Directors, none of whom is a sitting chief executive officer of another company. The CGCC has the authority to retain outside compensation, legal and/or other advisors (at our expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.

        In the discussion which follows, we use the term "Named Executive Officers" to refer to our Chairman, Co-Chief Executive Officers, Executive Vice-Chairman, Executive Vice-President and Chief Financial Officer and our Executive Vice-President and Chief Legal Officer. We use the term "Executive Management" to refer to our Named Executive Officers other than our Chairman.

        Our Chairman is not employed by us. Magna and certain of its subsidiaries are parties to consulting and business development agreements with our Chairman and certain associated entities. Refer to "Determination of Amounts of Compensation – Determination of Compensation of Our Founder" and "Management Contracts" for details relating to these agreements. Our Executive Vice-Chairman is not employed by us. Magna is party to a business services agreement with an entity associated with our Executive Vice-Chairman. Refer to "Management Contracts" for details relating to this arrangement.

CUSTOMARY EXECUTIVE COMPENSATION PROGRAM

        Our compensation program for members of Executive Management customarily consists of three core elements: a base salary, an annual variable incentive bonus, which was directly tied to our profits, and long-term incentives, as depicted in the following diagram:

        The elements of our customary executive compensation program have been structured to maximize the incentive to generate consistent profitability and long-term profit growth. Base salaries for Executive Management have historically been relatively nominal and thus have not provided a significant level of fixed income, while the variable incentive bonus has been entirely "at risk", resulting in the potential for significant fluctuation in compensation from year to year. Since we do not provide an executive retirement program, long-term incentives have served to provide a source of retirement equity; however, the value of such incentives has been directly linked to Executive Management's ability to create long-term shareholder value. Finally, Executive Management has received a benefits package which is substantially the same as that of other employees in the same jurisdiction, in order to ensure that Executive Management's compensation is attained primarily through direct profit participation. As a result, through our customary executive compensation program, we have sought to motivate Executive Management to emphasize: (a) consistent profitability to ensure stable levels of annual compensation; and (b) long-term growth in profitability to achieve long-term compensation growth and growth in retirement equity.

        Details of each of the core elements of our customary executive compensation program are as follows:

Base Salaries:	We have historically paid relatively nominal base salaries which are at levels significantly below those for comparable positions within our comparator group. Base salaries have not historically been increased on an annual basis.

NAME	BASE SALARY(1) ($)

Frank Stronach, Chairman	200,000	(2)
Donald J. Walker, Co-Chief Executive Officer	110,500
Siegfried Wolf, Co-Chief Executive Officer	100,000
Belinda Stronach, Executive Vice-Chairman	110,500	(3)
Vincent J. Galifi, Executive Vice-President and Chief Financial Officer	110,500
Jeffrey O. Palmer, Executive Vice-President and Chief Legal Officer	110,500

Notes:

(1)
As reflected in the column "Salary" in the Summary Compensation Table below.

(2)
Mr. Stronach is not employed by us. The amount shown represents compensation for service as Chairman of the Board. Mr. Stronach and certain associated entities are parties to the consulting and business development agreements described under "Determination of Amounts of Compensation – Determination of Compensation of Our Founder" and "Management Contracts".

(3)
Ms. Stronach is not employed by us. The amount shown represents a portion of the base fee payable to Belinda Stronach Inc. ("BSI") under the consulting agreement described under "Management Contracts".

The $10,500 difference in base salary for the Co-Chief Executive Officers reflects incremental salary to Mr. Walker which is in lieu of a car allowance or access to a company vehicle. Mr. Wolf is entitled to the use of a company vehicle, as discussed below under "Benefits and Perks".
Annual Variable Incentive Bonus:
Annual variable incentive bonuses are calculated on the basis of specified percentages of our Pre-Tax Profits Before Profit Sharing (as defined in our Corporate Constitution). The Corporate Constitution limits aggregate profit participation paid and payable to Corporate Management in respect of any fiscal year to a maximum of 6% of Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) for such year.
Under the Corporate Constitution, "Corporate Management" consists of our:
• Co-Chief Executive Officers;
• chief operating officer;
• chief marketing officer; and
• chief administrative officer;
together with any other individual designated by Corporate Management to be a member of Corporate Management.

Although annual fees paid to Mr. Stronach and certain associated entities are not technically part of the incentive compensation available to Corporate Management under the Corporate Constitution, such fees have historically approximated and, since 2005, have been limited to 3% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution). Furthermore, the annual fees paid to Mr. Stronach and certain associated entities, when combined with the incentive compensation paid to Corporate Management based on our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution), have not exceeded 6% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution). Refer to "Determination of Amounts of Compensation – Determination of Compensation of Our Founder" for additional information.
"Pre-Tax Profits Before Profit Sharing" is calculated by taking our Net Income or Net Loss as set forth in our audited consolidated income statement and adjusting it to:
• deduct extraordinary gains or gains arising from the disposal of existing businesses or fixed assets; and
• add back the provisions for income taxes and minority interests or to deduct the recoveries for income taxes and minority interests;
in each case, as set forth in our audited consolidated income statement, and further adjusting to:
• add back the 10% of Employee Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) in respect of:
• our Employee Equity Participation and Profit Sharing Plan for participating/non-participating employees in accordance with their respective entitlements under such plan; and
• our obligations under our Employee Pension Plan.

Asset impairments and restructuring charges have the effect of reducing Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) and thus the compensation paid to the Named Executive Officers. Consistent with our pay for performance philosophy, this linkage is generally viewed by the CGCC as desirable.

Profit participation by Named Executive Officers normally starts from the first dollar of Pre-Tax Profit Before Profit Sharing (as defined in our Corporate Constitution) to maximize the Named Executive Officers' incentive to generate profits for the long-term benefit of shareholders. Recognition of individual performance is achieved in part through differentiation of profit participation allocations, as well as through long-term incentives; however, our customary executive compensation program is weighted towards recognition of the performance of the Named Executive Officers as a team.
Profit participation allocations for our Named Executive Officers remain as follows, although these were not applicable in 2009, a year in which we did not generate profits:

NAME	PROFIT PARTICIPATION (%)

Frank Stronach	3.00	(1)
Donald J. Walker	0.75
Siegfried Wolf	0.75
Belinda Stronach	0.50	(2)
Vincent J. Galifi	0.30
Jeffrey O. Palmer	0.225

Notes:

(1)
This represents the percentage of our Pre-Tax Profits Before Profit-Sharing paid in the form of fees to Mr. Stronach, Stronach & Co. ("SCo") and Stronach Consulting Corp. ("SCC"), as discussed under "Determination of Amounts of Compensation – Determination of Compensation of Our Founder", "Summary Compensation Table" and "Management Contracts".

(2)
This represents the percentage of our Pre-Tax Profits Before Profit-Sharing paid in the form of variable fees to BSI, as discussed under "Summary Compensation Table" and "Management Contracts".

Under our customary executive compensation program, the annual variable incentive bonus is customarily paid to Executive Management as follows:
• 2/3 of the entitlement is paid in cash in, or in respect of, the year earned; and
• 1/3 of the entitlement is deferred compensation which is paid in the form of restricted stock units ("Incentive RSUs").

Incentive RSUs are fully vested when credited to an executive's Incentive RSU account and are automatically redeemed as of December 15 of the second year following the year in which the Incentive RSUs were credited. For example, Incentive RSUs credited in 2007 were redeemed as of December 15, 2009. To the extent that our share price increases or decreases between the date of credit and the redemption date, the holder will realize either an increase or decrease (respectively) in the value of Incentive RSUs. The deferral of payment of Incentive RSUs serves to align management and shareholder interests over the medium term by linking executive compensation and shareholder returns.

The following Incentive RSUs credited to members of Executive Management in 2007 were redeemed as of December 15, 2009:

NAME	INCENTIVE RSUS (#)	2007 GRANT DATE VALUE(1) ($)	REDEMPTION VALUE(2) ($)	CHANGE IN VALUE

Donald J. Walker	32,635	2,813,200	1,617,650
Siegfried Wolf	32,635	2,813,200	1,617,650
Belinda Stronach	16,181	1,408,100	802,060	-43%
Vincent J. Galifi	13,507	1,160,400	669,510
Jeffrey O. Palmer	8,431	738,560	417,910

Notes:

(1)
As reflected in the column "Share-based awards" in the Summary Compensation Table below.

(2)
Based on a redemption value of $49.5678 per Incentive RSU, such amount being the weighted average of the closing prices of our Class A Subordinate Voting Shares on the NYSE over the 20 trading days ending on December 15, 2009.

Dividend equivalents on Incentive RSUs, if any, are paid quarterly in cash.

In the event of a restatement of our financial statements (other than by reason of a retroactive change in accounting policies) which reduces Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution), the applicable portion of the annual variable bonus must be refunded by the Named Executive Officers based on a recalculation of Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution).
Long-Term Incentives:
We maintain long-term retention (restricted share) arrangements with most members of our Executive Management, under which restricted shares have been sold or awarded to the applicable executives. The goals of the restricted share arrangements are to:
• provide a tool for long-term retention;
• provide retirement equity for Executive Management;
• facilitate significant share ownership and equity exposure; and
• enhance Executive Management's incentive to create long-term shareholder value.

The restricted share arrangements involve a purchase by us of our Class A Subordinate Voting Shares on the open market. In most cases, these shares are then awarded to an executive at no purchase cost to the executive, but subject to various restrictions applicable during qualifying and release periods. In some cases, restricted share arrangements have involved the payment of a bonus to the executive, which was used to purchase the restricted shares from us at the discounted value. In either case, the restricted shares vest immediately on award.

The value of the restricted shares to the executive is based on a discounted value which reflects the nature of the restrictions and the lengths of the qualifying and release periods. The applicable discount is based on a valuation performed by an independent, arm's length valuator. PricewaterhouseCoopers LLP has performed the valuations in respect of each award or sale of restricted shares to date. The discounted value of the restricted shares is included in the applicable executive's income for income tax purposes in the case of restricted shares which were awarded to (not purchased by) an executive. We do not provide an income tax gross-up in respect of the restricted shares.

Our restricted share arrangements generally involve a three to five year qualifying period, followed by a ten year release period during which the restricted shares are released in approximately equal numbers. Qualification and release of the restricted shares is subject to satisfaction of specified terms and conditions, which typically include:

• continued employment with Magna through the qualifying period;
• at any time while employed by Magna, capital expenditures of Magna not exceeding a specified amount without prior Board approval;
• compliance with non-competition, non-solicitation and confidentiality restrictions; and
• devotion of full time and attention to Magna's business while employed by Magna.
Aggregate restricted shares awarded to or purchased by members of Executive Management, including the number which were unreleased as of December 31, 2009, were as follows:

NAME	TOTAL RESTRICTED SHARES GRANTED (#)	UNRELEASED RESTRICTED SHARES (#)

Donald J. Walker	146,037	131,433
Siegfried Wolf	345,454	268,361
Vincent J. Galifi	70,212	54,685
Jeffrey O. Palmer	35,000	35,000

We also maintain an incentive stock option program, pursuant to which stock options are granted from time to time, typically with an option term of seven to ten years and a vesting period of three to seven years. Our stock options serve as a retention tool over the vesting period, as well as a method of further aligning management interests with those of shareholders.

Stock options are granted on the recommendation of the CGCC to the Board and on approval by the Board. In order to align the interests of Executive Management with the interests of shareholders, a specified portion of the net after-tax gain derived from any option exercise by a member of Executive Management must be taken into account as part of his or her share maintenance requirement.
All stock options granted prior to December 31, 2009 are governed by the terms of our 1987 Plan, which is discussed in further detail under "Incentive Plan Awards".
Benefits and Perks:
We maintain a standard benefit program, the terms of which vary by jurisdiction. Benefits payable to members of Executive Management are generally the same as those applicable to other employees in the same jurisdiction.

Aside from our standard benefits, we reimburse the life insurance premiums on insurance policies for three members of Executive Management. Each of our Co-Chief Executive Officers and our Executive Vice-President and Chief Financial Officer maintains a life insurance policy which entitles us to be paid the accumulated cash value and the applicable Named Executive Officer's specified beneficiaries to be paid the death benefit. The amounts reimbursed by us in respect of 2009 include an income tax gross-up and were as follows:

NAME	AMOUNT(1)(2) ($)

Donald J. Walker	295,460
Siegfried Wolf	369,070
Vincent J. Galifi	106,720

Notes:

(1)
Converted from Canadian dollars to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009 of C$1.00 = $0.9555.

(2)
As reflected in the column "All other compensation" in the Summary Compensation Table below.

Messrs. Stronach and Wolf are each entitled to usage of a company-owned vehicle. In lieu of a car allowance or usage of a company-owned vehicle, Mr. Walker's base salary has been set $10,500 higher than Mr. Wolf's.
Named Executive Officers are also allowed some personal use of corporate assets, including aircraft and certain facilities, pursuant to the terms and conditions of policies established by the CGCC.
Share Maintenance:
Each member of Executive Management is subject to a share maintenance requirement calculated as: (a) 1/3 of cash compensation in excess of $110,500 for each of the last 3 fiscal years less income tax at a deemed rate of 50%; divided by (b) the average daily closing price on the NYSE of Magna shares over the last 3 fiscal years.

As disclosed under "Determination of Amounts of Compensation – 2008/2009 Adjustments to Executive Compensation Program" and "2010 Adjustments to Executive Compensation Program", the net after-tax gain arising on exercise of stock options will be taken into account in each Named Executive Officer's share maintenance requirement.
Severance:
We provide limited severance to Executive Management. Our employment contracts with them allow us to terminate their employment by providing 12 months prior written notice or paying a retiring allowance equal to the average of their annual base salary and variable incentive bonus and total compensation adjustment, if any, for the three full fiscal years ending immediately prior to the date of termination. We do not maintain an executive severance program which allows for severance above and beyond that contained in our executive employment contracts. Refer to "Termination and Change of Control Benefits" for additional information.

        Our customary executive compensation program does not currently include any of the following elements:

Pension Plan:	While we maintain pension plans in certain jurisdictions for some of our employees, the Named Executive Officers are not entitled to participate in any such pension plan. Similarly, the Named Executive Officers are not entitled to participate in the Employee Equity Participation and Profit Sharing Plans which we maintain for some of our employees and which are funded through the allocation of 10% of qualifying Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution). Named Executive Officers are also not entitled to participate in any group RRSP or 401(k) plan sponsored by us.
SERP:	We do not maintain any supplemental executive retirement plans.
Change of Control Protection:	We do not maintain change of control protection for our Executive Management.

OBJECTIVES OF OUR CUSTOMARY EXECUTIVE COMPENSATION PROGRAM

        We have sought to achieve the following goals through our customary executive compensation program:

  •
  attract and retain a highly skilled, entrepreneurial, global executive team;

  •
  appropriately recognize and reward collective and individual contribution to our success by Executive Management;

  •
  motivate Executive Management to deliver consistent growth in profitability to create long-term shareholder value;

  •
  directly link executive compensation to corporate performance, as measured by corporate profitability;

  •
  minimize fixed compensation costs and maximize the extent to which financial rewards are obtained through profit participation and long-term incentive compensation;

  •
  align the interests of our executive team with the interests of our shareholders through significant equity exposure in the form of shares, restricted shares, restricted stock units ("RSUs") and stock options; and

  •
  ensure that we deliver a package of total compensation which is competitive when compared to an appropriate comparator group of companies with global businesses.

        At times, the CGCC may give priority to one or more of the above objectives over others. In these circumstances, the CGCC will generally give priority to the objective of attracting, retaining and motivating skilled executives, typically by ensuring that total compensation is competitive when compared to companies in our comparator group. The CGCC believes that this approach is most likely to create long-term value for shareholders and that the failure to retain a highly skilled executive team could harm our ability to create long-term shareholder value, particularly if a key member of Executive Management joins a competitor after expiration of applicable non-competition restrictions.

RECENT TEMPORARY ADJUSTMENTS TO OUR CUSTOMARY EXECUTIVE COMPENSATION PROGRAM

        Beginning in the second half of 2008, the global economy as a whole and the automotive industry in particular, witnessed an extraordinary decline resulting from a number of factors, including:

  •
  the seizure of global credit markets, which made consumer credit scarce, particularly for financing vehicle purchases;

  •
  a significant decline in global real estate and equity values, resulting in the erosion of personal net worth and the collapse of consumer confidence;

  •
  the decline of vehicle sales and production to historically low levels in North America, resulting in a material deterioration in our sales and profitability;

  •
  the bankruptcy in 2009 of our largest and fourth-largest customers (based on 2008 revenues); and

  •
  the bankruptcy or other restructuring of numerous automotive suppliers.

        In the context of the economic and industry turmoil which began in the second half of 2008, the CGCC recommended, and the Independent Directors unanimously approved, certain temporary adjustments to our customary executive compensation program in order to ensure that the Corporation continued to achieve the fundamental underlying objective of retaining and motivating management. The temporary adjustments approved to our customary executive compensation program in respect of 2008 consisted of:

  •
  the implementation of an adjustment to total compensation for 2008 (the "2008 Total Compensation Adjustment"), which was paid in addition to base salaries and variable incentive bonuses; and

  •
  the payment in cash of the portion of the 2008 annual variable incentive bonus which would ordinarily have been paid in Incentive RSUs.

        As a result, for 2008, our executive compensation program was temporarily adjusted for members of Executive Management as follows:

        Additionally, with respect to 2009 executive compensation, the CGCC recommended and the Independent Directors unanimously approved:

  •
  the implementation of an adjustment to total compensation for 2009 (the "2009 Total Compensation Adjustment"), which was paid in addition to base salaries but which eliminated the variable incentive bonus; and

  •
  a grant of stock options to the Named Executive Officers and certain other senior members of management to more fully align their interests with those of our Class A Subordinate Voting shareholders.

        As a result, for 2009, our executive compensation program was temporarily adjusted for members of Executive Management as follows:

        The temporary adjustments to our customary executive compensation program in respect of 2008 and 2009 are discussed in detail under "Determination of Amounts of Compensation – 2008/2009 Adjustments to Executive Compensation Program".

        At the time the adjustments to 2008/2009 compensation were implemented, our CGCC and Board expected to return in 2010 to an executive compensation program that is substantially consistent with our customary executive compensation program; however, the exact timing of such a return could not be determined due to the substantial uncertainty over economic and industry conditions. Due to the continued adverse impact of the economic and industry factors which began in the second half of 2008, our CGCC recommended, and the Independent Directors unanimously approved, certain temporary adjustments to our customary executive compensation program in 2010 in order to ensure that we continue to achieve the primary underlying objective of attracting, retaining and motivating management. These temporary adjustments consist of:

  •
  the implementation of a compensation adjustment for 2010 (the "2010 Compensation Adjustment"), which was reduced by 50% as compared to 2009 since variable incentive bonuses are expected to be payable based on Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution); and

  •
  a conditional grant of stock options to the Named Executive Officers and certain other senior members of management to more fully align their interests with those of our Class A Subordinate Voting shareholders.

        In addition to these temporary adjustments, the CGCC recommended, and the Independent Directors unanimously approved, a $200,000 increase in base salaries. As a result, our modified executive compensation program for members of Executive Management is as follows for 2010:

        These adjustments are discussed in detail under "Determination of Amounts of Compensation – 2010 Adjustments to Executive Compensation Program".

OBJECTIVES OF ADJUSTMENTS TO OUR CUSTOMARY EXECUTIVE COMPENSATION PROGRAM

        In the context of its review of 2008, 2009 and 2010 executive compensation, the CGCC recognized that the high degree of variability inherent in our general approach may require it to consider discretionary adjustments or other actions to ensure that the underlying objectives of our compensation program continue to be met. Given the severity of the global economic downturn which commenced in the second half of 2008, its impact on the automotive industry and our profitability, as well as the fact that these factors were beyond the control of our Executive Management team, the CGCC believed it was necessary to prioritize retention and motivation over other objectives. At the same time, the CGCC and the Board are mindful of the need to return as soon as practical to our customary executive compensation program and, accordingly, the adjustments approved in respect of 2008, 2009 and 2010 are intended to be temporary, with the exception of the increase in base salaries.

DETERMINATION OF AMOUNTS OF COMPENSATION

DETERMINATION OF COMPENSATION OF EXECUTIVE MANAGEMENT

        The CGCC reviews the compensation of Executive Management on an annual basis to ensure that our executive compensation practices remain consistent with the underlying objectives of our compensation program. In the course of this annual review, the CGCC reviews and considers a variety of factors, including:

  •
  operational and compensation philosophies developed since our founding, such as the emphasis on entrepreneurialism, decentralization and profit sharing;

  •
  the Corporate Constitution;

  •
  the alignment of management, employee and shareholder interests to create long-term shareholder value;

  •
  corporate performance;

  •
  compensation and performance-related benchmarking data;

  •
  the recommendations of our Co-Chief Executive Officers with respect to other members of Executive Management;

  •
  the advice and recommendations of the CGCC's independent compensation consultants; and

  •
  the advice and recommendations of the CGCC's independent legal counsel.

        The CGCC does not rely solely on any one of the above factors in determining the appropriateness of compensation levels, compensation mix or any proposed changes to executive compensation. In particular, while the CGCC obtains, reviews and considers compensation and performance-related benchmarking data from its independent compensation consultants, such data is only one element considered in the CGCC's determination of compensation.

        Since the amount of the annual variable incentive bonus is a specified percentage of Pre-Tax Profits Before Profit-Sharing (as defined in the Corporate Constitution) and long-term incentives are not awarded or granted pursuant to annual award or grant programs, the key elements to be decided by the CGCC from time to time under our executive compensation program relate to:

  •
  the appropriateness of existing base salary levels;

  •
  the initial establishment of, or subsequent changes to, the respective profit participation allocations of each member of Executive Management;

  •
  the determination of the amounts, if any, to be paid in the form of long-term incentives from time to time; and

  •
  in exceptional circumstances such as those which began in the second half of 2008 and continue in 2010, the exercise of discretion to ensure that the underlying objectives of our executive compensation program continue to be met.

        Profit participation allocations of individual members of Executive Management represent objective compensation measures; however, differences in profit participation allocations between members of Executive Management are intended to reflect the following subjective factors:

  •
  their respective contributions to our historic and continued operating and financial success;

  •
  their ability to affect our strategic, operational and financial results; and

  •
  the levels of compensation needed to attract, retain and motivate skilled executives in comparable positions.

        Once established, profit participation allocations are not adjusted on an annual basis.

        Following the CGCC's annual review of and recommendations with respect to executive compensation for members of Executive Management, the Independent Directors consider and, if deemed to be in the best interest of Magna, approve the terms of such compensation.

2008/2009 ADJUSTMENTS TO EXECUTIVE COMPENSATION PROGRAM

        In the context of the economic and industry factors discussed under "Recent Temporary Adjustments to Our Customary Executive Compensation Program", the CGCC met six times between November 2008 and late February 2009 to consider the impact of the global downturn on our customary executive compensation program and its underlying objectives. At the outset of its review, the CGCC engaged in dialogue with our Co-Chief Executive Officers, who advised the CGCC that they were making compensation adjustments to the compensation of profit participators at other levels of the company, in order to ensure retention and motivation of critical managers. In the course of its review, the CGCC also:

  •
  engaged in discussions with other independent directors of the company, both during group discussions during the in camera sessions of Board meetings, as well as through one-on-one discussions;

  •
  considered the views of the Chairman of the Board, particularly with respect to the performance of Executive Management; and

  •
  retained and engaged in extensive discussions with its independent advisors – Towers Perrin Inc. ("Towers Perrin"), the CGCC's compensation consultants, and Fasken Martineau, the CGCC's legal advisors.

        During its review, the CGCC reviewed and considered reports from Towers Perrin which provided detailed information concerning, among other things, compensation trends in light of current economic conditions and both historical and estimated compensation arrangements with respect to senior executives of various comparator group companies determined to be appropriate by the CGCC. The CGCC also sought the advice of its legal advisors as to various elements of some of the compensation proposals and alternatives considered, as well as the duties of the CGCC members in evaluating these proposals and alternatives. Finally, the CGCC reviewed an extensive range of publications from other compensation consultants, law firms, corporate governance advisors and others relating to executive compensation trends, the impact of current economic conditions on executive compensation, various compensation plan structuring considerations and related matters.

        In conducting its review, the CGCC considered a broad range of alternatives, ranging from making no adjustments to making temporary adjustments in recognition of the impact of current economic circumstances, to fundamentally altering our compensation system going forward. After lengthy deliberations, the CGCC determined that our compensation philosophy is fundamentally sound, has been a significant contributor to our historical success and is expected to contribute to our growth once economic conditions improve. Accordingly, the CGCC made the threshold decision that any adjustments to executive compensation should be made on a temporary basis for 2008 and 2009, rather than as fundamental changes to our compensation structure. In arriving at this decision, the CGCC recognized that the severe economic downturn that had started in the late summer of 2008 was not a mere cyclical downturn. The CGCC was also guided by the approach employed by Executive Management in respect of profit participators at other levels in the company.

  Committee Recommendations

        On February 23, 2009, following its extensive review and deliberations, the CGCC unanimously recommended to the Board, and the Independent Directors subsequently unanimously approved:

  •
  the 2008 Total Compensation Adjustment and the 2009 Total Compensation Adjustment, as follows:

NAME(1)	2008 TOTAL COMPENSATION ADJUSTMENT(2) ($)	2009 TOTAL COMPENSATION ADJUSTMENT(2) ($)

Donald J. Walker	2,800,000	4,200,000
Siegfried Wolf	2,800,000	4,200,000
Belinda Stronach	1,850,000	2,550,000(3)
Vincent J. Galifi	1,350,000	1,750,000
Jeffrey O. Palmer	800,000	1,350,000

      Notes:

    (1)
    No adjustment was made to the fees payable to Mr. Stronach, SCo or SCC pursuant to the consulting and business development agreements described under "Determination of Amounts of Compensation – Determination of Compensation of Our Founder" and "Management Contracts".

    (2)
    As reflected in the column "All other compensation" in the Summary Compensation Table.

    (3)
    Effective January 1, 2009, Ms. Stronach commenced providing business services to us pursuant to the business services agreement described under "Management Contracts". The amount shown represents a portion of the base fee payable thereunder.

  •
  a grant of options in 2009 to the Named Executive Officers as follows:

NAME	NO. OF OPTIONS	GRANT DATE VALUE(1)(2) ($)

Frank Stronach	275,000	1,589,500
Donald J. Walker	150,000	867,000
Siegfried Wolf	150,000	867,000
Belinda Stronach	100,000	578,000
Vincent J. Galifi	100,000	578,000
Jeffrey O. Palmer	100,000	578,000

      Notes:

    (1)
    Grant date fair value has been determined using the Black-Scholes option pricing method. The resulting value of C$7.20 has been converted from Canadian dollars to $5.78 based on the Bank of Canada noon spot rate on February 26, 2009, the date of grant, of C$1.00 = $0.8028.

    (2)
    As reflected in the column "Option-based awards" in the Summary Compensation Table.

        The foregoing stock options were granted effective February 26, 2009, based on the closing price of our Class A Subordinate Voting Shares of C$33.09 on the TSX on such date. One-third of the options granted to each of the Named Executive Officers vests on each of the first three anniversaries of the grant date. On exercise of the options and sale of the underlying shares, the net after-tax gain arising from such sale of underlying shares will be taken into account in applicable share maintenance requirements. In the event the Named Executive Officer ceases to be employed by Magna or any of its affiliates, he or she will be required to maintain Magna Class A Subordinate Voting Shares, restricted shares or Incentive RSUs equal to the net after-tax gain arising from such sale of underlying shares for one year following exercise.

        The CGCC had also previously determined to pay the entire amount of the 2008 profit-sharing bonus in cash, provided that each member of Executive Management met his or her share maintenance requirement.

Accordingly, the RSU account of each member of Executive Management was amended to cancel all 2008 Incentive RSUs and reverse all dividend equivalents thereon in respect of the 2008 fiscal year.

  Factors Considered by the CGCC in Making its Recommendation

        In the course of its review and deliberations, the CGCC considered a number of factors. As global economic conditions continued to worsen during the period of the CGCC's review, no clear consensus emerged as to an appropriate approach to compensation in the current unprecedented economic circumstances. The CGCC arrived at its decision and recommendation based on what it believed to be in the long-term best interests of Magna. The CGCC considered a number of factors and information, including:

  •
  our compensation principles and the objective of ensuring the continued competitiveness of total compensation for senior Management;

  •
  our Corporate Constitution and historical compensation practices;

  •
  the precipitous and unprecedented decline in external economic conditions and in the automotive industry and its significant adverse effect on our profitability in the second half of 2008;

  •
  management's financial projections for 2009, based on which Executive Management would have received substantially less than members of executive management in similar positions at companies of comparable size and scope, even considering economic and industry conditions;

  •
  the strength of the Executive Management team and the desire to ensure that the team remained focused on taking proper steps to position us for growth as economic conditions improved;

  •
  the historical success of our compensation philosophies and the desire to make only a temporary adjustment in the face of an unprecedented economic crisis rather than alter what the CGCC believed was a fundamental component of our success over the years;

  •
  the historic compensation of our senior executives as compared to appropriate comparator groups;

  •
  our strong performance, compared to our automotive peers, based on a variety of financial metrics (including operating results, balance sheet and cash flow) over recent fiscal periods;

  •
  our liquidity and nominal debt levels compared to some of our peers which were reported to have been in breach of their debt covenants or at imminent risk of bankruptcy;

  •
  the relative positioning of the 2009 Total Compensation Adjustment, which was targeted at approximately the 75th percentile of estimated compensation for 2009 for the top five officers of appropriate comparator groups;

  •
  the fact that the 2009 Total Compensation Adjustment eliminated any profit sharing for Executive Management for 2009;

  •
  the 2008 Total Compensation Adjustment and the 2009 Total Compensation Adjustment represented, in the CGCC's view, fair compensation for Executive Management considering their respective positions and responsibilities within Magna, their historic contributions to our success and their anticipated contributions to our future success;

  •
  the Chairman would not receive any adjustment to compensation for 2008 or 2009, although he would receive a grant of 275,000 options for 2009 as part of the 2009 option grants;

  •
  with the exception of the 2009 option grants, the consistency between the total compensation adjustments and the measures taken at levels below the Executive Management team to adjust compensation to account for the economic downturn;

  •
  the accounting treatment of the 2009 option grants in our financial statements;

  •
  our historical practice of adjusting compensation in other circumstances where profitability is not a fair measure of the contributions of a manager, such as where a manager is properly executing a plan to turn around an underperforming business unit;

  •
  the manner in which compensation is paid to Executive Management throughout the calendar year and the resulting impact on cash flow in the event of significant fluctuations in profitability during the course of that same calendar year;

  •
  materials prepared by Towers Perrin concerning, among other things, compensation trends in light of current economic conditions and both historical and estimated compensation arrangements with respect to senior executives of various comparator group companies determined to be appropriate by the CGCC;

  •
  the advice of the CGCC's legal advisors as to the duties of the CGCC members in evaluating the proposed adjustments to compensation for 2008 and 2009;

  •
  the experience of the CGCC members both in the automotive industry and with other companies facing similar circumstances;

  •
  materials published by various public commentators concerning executive compensation practices in the current economic environment; and

  •
  general information concerning the automotive industry, market data, general economic data and trends.

        In determining to recommend the 2008 Total Compensation Adjustment, 2009 Total Compensation Adjustment and 2009 option grants to the Board, the CGCC also considered the significant continuing volatility in global equity markets, significant existing equity exposure of members of Executive Management and the substantial deterioration in such Magna equity values, as well as the significant year-over-year percentage declines in total cash compensation for members of Executive Management.

        In light of all these factors, the CGCC concluded that the executive compensation program goals of retention and motivation necessitated that the total compensation adjustments be paid in the form of cash compensation. In determining to recommend the 2009 option grants to the Named Executive Officers, the CGCC concluded that these option grants would assist in further aligning the long-term interests of the Named Executive Officers with those of shareholders.

        Based on the CGCC's extensive review of executive compensation for Executive Management for 2008/2009 and its unanimous recommendation to the Board, the Independent Directors considered and unanimously approved the total compensation adjustments and option grants as being fair and in the long-term best interests of Magna.

2010 ADJUSTMENTS TO EXECUTIVE COMPENSATION PROGRAM

        The CGCC met five times between November 2009 and late February 2010 to review executive compensation in light of the continuing market uncertainty following the unprecedented global economic downturn, including in the automotive industry, which began in the second half of 2008. The review commenced following a request from our Co-Chief Executive Officers in November 2009, who requested that the CGCC consider the impact on executive compensation of continuing industry challenges which had led to historically low production levels and hence low sales and profitability in Magna's traditional markets. The Co-Chief Executive Officers advised the CGCC that they continued to make compensation adjustments to the compensation of profit participators at other levels of the company, in order to ensure retention and motivation of critical managers.

        In the course of its review, the CGCC:

  •
  engaged in discussions with other Independent Directors of the company, both during group discussions during the in camera sessions of Board meetings, as well as through one-on-one discussions;

  •
  considered the views of the Chairman of the Board, including with respect to the performance of Executive Management; and

  •
  retained and engaged in discussions with its independent advisors – Hay Group Canada Limited ("Hay Group"), the CGCC's compensation consultants, and Fasken Martineau, the CGCC's legal advisors.

        In connection with its review, the CGCC obtained reports from Hay Group which provided detailed information concerning, among other things, historical compensation arrangements with respect to senior executives of the 2010 comparator group discussed under "Compensation Benchmarking – 2010 Comparator Group". The CGCC also sought the advice of its legal advisors as to various elements of some of the compensation proposals and alternatives considered, as well as the duties of the CGCC members in evaluating these proposals and alternatives.

        In conducting its review, the CGCC considered compensation alternatives, including whether it would be appropriate to return to our customary executive compensation program as it existed prior to the adjustments made for 2008 and 2009. In keeping with its findings, the CGCC determined that our compensation philosophy continues to be fundamentally sound, has been a significant contributor to our historical success and is expected to contribute to our growth as economic conditions improve. The CGCC also considered that, due to the unprecedented economic downturn that began in the second half of 2008, the economic outlook for 2010 and economic recovery both within the automotive industry and the global economy remain uncertain. Accordingly, the CGCC made the threshold decision that, while it was appropriate to return to profit-sharing as a significant component of overall compensation in 2010, the continuing low levels of vehicle sales caused by the economic turmoil of 2008 and 2009 made it appropriate to continue with a reduced compensation adjustment for 2010 based on the reasoning underlying the 2008 and 2009 adjustments. Further, the CGCC expressed its belief that, based on information available to it at the time it made its decision, it would be appropriate to return to our customary executive compensation program in 2011, with the exception of an increase in base salaries which was intended to be a continuing change to such program. In arriving at its decision, the CGCC recognized that the severe economic downturn that had started in the second half of 2008 was not a mere cyclical downturn and its effects continued to be felt in 2010. The CGCC was also guided by the approach employed by Executive Management in respect of profit participators at other levels of the company.

  Committee Recommendations

        On February 24, 2010, following its review and deliberations, the CGCC unanimously recommended to the Board, and the Independent Directors subsequently unanimously approved:

  •
  the reintroduction of variable incentive bonuses for 2010, based on profit participation allocations as they existed in 2008, with the full amount payable in cash;

  •
  revised base salaries, as follows:

NAME(1)	REVISED BASE SALARIES ($)

Donald J. Walker	310,500
Siegfried Wolf	300,000
Belinda Stronach	310,500(2)
Vincent J. Galifi	310,500
Jeffrey O. Palmer	310,500

      Notes:

    (1)
    No adjustment was made to the compensation payable to Mr. Stronach in his capacity as Chairman.

    (2)
    The amount shown, together with the 2010 Compensation Adjustment for Ms. Stronach, represents the base fee payable to Ms. Stronach under the business services agreement described under "Management Contracts".

  •
  a 2010 Compensation Adjustment, as follows:

NAME(1)	2010 COMPENSATION ADJUSTMENT ($)

Donald J. Walker	2,100,000
Siegfried Wolf	2,100,000
Belinda Stronach	1,275,000(2)
Vincent J. Galifi	875,000
Jeffrey O. Palmer	675,000

      Notes:

    (1)
    No adjustment was made to the fees payable to Mr. Stronach, SCo or SCC pursuant to the consulting and business development agreements described under "Determination of Amounts of Compensation – Determination of Compensation of Our Founder" and "Management Contracts".

    (2)
    The amount shown, together with the $310,500 fixed portion of the fee, represents the base fee payable to Ms. Stronach under the business services agreement described under "Management Contracts".

  •
  a conditional grant of options in 2010 to the Named Executive Officers as follows:

NAME	NO. OF OPTIONS

Frank Stronach	1,075,000
Donald J. Walker	250,000
Siegfried Wolf	250,000
Belinda Stronach	200,000
Vincent J. Galifi	200,000
Jeffrey O. Palmer	150,000

        The foregoing stock options were conditionally granted effective February 26, 2010, based on a closing price of C$60.00 for our Class A Subordinate Voting Shares on the TSX on such date. The foregoing grant remains conditional on ratification by our shareholders of the 2009 Plan at the Meeting. One-third of the options conditionally granted to each of the Named Executive Officers vests on each of the first three anniversaries of the grant date. On exercise of the options and sale of the underlying shares, the net after-tax gain arising from such sale of underlying shares will be taken into account in applicable share maintenance requirements. In the event the Named Executive Officer ceases to be employed by Magna or any of its affiliates, he or she will be required to maintain Magna Class A Subordinate Voting Shares, restricted shares or Incentive RSUs equal to the net after-tax gain arising from such sale of underlying shares for one year following exercise.

  Factors Considered by the CGCC in Making its Recommendation

        In the course of its review and deliberations, the CGCC considered a number of factors, including many of the factors considered in the prior year in connection with the review of 2008/2009 executive compensation, updated where appropriate to reflect developments during 2009. Among other things, the CGCC recognized that the economic outlook for 2010 and economic recovery both within the automotive industry and the global economy remained uncertain. However, in light of a number of signs of improvement over the prior 18 months, the CGCC believed it was appropriate to start transitioning back towards our customary executive compensation program. Additionally, the CGCC considered our financial and operating performance in light of economic and industry conditions, as well as the success of Executive Management in navigating through the restructuring of the automotive industry, particularly the bankruptcies of General Motors and Chrysler. In determining the appropriate levels of the 2010 Compensation Adjustments, the 2010 option grants and the revised base salaries, the CGCC considered the relative positioning of the revised base salary, as well as projected total cash, total direct and total compensation for each member of Executive Management, with reference to our 2010 comparator group and our general benchmarking methodology.

        In light of these and the various other factors considered, the CGCC concluded that the executive compensation program goals of retention and motivation necessitated that the 2010 Compensation Adjustments be paid in the form of cash compensation. In determining to recommend the 2010 option grants to the Named Executive Officers, the CGCC concluded that these option grants would assist in further aligning the long-term interests of the Named Executive Officers with those of shareholders and were appropriate to promote the objectives underlying our customary executive compensation program. The CGCC confirmed that, in the future, it would continue to determine in its discretion and in light of all relevant factors whether to include option awards in order to promote such objectives and, if so, the appropriate levels of any such future awards.

        Based on the CGCC's extensive review of executive compensation for Executive Management for 2010 and its unanimous recommendation to the Board, the Independent Directors considered and unanimously approved the total compensation adjustments and option grants as being fair and in the long-term best interests of Magna.

DETERMINATION OF COMPENSATION OF OUR FOUNDER

        The compensation of our Chairman, Mr. Stronach, reflects compensation arrangements that have evolved over several decades which recognize his special position as founder and architect of our unique, entrepreneurial corporate culture. Until February 1994, almost all of Mr. Stronach's compensation had been in the form of annual variable incentive compensation paid to him as part of Corporate Management. As part of our global expansion strategy, Mr. Stronach moved to Europe in early 1994 with the goal of replicating our North American capabilities in Europe. For Magna's most recent fiscal year prior to his move, Mr. Stronach had received annual incentive bonus compensation equal to 3% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution). At the time of his move to Europe, new arrangements were entered into by certain of our European subsidiaries, initially with SCo and later with Mr. Stronach as well, under which SCo and Mr. Stronach provided business development and business consulting services, including the coordination of global strategies, to certain of our European subsidiaries in exchange for annual fees paid by the contracting European subsidiaries. The CGCC initially reviewed these arrangements in fiscal 1994 and subsequently reviewed the fees on an annual basis. The CGCC also reviewed all amendments to, extensions of and replacements for the arrangements that have occurred since 1994, primarily as a result of various corporate reorganizations. Although these annual fees are not part of the incentive bonus compensation available to Corporate Management under the Corporate Constitution, these fees and those paid to Mr. Stronach have continued to annually approximate 3% of Magna's Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) and, if combined with the incentive bonus compensation paid to Corporate Management, have not exceeded on an annual basis 6% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) that is available to Corporate Management under the Corporate Constitution.

        In 2004, the CGCC recommended that the foregoing arrangements be continued, but revised to reflect a direct linkage to our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) and to have a portion of the fees paid in North America. Accordingly, the CGCC recommended at that time that the annual fees be set so that they aggregated 3% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) for 2004 (of which a minimum $1.5 million would be payable to Mr. Stronach personally for services provided to certain subsidiaries in Austria) and that the fees paid under these arrangements together with the total annual variable incentive compensation paid to Corporate Management not exceed 6% of the Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) that is available for incentive bonus compensation to Corporate Management under the Corporate Constitution. The CGCC also recommended at that time that approximately one-third of the total fees for 2004 be payable by Magna to SCC, an Ontario corporation controlled by Mr. Stronach, for various business services, including the coordination of global strategies provided to us and our affiliates in North America and elsewhere outside Europe. By changing the aggregate annual fees payable to SCo, SCC and Mr. Stronach from a fixed amount to a specified profit participation, the fees for 2004 were tied directly to our future profitability, consistent with the variable incentive compensation philosophy set out in the Corporate Constitution.

        During its review of these arrangements in respect of 2005, the CGCC concluded that the arrangements implemented in 2004 should be continued, with an increase in the annual fee payable to Mr. Stronach personally in Austria to $2.3 million, subject to the provision that if the total fees payable under the business development and consulting arrangements in respect of 2005 were to exceed 3% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) for 2005 by reason of the minimum fee payable to Mr. Stronach directly for services provided to certain Austrian subsidiaries, Mr. Stronach would receive only a total of 3%. In subsequent annual reviews, the CGCC approved the continuation of these arrangements for each of 2006, 2007 and 2008.

        During its annual review of the consulting and business development arrangements in respect of 2009, the CGCC concluded that the arrangements which it had previously considered and approved in respect of 2008 should be continued in respect of the period from January 1 to December 31, 2009. The CGCC considered the continuing significant and strategic value to Magna of the services performed by and continuing to be performed by SCo, SCC and Mr. Stronach directly and determined to continue the existing arrangements on the basis of a number of subjective factors, including:

  •
  direct involvement in product innovation, including programs relating to the development and commercialization of battery electric vehicles, as well as other technologies based on alternative propulsion systems;

  •
  involvement with staffing of senior management of our operating groups;

  •
  activities relating to the management of Magna's liquidity and finances, as well as cost reduction initiatives;

  •
  continued leadership in the promotion of positive union relationships in Canada and the U.S., including through continued implementation of the Framework of Fairness in Canada with the CAW and continued positive interaction in the U.S. with the UAW; and

  •
  other strategic advisory services.

        Subsequently, during its annual review of the consulting and business development arrangements in respect of 2010, the CGCC concluded that the arrangements which it had previously considered and approved in respect of 2009 should be continued in respect of the period from January 1 to December 31, 2010. The CGCC considered the continuing significant and strategic value to Magna of the services performed by and continuing to be performed by SCo, SCC and Mr. Stronach directly and determined to continue the existing arrangements on the basis of a number of subjective factors, including:

  •
  continued direct involvement in product innovation;

  •
  discussions with government leaders and management of certain of our largest customers, with respect to the restructuring of the automotive industry;

  •
  efforts to secure financial support from governments for research and development related to technologies and systems required in connection with alternative powered vehicles;

  •
  direct involvement with respect to our efforts to assist in securing the future of Opel;

  •
  efforts relating to the development of new markets, new customers and our new operating group, Magna E-Car Systems;

  •
  activities relating to the management of Magna's liquidity and finances, as well as cost reduction initiatives;

  •
  involvement with staffing of senior management of our operating groups;

  •
  direct promotion of technical training initiatives and development of accredited training programs in Canada and Austria; and

  •
  other strategic advisory services.

        In its annual reviews of these arrangements in respect of each of 2009 and 2010, the CGCC recognized that Mr. Stronach continues to have business activities unrelated to Magna, but that those activities do not detract from the quality and value of his ongoing contribution to Magna as he continues to make himself available whenever required to carry out the services provided by SCo, SCC and himself to us and our affiliates. As a result, profit continued to be the sole measure of performance which was appropriate considering the nature of our business and the automotive components industry and was consistent with our historical approach to incentive compensation. For these reasons, in respect of each of 2009 and 2010, the CGCC considered the arrangements with SCo, SCC and Mr. Stronach to be fair and in the best interests of Magna and that the fees continue to be justified by the value of the services provided. Following the recommendations of the CGCC in respect of each of 2009 and 2010, these arrangements were unanimously approved by the Independent Directors as being fair and in the best interests of Magna.

DETERMINATION OF LONG-TERM INCENTIVES

        Long-term incentives awarded or granted to Named Executive Officers from time to time are determined on a case-by-case basis as needed to ensure long-term retention, promote equity ownership and exposure, to ensure competitiveness of compensation and to further align the interests of Named Executive Officers with the long-term interests of shareholders. Refer to "Determination of Amounts of Compensation – 2008/2009 Adjustments to Executive Compensation Program" and "2010 Adjustments to Executive Compensation Program" for a discussion of long-term incentives awarded in 2009 and 2010.

        As part of its ongoing mandate, the CGCC, in consultation with its independent advisors, is exploring potential long-term incentives relating to our vehicle electrification and product diversification strategies. These incentives could include a variety of structures such as equity or equity-equivalents, co-investment rights and other alternatives in respect of certain existing or future business entities involved in these activities.

EXERCISE OF DISCRETION

        We believe that the relative simplicity, objectivity and transparency of our customary executive compensation program is highly desirable; however, in exceptional circumstances, the CGCC may need to exercise discretion on a case-by-case basis to ensure that one or more of the underlying objectives of our program continue to be met. The CGCC's approach in this regard is consistent with the discretion exercised by Executive Management and other senior managers with respect to the compensation of profit participators at other levels of the company. For example, Executive Management believes that a manager who is performing well and taking appropriate corrective actions to address underperformance for which he or she was not responsible, should have his or her compensation adjusted (to the extent the unadjusted compensation is uncompetitive) on a discretionary basis where profitability is not a fair measure of the individual's contribution. As discussed under "2008/2009 Adjustments to Executive Compensation Program" and "2010 Adjustments to Executive Compensation Program", the CGCC exercised its discretion to address the impact to executive compensation of the extraordinary economic and industry circumstances which adversely affected corporate profitability beginning in 2008 and continue to do so in 2010.

COMPENSATION CONSULTANTS

        In its review of executive compensation in respect of 2008 and 2009, the CGCC retained Towers Perrin to conduct a review of total compensation arrangements for Executive Management, including the provision of independent advice with respect to the competitiveness of the 2008 and 2009 adjustments to our customary executive compensation program in relation to the 2008/2009 comparator group discussed below.

        Towers Perrin also provided us pension and benefits related advisory services until April 2009, when we retained Watson Wyatt Canada ULC ("Watson Wyatt") to provide such services. Towers Perrin's executive compensation advisors were not involved in the provision of pension and benefits advisory services and their pension and benefits advisors were not involved in the provision of executive compensation advisory services. The compensation paid to Towers Perrin for executive compensation advisory services was not tied to their pension and benefits advisory services. We paid Towers Perrin the following fees in or in respect of services provided in 2009:

	AMOUNT ($)	% OF TOTAL

Executive Compensation	262,990(1)	76%
All Other Advisory	83,610(2)	24%

Total	346,600	100%

Notes:

(1)
Converted from C$275,240 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009 of C$1.00 = $0.9555.

(2)
Representing: (a) C$44,940 converted to $42,940 based on the Bank of Canada's noon spot rate on December 31, 2009, in respect of various Canadian pension and retirement benefits related advisory services, and (b) $40,670 in respect of U.S. pension and retirement benefits advisory services.

        In light of the formation of Towers Watson following the merger of Towers Perrin and Watson Wyatt in January 2010 and after a review by the CGCC of the services provided to it by Towers Perrin as well as an assessment of Towers Watson's independence from Management, the CGCC retained Hay Group to conduct a review of total compensation arrangements for Executive Management in respect of 2010. Hay Group's retainer included the provision of independent advice with respect to the competitiveness of the 2010 adjustments to our customary executive compensation program in relation to the comparator group discussed below. In 2010, Hay Group provided us with services unrelated to executive compensation advice with an aggregate value of less than C$5,000; however, in light of the immateriality of the amount of such services, the CGCC views Hay Group as independent from Management.

COMPENSATION BENCHMARKING

2008/2009 COMPARATOR GROUP

        In the course of the CGCC's review of executive compensation in respect of 2008 and 2009, the compensation of Executive Management was benchmarked against a comparator group consisting of the following North American-based companies with global operations:

Alcan Inc.	Hayes Lemmerz International Inc.
American Axle & Mfg., Inc.*	Honeywell International Inc.
ArvinMeritor Inc.	Johnson Controls Inc.*
Autoliv Inc.*	Lear Corp.*
BCE, Inc.	Navistar International Corp.
BorgWarner Inc.*	Nortel Networks Ltd.
Bombardier Inc.	PACCAR Inc.
Canadian National Railway Co.	PPG Industries Inc.
Caterpillar Inc.	Quebecor Inc.
Cooper Tire & Rubber Co.	Rockwell Automation Inc.
Cummins Inc.	Tenneco Inc.
Dana Holding Corp.*	Textron Inc.
Delphi Corp.*	TRW Automotive Holdings Corp.*
Eaton Corp.	United Technologies
Goodyear Tire & Rubber Co.	Visteon Corp.*
*
Denotes automotive suppliers included in the comparator group subset, discussed below.

        Our revenues for each of 2008 and 2009 were at or above the 75th percentile in comparison to the 2008/2009 comparator group.

        For purposes of the 2008/2009 executive compensation review, the comparator group was not changed from 2007 in order to allow for consistent comparison.

2010 COMPARATOR GROUP

        In light of the deteriorating financial condition of a number of companies in the comparator group due to economic and automotive industry conditions and in recognition of the fact that the prior competitor group may not have included an appropriate cross-section of comparator companies, the CGCC obtained the assistance of Hay Group to conduct a thorough review of the comparator group. Commencing in respect of 2010, the compensation of Executive Management was benchmarked against a comparator group consisting of the following automotive suppliers and other general industrial companies:

Bayerische Motoren Werke AG	Johnson Controls Inc.*
Bombardier Inc.*	MAN SE
Caterpillar Inc.*	Navistar International Corp.*
Continental AG	PACCAR Inc.*
Cummins Inc.*	Parker Hannifin Corp.
Deere & Co.	Rolls-Royce Group PLC
Eaton Corp.*	Salzgitter AG
Emerson Electric Co.	SNC-Lavalin Group Inc.
Illinois Tool Works Inc.	Textron Inc.*
Ingersoll-Rand PLC	TRW Automotive Holdings Corp.*
*
Denotes carryovers from the previous comparator group.

        The guiding principles underlying the selection of the companies in the new comparator group were:

  •
  companies of similar size and complexity as Magna;

  •
  a mix of North American and European industrial companies;

  •
  companies which were potential competitors of Magna for executive talent; and

  •
  carryover of valid comparator companies from the previous comparator group, in order to provide continuity of comparison.

        Our revenues for 2009 were approximately at the 75th percentile in comparison to the 2010 comparator group.

BENCHMARKING METHODOLOGY

        Direct comparisons with comparator group companies can be difficult to make since our customary executive compensation program remains unique. Generally, our executive compensation program has been structured such that:

  •
  base salaries have been positioned at or below the 25th percentile;

  •
  total cash compensation has been positioned at or above the 75th percentile; and

  •
  total compensation has been positioned at or above the 75th percentile.

        Benchmarking total cash compensation and total compensation at or above the 75th percentile is viewed as appropriate since our revenues, being a key indicator of size and complexity, were above the 75th percentile of the comparator group used in respect of both 2008/2009 and 2010 compensation benchmarking.

        In connection with the CGCC's 2008/2009 executive compensation review (discussed further under "Determination of Amounts of Compensation – 2008/2009 Adjustments to Executive Compensation Program"), Towers Perrin presented data on compensation mix and quantum with respect to aggregate top five officer compensation for companies in our comparator group. The CGCC targeted 2008 total compensation for our top five most highly compensated officers excluding Mr. Stronach at or above the 75th percentile of total compensation for the subset of nine automotive supplier peers within the comparator group. With respect to 2009 compensation, the CGCC targeted 2009 total compensation for our top five most highly compensated officers excluding Mr. Stronach at or above the 75th percentile of Towers Perrin's best estimate of the potential range of aggregate top five officer base salaries, total cash compensation and total compensation for the subset of nine automotive suppliers in the comparator group, although the CGCC approached the allocation of such compensation between fixed and variable on a different basis than Towers Perrin estimated for the comparator group for the reasons discussed under "Determination of Amounts of Compensation – 2008/2009 Adjustments to Executive Compensation Program".

        In connection with the CGCC's 2010 executive compensation review (discussed further under "Determination of Amounts of Compensation – 2010 Adjustments to Executive Compensation Program"), Hay Group presented benchmarking data relating to compensation mix and quantum for each member of Executive Management. Consistent with past practice, the CGCC targeted 2010 total compensation for each member of Executive Management approximately at or above the 75th percentile of total compensation for named executive officers of equivalent function or ranking in our 2010 comparator group.

SHARE PERFORMANCE GRAPH

        The following graph compares the yearly total cumulative shareholder return (assuming reinvestment of dividends) for C$100 invested in Magna Class A Subordinate Voting Shares on December 31, 2004, with the cumulative return of the S&P/TSX Total Return Composite Index during the five years ended December 31, 2009.

FISCAL YEARS	DECEMBER 31, 2005 (C$)	DECEMBER 31, 2006 (C$)	DECEMBER 31, 2007 (C$)	DECEMBER 31, 2008 (C$)	DECEMBER 31, 2009 (C$)

Magna Class A	87.10	99.30	86.00	40.30	58.80
S&P/TSX Total Return	124.10	145.60	159.90	107.10	144.60

        The total cumulative shareholders' return for C$100 invested in Magna's Class A Subordinate Voting Shares was C$58.80, compared to C$144.60 for the S&P/TSX Total Return Composite Index.

        In general terms, the total compensation we have paid to our Named Executive Officers in aggregate has declined over the five years ended December 31, 2009, with the exception of an increase in 2007. Given the direct link in our customary executive compensation program between executive compensation and corporate profitability, the decreases in 2005, 2006 and 2008 were due to decreased profitability, while the increase in 2007 was due to increased profitability and higher profit participation allocations for certain Named Executive Officers in that year. Notwithstanding the adjustments to our customary executive compensation program in 2008 and 2009, total compensation still declined in those years.

 SUMMARY COMPENSATION TABLE

        The following table sets forth a summary of all compensation earned in respect of 2009, 2008 and 2007 by the individuals who were our Named Executive Officers as at December 31, 2009.

NON-EQUITY INCENTIVE PLAN COMPENSATION ($)
			SHARE-BASED AWARDS(1) ($)	OPTION-BASED AWARDS(2) ($)			PENSION VALUE ($)	ALL OTHER COMPENSATION ($)	TOTAL COMPENSATION ($)
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)			ANNUAL(3) ($)	LONG-TERM ($)

Frank Stronach Chairman	2009 2008 2007	200,000(4) 200,000(4) 200,000(4)	NIL NIL NIL	1,589,500(5) NIL NIL	NIL(6) 8,152,000(6) 37,783,000(6)	NIL NIL NIL	NIL NIL NIL	149,920(7) 2,429,920(7) 2,492,640(7)	1,939,420 10,781,920 40,475,640
Donald J. Walker Co-Chief Executive Officer	2009 2008 2007	110,500 110,500 110,500	NIL NIL 2,813,200(10)	867,000(8) NIL NIL	NIL 2,613,000 6,153,500	NIL NIL NIL	NIL NIL NIL	4,534,290(9) 3,135,320(9) 403,880(9)	5,511,790 5,858,820 9,481,080
Siegfried Wolf Co-Chief Executive Officer	2009 2008 2007	100,000 100,000 100,000	NIL NIL 2,813,200(10)	867,000(8) NIL NIL	NIL 2,613,000 6,653,800(12)	NIL NIL NIL	NIL NIL NIL	4,614,580(11) 3,045,320(11) 261,800(11)	5,581,580 5,758,320 9,828,800
Belinda Stronach Executive Vice-Chairman	2009 2008 2007	110,500 110,500 73,000(15)	NIL NIL 1,408,100(16)	578,000(13) NIL NIL	NIL 1,742,000 2,807,800(17)	NIL NIL NIL	NIL NIL NIL	2,631,980(14) 1,975,300(14) 23,760(14)	3,320,480 3,827,800 4,312,660
Vincent J. Galifi Executive Vice-President and Chief Financial Officer	2009 2008 2007	110,500 110,500 110,500	NIL NIL 1,160,400(19)	578,000(13) NIL NIL	NIL 1,045,210 2,584,400	NIL NIL NIL	NIL NIL NIL	1,864,970(18) 1,471,030(18) 132,740(18)	2,553,470 2,626,740 3,988,040
Jeffrey O. Palmer Executive Vice-President and Chief Legal Officer	2009 2008 2007	110,500 110,500 110,500	NIL NIL 2,321,510(21)	578,000(13) NIL NIL	NIL 783,900 1,863,600	NIL NIL NIL	NIL NIL NIL	1,395,580(20) 831,280(20) 11,630(20)	2,084,080 1,725,680 4,307,240

Notes:

(1)
Amounts disclosed in this column represent the grant date fair value of Incentive RSUs and, if applicable, Restricted Shares:

(a)
Incentive RSUs – No Incentive RSUs were granted to any Named Executive Officers in respect of 2009. As disclosed under "Compensation Discussion and Analysis – Recent Temporary Adjustments to our Customary Executive Compensation Program", Incentive RSUs granted in 2008 were cancelled and the portion of each Named Executive Officer's variable incentive bonus which would ordinarily have been paid in the form of Incentive RSUs was paid in cash, which is disclosed under the column "Non-equity incentive plan compensation – Annual". Incentive RSUs granted in 2007 represent 1/3 of each Named Executive Officer's annual variable incentive bonus; the remaining 2/3 of each Named Executive Officer's annual variable incentive bonus, which was paid in cash, is disclosed under the column "Non-equity incentive plan compensation – Annual". For financial reporting purposes, Incentive RSUs are recorded as compensation in selling, general and administrative expense, with a corresponding increase to contributed surplus. When Incentive RSUs are redeemed, the contributed surplus balance relating to the Incentive RSUs is credited to Class A Subordinate Voting Shares and released from contributed surplus.

(b)
Restricted Shares – No Restricted Shares were granted to any Named Executive Officer in 2009 or 2008. We disclose in this column the entire discounted fair value of restricted shares since the Restricted Shares vest immediately on award. The discounted fair value is determined based on a valuation report prepared by PricewaterhouseCoopers LLP, as discussed under "Compensation Discussion and Analysis – Customary Executive Compensation Program – Long-Term Incentives" above. Disclosure of the value of Restricted Shares in our financial statements is also based on the discounted fair value as determined by PricewaterhouseCoopers LLP and amortized to compensation expense from the effective date of the grant to the final vesting date in selling, general and administrative expense, with a corresponding increase to contributed surplus. As Restricted Shares are released under the plans, the portion of the contributed surplus balance relating to the Restricted Shares is credited to Class A Subordinate Voting Shares and released from contributed surplus.

(2)
Amounts disclosed in this column represent the grant date fair value of stock options, determined using the Black-Scholes option pricing model. This model requires the input of a number of assumptions, including expected dividend yields, expected stock price volatility, expected time until exercise and risk-free interest rates. Although the assumptions used reflect our best estimates, they involve inherent uncertainties based on market conditions generally outside Magna's control. If other assumptions are used, the stock option value disclosed could be significantly impacted. Disclosure of the value of stock options in our financial statements is also based on the grant date fair value determined using the Black-Scholes option pricing model and amortized to compensation expense from the effective date of the grant to the final vesting date in selling, general and administrative expense, with a corresponding increase to contributed surplus. As stock options are exercised, the proceeds received on exercise, in addition to the portion of the contributed surplus balance related to those stock options, is credited to Class A Subordinate Voting Shares and released from contributed surplus.

  Amounts shown in respect of 2009 have been converted from Canadian dollars to U.S. dollars based on the Bank of Canada's noon spot rate on February 26, 2009, the date of grant, of C$1.00 = $0.8028. No stock options were granted in 2008 or 2007.

(3)
Amounts disclosed in this column represent the cash portion of the annual variable incentive bonus, if any. The portion of the annual variable incentive bonus, if any, paid in the form of Incentive RSUs is disclosed under the column "Share-based awards".

(4)
Mr. Stronach is not employed by us. The amounts shown represent compensation for service as Chairman of the Board.

(5)
This amount represents the grant date fair value of 275,000 stock options granted on February 26, 2009 on the basis indicated in Note 2.

(6)
These amounts represent fees paid to: (a) SCo, an associate of Mr. Stronach, by European subsidiaries of Magna for business development, consulting and other services provided by SCo to certain non-Austrian European subsidiaries of Magna; and (b) SCC, an associate of Mr. Stronach, by Magna for business development and other services provided by SCC to Magna and certain non-European subsidiaries of Magna. The aggregate of such fees and the fee referred to in Note 7 below, in each of 2009, 2008 and 2007 was determined on the basis of 3% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) for each such year. Our Pre-Tax Profits Before Profit Sharing in 2009 was NIL. Refer to "Compensation Discussion and Analysis – Determination of Amounts of Compensation – Determination of Compensation of our Founder" and "Management Contracts".

(7)
These amounts are comprised of:

DESCRIPTION	2009 ($)		2008 ($)		2007 ($)

Consulting Fee	NIL	(a)	2,300,000	(a)	2,300,000	(a)
Company vehicle	2,190	(b)	2,290	(b)	3,020	(b)
Personal use of corporate aircraft	147,730	(c)	127,630	(c)	189,620	(c)

Total	149,920		2,429,920		2,492,640

Notes:

(a)
Refer to "Compensation Discussion and Analysis – Determination of Amounts of Compensation – Determination of Compensation of our Founder" and "Management Contracts".

(b)
Converted from C$2,290, C$2,810 and C$2,980 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009, 2008 and 2007 of C$1.00 = $0.9555, $0.8166 and $1.0120, respectively.

(c)
Represents the difference between the aggregate variable operating cost of corporate aircraft for personal use flights and the amount reimbursed by Mr. Stronach in accordance with policies established by the CGCC. Converted from C$154,610, C$187,370 and C$156,290 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009, 2008 and 2007, respectively.

(8)
This amount represents the grant date fair value of 150,000 stock options granted on February 26, 2009 on the basis indicated in Note 2 above.

(9)
These amounts are comprised of:

DESCRIPTION	2009 ($)		2008 ($)		2007 ($)

Total Compensation Adjustment	4,200,000		2,800,000		NIL
Dividend equivalents paid on Incentive RSUs	5,870		56,810		41,360
Amounts reimbursed by Magna in respect of premiums paid by Mr. Walker on a life insurance policy, grossed-up for income tax	295,460	(a)	252,510	(a)	312,940	(a)
Personal use of corporate aircraft	32,960	(b)	26,000	(b)	49,580	(b)

Total	4,534,290		3,135,320		403,880

Notes:

(a)
Converted from C$309,220 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009, 2008 and 2007, of C$1.00 = $0.9555, $0.8166 and $1.0120, respectively.

(b)
Represents the difference between the aggregate variable operating cost of corporate aircraft for personal use flights and the amount reimbursed by Mr. Walker in accordance with policies established by the CGCC. Converted from C$36,640, C$31,840 and C$48,995 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009, 2008 and 2007, respectively.

(10)
For 2007, a total of 32,635 Incentive RSUs were granted to each of Mr. Walker and Mr. Wolf based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on March 31, 2007, June 29, 2007, September 28, 2007 and December 31, 2007.

(11)
These amounts are comprised of:

DESCRIPTION	2009 ($)		2008 ($)		2007 ($)

Total Compensation Adjustment	4,200,000		2,800,000		NIL
Dividend equivalents paid on Incentive RSUs	5,870		56,810		41,360
Amounts reimbursed by Magna in respect of premiums paid by Mr. Wolf on a life insurance policy, grossed-up for income tax	369,030	(a)	NIL		NIL
Annual premium paid by Magna or its subsidiaries on a life insurance policy for Mr. Wolf	NIL		158,310	(b)	196,210	(b)
Company vehicle	23,790	(c)	23,100	(c)	24,230	(c)
Personal use of corporate aircraft	15,890	(d)	7,100	(d)	NIL

Total	4,614,580		3,045,320		261,800

Notes:

(a)
Converted from C$386,260 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009 of C$1.00 = $0.9555.

(b)
Converted from C$193,870 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2008 and 2007 of C$1.00 = $0.8166 and $1.0120, respectively.

(c)
Converted from EUR 16,600 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009, 2008 and 2007 of EUR 1.00 = $1.4332, $1.3920 and $1.4602, respectively.

(d)
Represents the difference between aggregate variable operating cost of corporate aircraft for personal use flights and the amount reimbursed by Mr. Wolf in accordance with policies established by the CGCC. Converted from C$16,630 and C$8,695 to U.S. dollars based on the Bank of Canada's noon spot rates on December 31, 2009 and 2008, respectively.

(12)
For 2007, this amount represents the cash portion of Mr. Wolf's variable incentive bonus, plus a $500,000 special bonus paid to Mr. Wolf in recognition of his extensive efforts in 2007 in developing Magna's Russian business and addressing the future of the Magna Steyr operating group.

(13)
This amount represents the grant date fair value of 100,000 stock options granted on February 26, 2009 on the basis indicated in Note 2 above.

(14)
These amounts are comprised of:

DESCRIPTION	2009 ($)		2008 ($)		2007 ($)

Total Compensation Adjustment	2,550,000		1,850,000		NIL
Dividend equivalents paid on Incentive RSUs	3,050		20,390		4,930
Personal use of corporate aircraft	78,930	(a)	104,910	(a)	18,830	(a)

Total	2,631,980		1,975,300		23,760

Notes:

(a)
Represents the difference between the aggregate variable operating cost of corporate aircraft for personal use flights and the amount reimbursed by Ms. Stronach in accordance with policies established by the CGCC. Converted from C$82,600, C$128,470 and C$18,605 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009, 2008 and 2007 of C$1.00 = $0.9555, $0.8166 and $1.0120, respectively.

(15)
Ms. Stronach resumed employment with Magna effective May 1, 2007 and was appointed as Executive Vice-Chairman on May 4, 2007. Her base salary has been pro rated for eight months on the basis of an annualized salary of $110,500.

(16)
For 2007, a total of 16,181 Incentive RSUs were granted to Ms. Stronach based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on March 31, 2007, June 29, 2007, September 28, 2007 and December 31, 2007.

(17)
Represents 2/3 of Ms. Stronach's annual variable incentive bonus, pro rated for eight months.

(18)
These amounts are comprised of:

DESCRIPTION	2009 ($)		2008 ($)		2007 ($)

Total Compensation Adjustment	1,750,000		1,350,000		NIL
Dividend equivalents paid on Incentive RSUs	2,430		24,860		19,700
Amounts reimbursed by Magna in respect of premiums paid by Mr. Galifi on a life insurance policy, grossed-up for income tax	106,720	(a)	91,210	(a)	113,040	(a)
Personal use of corporate aircraft	5,820	(b)	4,960		–

Total	1,864,970		1,471,030		132,740

Notes:

(a)
Converted from C$111,690 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009, 2008 and 2007, of C$1.00 = $0.9555, $0.8166 and $1.0120, respectively.

(b)
Converted from C$6,090 and C$6,080 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009 and 2008, respectively.

(19)
For 2007, a total of 13,507 Incentive RSUs were granted to Mr. Galifi based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on March 31, 2007, June 29, 2007, September 28, 2007 and December 31, 2007.

(20)
These amounts are comprised of:

DESCRIPTION	2009 ($)		2008 ($)		2007 ($)

Total Compensation Adjustment	1,350,000		800,000		NIL
Dividend equivalents paid on Incentive RSUs	1,590		14,450		2,950
Personal use of corporate aircraft	43,990	(a)	16,830	(a)	8,680	(a)

Total	1,395,580		831,280		11,630

(a)
Converted from C$46,040, C$20,610 and C$8,580 to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009, 2008 and 2007, of C$1.00 = $0.9555, $0.8166 and $1.0120, respectively.

(21)
In 2007, Mr. Palmer was awarded the following Magna Class A Subordinate Voting Shares as restricted shares:

DESCRIPTION	2007

Number of restricted shares awarded	35,000
Grant date total market value	$3,039,300	(a)
Grant date total discounted value	$1,582,950	(b)

Notes:

(a)
Based on grant dates of May 30, August 17 and September 19, 2007 and the closing price of Magna Class A Subordinate Voting Shares on the NYSE on May 29, August 16 and September 19, respectively.

(b)
Based on discounts ranging between 47% and 49% to the grant date market value of each tranche, to reflect the restrictions on the restricted shares, including the applicable qualifying and release periods.

  The total amount shown in the column "Share-based awards" in the Summary Compensation Table is comprised of:

DESCRIPTION	2007 ($)

Restricted Shares	1,582,950
Incentive RSUs	738,560	(c)

Total	2,321,510

(c)
A total of 8,431 Incentive RSUs were granted to Mr. Palmer based on the weighted average closing prices on the NYSE of Magna Class A Subordinate Voting Shares over the 20 trading days ending on March 31, 2007, June 29, 2007, September 28, 2007 and December 31, 2007.

EMPLOYMENT CONTRACTS

        Mr. Stronach is not employed by us, but provides services to us and our subsidiaries, personally and through SCo and SCC, pursuant to certain consulting, business development and business services agreements. Refer to "Compensation Discussion and Analysis – Determination of Amounts of Compensation – Determination of Compensation of Our Founder" and "Management Contracts" for a description of these agreements. Mr. Stronach is also paid $200,000 per year for his role as Chairman of the Board.

        We employ each member of Executive Management other than Belinda Stronach pursuant to a form of agreement approved by the CGCC effective as of January 1, 2008. Each such agreement specifies the applicable base salary and profit participation allocation, as well as the portion of the profit participation allocation which will be paid in Incentive RSUs and also contains standard terms:

  •
  requiring the executive to refund the applicable portion of the annual variable incentive bonus, in the event of a restatement of our financial statements (other than by reason of a retroactive change in accounting policies) which reduces Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution);

  •
  obligating the executive to maintain the number of shares required by the share maintenance formula discussed under "Compensation Discussion and Analysis – Customary Executive Compensation Program – Share Maintenance";

  •
  providing for standard benefits discussed under "Compensation Discussion and Analysis – Customary Executive Compensation Program – Benefits and Perks";

  •
  specifying the basis on which we can terminate the executive's employment contract, as discussed under "Compensation Discussion and Analysis – Customary Executive Compensation Program – Severance"; and

  •
  committing the executive to a 12-month non-solicitation and non-competition period following termination of employment.

        In 2009, the employment agreement of each member of Executive Management was amended to reflect the compensation adjustments discussed under "Compensation Discussion and Analysis – Determination of Amounts of Compensation – 2008/2009 Adjustments to Executive Compensation Program". The employment agreement of each member of Executive Management will be further amended in 2010 to reflect the compensation adjustments discussed under "Compensation Discussion and Analysis – Determination of Amounts of Compensation – 2010 Adjustments to Executive Compensation Program".

        Effective January 1, 2009, Ms. Stronach commenced providing business services to us and our subsidiaries through BSI, an Ontario corporation controlled by her, pursuant to a business services agreement. As a result, Ms. Stronach's employment terminated effective December 31, 2008, although her previously credited Incentive RSUs and previously granted stock options continue in full force and effect in accordance with their original terms. Refer to "Management Contracts" for a description of this agreement.

INCENTIVE PLAN AWARDS

EQUITY COMPENSATION PLAN INFORMATION

        As of December 31, 2009, compensation plans under which our Class A Subordinate Voting Shares are authorized for issuance are as follows(1):

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS

Equity compensation plans approved by securityholders (1987 Plan and Magna Replacement Options)	3,575,272	(2)	C$	68.51	31,412	(3)

Equity compensation plans not approved by securityholders (2009 Plan)	2,525,000	(4)	C$	60.00	5,475,000	(4)

Notes:

(1)
Information in the table includes the Magna Replacement Options which were created as a result of the privatizations of Decoma International Inc., Intier Automotive Inc. and Tesma International Inc. as described under "Magna Replacement Options".

(2)
As of the Record Date, 3,462,300 Class A Subordinate Voting Shares remained outstanding to be issued on exercise of outstanding options.

(3)
As of the Record Date, 36,412 Class A Subordinate Voting Shares remained available for future issuance under the 1987 Plan as a result of the cancellation of options to acquire 5,000 Class A Subordinate Voting Shares.

(4)
Unchanged as of the Record Date.

        Further information relating to the 1987 Plan follows. For further information relating to the 2009 Plan, refer to "Business of the Meeting – Ratification of 2009 Stock Option Plan". Subject to ratification of the 2009 Plan at the Meeting, no further grants will be made under the 1987 Plan and it will continue in effect solely in order to enable previous grants to continue to vest and be exercised in accordance with the original terms of grant under the 1987 Plan.

1987 PLAN

        The 1987 Plan was originally adopted by our shareholders on December 10, 1987 and subsequently amended on May 18, 2000 and May 10, 2007. The maximum number of Magna Class A Subordinate Voting Shares for which options and SARs may be granted under the 1987 Plan is 6,000,000. As of December 31, 2009, a total of 31,412 options, or less than 0.03% of our issued and outstanding Class A Subordinate Voting Shares as of December 31, 2009, remained available for grant under the 1987 Plan.

        Under the 1987 Plan, the maximum number of our Class A Subordinate Voting Shares underlying stock options granted under the plan or any other share-based compensation arrangement to:

  •
  insiders or others at any time, and insiders within a one year period, may not exceed 10% of our issued and outstanding Class A Subordinate Voting Shares; and

  •
  any one insider within a one year period may not exceed 5% of our issued and outstanding Class A Subordinate Voting Shares.

        The terms applicable to each option are determined at the time of grant; however, option terms will not exceed ten years. Vesting periods generally range from three to seven years. The exercise price applicable to any option is established at the time of grant, but cannot be less than the closing price of a Magna Class A Subordinate Voting Share on the TSX or NYSE on the trading day immediately prior to the date of grant. Options cannot be transferred or assigned, except according to the laws of succession. We do not provide any financial assistance to option plan participants in order to facilitate the exercise of options.

        Under the terms of the stock option agreements signed by participants under the 1987 Plan, in the event of a participant's death or termination of the participant's employment by reason of retirement or disability, vesting of any unvested options is accelerated and the options may be exercised at any time up to and including the earliest of:

  •
  the first anniversary of the participant's death;

  •
  the third anniversary of the date of the participant's retirement or disability; or

  •
  the expiration of the regular option expiry term.

        In the event a participant is terminated without reasonable or just cause, the participant may exercise outstanding vested options at any time up to and including the earlier of:

  •
  the date three months following the termination; or

  •
  the expiration of the regular option term.

        Unexercised and unvested options are generally forfeited if a participant voluntarily resigns or is terminated for just cause.

        Under the 1987 Plan, either the Board or CGCC may, without shareholder approval, extend an option expiry date which has been accelerated due to death or termination of employment, to the original expiry date set at the time of the grant.

        Subject to regulatory and (if required) shareholder approval, the Board may at any time and for any reason, amend, revise, suspend or discontinue the 1987 Plan in whole or in part; however, no amendment, revision, suspension, discontinuance or termination will alter or impair a participant's rights under previously granted and unexercised options.

  Magna Replacement Options

        As a result of the privatization of:

  •
  Tesma International Inc. ("Tesma") effective February 6, 2005, 1,161,450 Tesma options were exchanged for 511,038 Magna replacement options and a further 300,000 Tesma options held by SCo became exercisable for 132,000 Magna Class A Subordinate Voting Shares. A total of 1,420 of these options remained outstanding as of December 31, 2009;

  •
  Decoma International Inc. ("Decoma") effective March 6, 2005, 2,074,000 Decoma options were exchanged for 301,340 Magna replacement options and 750,000 Decoma options held by SCo became exercisable for 108,975 Magna Class A Subordinate Voting Shares. A total of 53,760 of these options remained outstanding as of December 31, 2009; and

  •
  Intier Automotive Inc. ("Intier") effective April 3, 2005, 2,608,700 Intier options were exchanged for 1,377,067 Magna replacement options and 750,000 Intier options held by SCo became exercisable for 307,500 Magna Class A Subordinate Voting Shares. A total of 645,292 of these options remained outstanding as of December 31, 2009.

        The shares issuable on exercise of the Magna replacement options arising from the privatizations of Tesma, Decoma and Intier do not count against the 6,000,000 share limit under the 1987 Plan.

  1987 Plan Metrics

        Key stock option plan metrics were as follows as of December 31, 2009, inclusive of all Magna replacement options:

Overhang:	Represents the maximum potential dilution to shareholders from both options available for grant and those previously granted, but not yet exercised.	3.2%

Dilution:	Represents the potential dilution to shareholders from stock options previously granted, but not yet exercised.	3.2%

Burn Rate:	Represents the proportion of outstanding shares represented by options granted in 2009.	1.0%

OUTSTANDING OPTION-BASED AWARDS

        Outstanding option-based awards for each of our Named Executive Officers as of December 31, 2009 were as follows:

NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#)		OPTION EXERCISE PRICE		OPTION EXPIRATION DATE (MM/DD/YY)	VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS(1) ($)

Frank Stronach	275,000		C$	33.09	02/26/2016	5,299,920

Donald J. Walker	150,000 4,400 410,000 61,500	(2) (2)	C$ C$ C$ C$	33.09 59.10 51.22 55.00	02/26/2016 06/14/2010 07/31/2011 07/31/2010	2,890,870 NIL 799,180 NIL

625,900

Siegfried Wolf	150,000 20,500 4,100 1,453	(3) (3) (3)	C$ $ $ C$	33.09 33.46 44.98 115.97	02/26/2016 07/31/2011 12/31/2011 04/01/2012	2,890,870 350,960 22,960 NIL

176,053

Belinda Stronach	100,000 175,000 60,000		C$ C$ C$	33.09 97.47 81.19	02/26/2016 12/31/2011 12/31/2012	1,927,240 NIL NIL

335,000

Vincent J. Galifi	100,000 28,900 140,000		C$ C$ C$	33.09 54.82 97.47	02/26/2016 12/31/2010 12/31/2011	1,927,240 NIL NIL

268,900

Jeffrey O. Palmer	100,000 30,000 50,000 30,000 25,000		C$ C$ C$ C$ C$	33.09 61.27 97.47 81.19 105.05	02/26/2016 12/31/2010 12/31/2011 12/31/2012 12/31/2010	1,927,240 NIL NIL NIL NIL

235,000

Notes:

(1)
For options denominated in Canadian dollars, the in-the-money amount has been determined using the December 31, 2009 closing price of Magna Class A Subordinate Voting Shares on the TSX (C$53.26), with the resulting amount converted from Canadian to U.S. dollars based on the Bank of Canada's noon spot rate on December 31, 2009 of C$1.00 = $0.9555. For options denominated in U.S. dollars, the in-the-money amount has been determined using the December 31, 2009 closing price of Magna Class A Subordinate Voting Shares on the NYSE ($50.58).

(2)
These options represent Magna replacement options, of which 471,500 represent Magna replacement options arising on exchange of Intier options and 1,453 represent Magna replacement options arising on exchange of Decoma options.

(3)
These options represent Magna replacement options, of which 24,600 represent Magna replacement options arising on exchange of Intier options and 1,453 represent Magna replacement options arising on exchange of Decoma options.

INCENTIVE PLAN AWARDS – VALUE VESTED DURING THE YEAR

        No option-based awards or share-based awards vested in the year ended December 31, 2009. Similarly, no value vested in the year ended December 31, 2009 under non-equity incentive plans.

 TERMINATION AND CHANGE OF CONTROL BENEFITS

        Employment contracts with members of Executive Management allow us to terminate their employment by providing 12 months prior written notice or paying a retiring allowance equal to the average of their annual base salary, variable incentive bonus and total compensation adjustment (if applicable) over the three full fiscal years ending immediately prior to the date of termination. We do not maintain an executive severance program which allows for severance above and beyond that contained in our executive employment contracts. No notice, retiring allowance or other severance payment is required where we terminate employment of a member of Executive Management for just cause or on his or her voluntary resignation.

        Consulting, business development and business services agreements with SCo, SCC and Frank Stronach are for one-year terms from January 1 to December 31 of a year, subject to extension. In the event of early termination of any of these contracts, we are required to pay the applicable fees payable under each of these agreements (as described further under "Compensation Discussion and Analysis – Determination of Amounts of Compensation – Determination of Compensation of Our Founder" and "Management Contracts") for the balance of the one-year term. The fees payable under these consulting, business development and business services agreements are based on our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution).

        The business services agreement with BSI generally provides for termination on 12 months advance written notice, except in certain circumstances described under "Management Contracts – Business Services Agreement".

        Based on the foregoing, members of Executive Management would be entitled to the following retiring allowances or termination payments assuming termination effective as of December 31, 2009:

NAME	AMOUNT ($)

Frank Stronach	NIL(1)
Donald J. Walker	6,303,730
Siegfried Wolf	6,460,000
Belinda Stronach	2,660,500
Vincent J. Galifi	2,740,500
Jeffrey O. Palmer	1,955,870

Total	20,120,600

Notes:

(1)
Consulting, business development and business services agreements expire on December 31, of each calendar year. Assuming termination on such date or non-renewal, no termination payments will be due.

        We do not maintain change of control protection for any member of Executive Management.

MANAGEMENT CONTRACTS

CONSULTING, BUSINESS DEVELOPMENT AND BUSINESS SERVICES AGREEMENTS

        New Magna Investments N.V., a Belgian corporation and indirect subsidiary of Magna, and SCo, an associate of Mr. Stronach, are parties to a Consulting Agreement under which consulting services are provided to New Magna Investments S.A. and its subsidiaries and affiliates located in Europe (excluding those in Austria) for an annual fee. The Consulting Agreement was originally implemented in 1994 and has been subject to a number of amendments and assignments since then. The Consulting Agreement has been extended on an annual basis since the expiry of its original term, following review and approval by the CGCC and Board. This Consulting Agreement was most recently extended from January 1, 2010 to December 31, 2010, for an annual fee in an amount equal to one percent (1%) of Magna's Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) (less $1,150,000) for the contract period, such fee to be payable quarterly in arrears. No fee was paid in respect of 2009 since we did not generate any Pre-Tax Profits Before Profit Sharing in such year. Refer to "Compensation Discussion and Analysis – Determination of Amounts of Compensation – Determination of Compensation of Our Founder" and "Summary Compensation Table".

        Magna International Investments S.A., a Luxemburg corporation and direct subsidiary of Magna, and SCo are parties to a Business Development Agreement under which SCo provides, for an annual fee, certain business development services to Magna International Investments S.A. and, on behalf of Magna International Investments S.A., to certain of its European affiliates (excluding those in Austria) which have contracted with Magna International Investments S.A. to develop business opportunities and provide certain other services on a global basis to achieve the global business development plan of each such Magna European affiliate. The Business Development Agreement was originally implemented in 1997 and has been subject to a number of amendments and assignments since then. The Business Development Agreement has been extended on an annual basis since the expiry of its original term, following review and approval by the CGCC and Board. This Business Development Agreement was most recently extended from January 1, 2010 to December 31, 2010, for an annual fee in an amount equal to one percent (1%) of Magna's Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution) (less $1,150,000) for the contract period, such fee to be payable quarterly in arrears. No fee was paid in respect of 2009 since we did not generate any Pre-Tax Profits Before Profit Sharing in such year. Refer to "Compensation Discussion and Analysis – Determination of Amounts of Compensation – Determination of Compensation of Our Founder" and "Summary Compensation Table".

        Magna International Europe AG, an Austrian corporation and indirect subsidiary of Magna and Mr. Stronach are parties to a Consulting Agreement under which he provides, for an annual fee, certain business development and other services to Magna International Europe AG and, on behalf of Magna International Europe AG, to its subsidiaries and affiliates in Austria. This Consulting Agreement was originally implemented in 1997 and has been subject to a number of amendments and assignments since then. The Consulting Agreement has been extended on an annual basis since the expiry of its original term, following review and approval by the CGCC and Board. This Consulting Agreement was most recently extended from January 1, 2010 to December 31, 2010 for an annual fee of $2,300,000 for the contract period, such fee to be payable quarterly in advance, subject to the aggregate limit on fees described below. No fee was paid in respect of 2009 since we did not generate profits in such year. Refer to "Compensation Discussion and Analysis – Determination of Amounts of Compensation – Determination of Compensation of Our Founder" and "Summary Compensation Table".

        Magna and SCC are parties to a Business Services Agreement under which SCC provides certain services to Magna and, on behalf of Magna, to its affiliates and associates located outside of Europe, for an annual fee. This Business Services Agreement was originally implemented in 2004 and has been extended on an annual basis since then, following review and approval by the CGCC and Board. This Business Services Agreement was most recently extended from January 1, 2010 to December 31, 2010 for an annual fee in an amount equal to one percent (1%) of Magna's Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution), such fee to be payable quarterly in arrears. No fee was paid in respect of 2009 since we did not generate profits in such year. Refer to "Compensation Discussion and Analysis – Determination of Amounts of Compensation – Determination of Compensation of Our Founder" and "Summary Compensation Table".

        The four contracts described above are subject to the terms of a letter clarifying that the aggregate fees payable thereunder are subject to a limit of 3% of our Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution).

        The terms and conditions of each of the four contracts described above, including the fees to be paid in respect of 2010, were reviewed by the CGCC and unanimously approved by the Independent Directors as being fair and in the best interests of the Corporation.

BUSINESS SERVICES AGREEMENT

        Effective as of January 1, 2009, Magna and BSI, an Ontario corporation, are parties to a Business Services Agreement under which BSI will make Ms. Stronach available to provide management, consulting and other business services to Magna and its subsidiaries. The fee under the Business Services Agreement in 2009 was $2,660,500, paid in cash, quarterly in arrears. For the period from January 1, 2010 to December 31, 2010, the aggregate fee payable is $1,835,500, plus 0.5% of Magna's Pre-Tax Profits Before Profit Sharing (as defined in Magna's Corporate Constitution), payable quarterly in arrears. In the event of a restatement of our financial statements (other than by reason of a retroactive change in accounting policies) which reduces Pre-Tax Profits Before Profit Sharing (as defined in the Corporate Constitution), BSI is obligated to refund the applicable amount of the variable portion of the fees. The Business Services Agreement may be terminated at our option on 12-months prior written notice and in certain other circumstances, including Ms. Stronach's disability or death. The agreement also contains a 12-month non-solicitation and non-competition period following termination of the agreement. The terms of the Business Services Agreement, including the fees to be paid in respect of 2010, were reviewed by the CGCC and unanimously approved by the Independent Directors as being fair and in the best interests of the Corporation.

INTERESTS OF MANAGEMENT AND OTHER INSIDERS IN CERTAIN TRANSACTIONS

SALE OF EXCESS REAL ESTATE

        During the fourth quarter of 2009, we entered into an agreement to sell an excess real estate property located in Vienna, Austria to Siegfried Wolf, our Co-Chief Executive Officer, for EUR 8.4 million ($11.5 million). The transaction was reviewed by the CGCC, which relied on an independent real estate appraisal and considered and rejected lower offers from three arm's length parties following a market listing of the property. The transaction, which was unanimously approved by the Independent Directors following the review and unanimous recommendation by the CGCC, closed in the first quarter of 2010. The property in question was originally purchased by us in 2008 as additional office space near our Oberwaltersdorf, Austria European headquarters. However, due to the economic downturn which began in the second half of 2008, plans to renovate and occupy the property were cancelled and the property was designated as excess real estate. The property was originally acquired by us for an aggregate purchase price of EUR 14.1 million ($22.2 million).

PURCHASES OF CLASS A SUBORDINATE VOTING SHARES BY NON-INDEPENDENT TRUSTS

        Two trusts (the "Trusts") make purchases of Class A Subordinate Voting Shares from time to time for transfer to the Canadian, U.S., U.K., German and Austrian equity participation and profit sharing plans, for transfer to employees in payment of bonuses or for sale or award to employees. During 2009, the Trusts borrowed up to $30 million interest-free from Magna to facilitate the purchase of Magna Class A Subordinate Voting Shares, principally for transfer to the Canadian, U.S., U.K., German and Austrian equity participation and profit sharing plans. This indebtedness was $19 million at December 31, 2009.

PURCHASES OF REAL ESTATE FROM MEC

        During the first quarter of 2009, we entered into an agreement to purchase a real estate property in Oberwaltersdorf, Austria from a subsidiary of MEC for a total purchase price of EUR 4.6 million ($5.7 million). The closing of the transaction occurred during the second quarter of 2009. The transaction was reviewed by the CGCC, which relied on an independent real estate appraisal, and subsequently unanimously approved by the Independent Directors following the review and unanimous recommendation by the CGCC.

        During the fourth quarter of 2007, we entered into an agreement to purchase 225 acres of real estate located in Austria from a subsidiary of MEC for a total purchase price of EUR 20 million ($29 million). The transaction was reviewed by the CGCC, which relied on an independent real estate appraisal, and subsequently unanimously approved by the Independent Directors following the review and unanimous recommendation by the CGCC. The transaction closed in the first quarter of 2008.

MEC RECEIVABLE

        As at March 5, 2009, we were owed approximately C$1.9 million ($1.5 million) (the "MEC Receivable") from MEC in respect of head office rent and other shared services. On March 5, 2009, MEC and certain of its subsidiaries filed voluntary petitions for bankruptcy protection under Chapter 11 or the U.S. Bankruptcy Code in the U.S. Bankruptcy Court, District of Delaware and also sought and obtained recognition of the Chapter 11 proceedings from the Ontario Superior Court of Justice, under section 18.6 of the Companies' Creditors Arrangement Act in Canada. The MEC Receivable, which represented an unsecured obligation of MEC, was written-off as uncollectible in 2009.

OPERATING LEASES WITH MID

        Magna and various of its subsidiaries lease land and buildings from MI Developments Inc. ("MID") under operating leases which Magna believes were effected on normal commercial terms at the time such leases were entered into. Rent and other related lease expenses paid by Magna and various of its subsidiaries to MID for 2009 were approximately $149 million. Magna expects that any future lease, construction or other arrangements with MID will be completed on arm's-length terms and conditions. Any material lease (including leases for new facilities, lease renewals and lease amendments for facility expansions), construction or other arrangements with MID are subject to review and approval by the CGCC in advance of any commitments by Magna or any of its subsidiaries to MID.

OTHER MATTERS

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

        None of Magna's present or former directors or executive officers were indebted at any time during 2009 to Magna or its subsidiaries. None of Magna's or its subsidiaries' present or former employees were indebted at any time during 2009 to Magna or its subsidiaries in connection with the purchase of Magna's securities or securities of any of Magna's subsidiaries, excluding routine indebtedness or indebtedness that has been entirely repaid. As at the Record Date, the aggregate amount of indebtedness to Magna and its subsidiaries, incurred other than in connection with the purchase of securities of Magna or its subsidiaries, was approximately $2.1 million in the case of present and former employees of Magna and its subsidiaries.

DIRECTORS' AND OFFICERS' INSURANCE

        Effective September 1, 2009, Magna renewed its directors' and officers' liability insurance for a one year renewal period. This insurance provides, among other coverages, coverage of up to $270 million (in the aggregate for all claims made during the policy year) for officers and directors of Magna and its subsidiaries. This policy does not provide coverage for losses arising from the intentional breach of fiduciary responsibilities under statutory or common law or from violations of or the enforcement of pollutant laws and regulations. The aggregate premium payable in respect of the policy year September 1, 2009 to September 1, 2010 for the executive indemnification portion of this insurance policy was approximately $2.6 million.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS

        Proposals of shareholders intended to be presented at our Annual Meeting of Shareholders to be held in 2011 must be received by us at our principal executive offices on or before March 7, 2011 in order to be included in our 2011 Management Information Circular/Proxy Statement.

CONTACTING THE BOARD OF DIRECTORS

        Shareholders wishing to communicate with any Independent Director may do so by contacting Magna's Lead Director through the office of the Corporate Secretary at 337 Magna Drive, Aurora, Ontario, Canada, L4G 7K1, telephone (905) 726-7070.

APPROVAL OF CIRCULAR

        The Board has approved the contents and mailing of this Circular.

/s/ "Bassem A. Shakeel"

Bassem A. Shakeel Vice-President and Secretary March 29, 2010

        Magna files an Annual Information Form with the Ontario Securities Commission and a Form 40-F with the U.S. Securities and Exchange Commission. A copy of Magna's most recent Annual Information Form, this Circular and the Annual Report containing Magna's consolidated financial statements and MD&A, will be sent to any person upon request in writing addressed to the Secretary at Magna's principal executive offices set out in this Circular. Such copies will be sent to any shareholder without charge. Copies of Magna's disclosure documents and additional information relating to Magna may be obtained by accessing the disclosure documents available on the internet on the Canadian System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Financial information is provided in Magna's comparative consolidated financial statements and MD&A for fiscal 2009. For more information about Magna, visit Magna's website at www.magna.com.

 APPENDIX A

TEXT OF ORDINARY RESOLUTION RATIFYING 2009 STOCK OPTION PLAN

RECITALS:

A.
On November 5, 2009, the Board of Directors of the Corporation approved the adoption of the 2009 Stock Option Plan (the "2009 Plan") for the benefit of key employees, officers, independent directors and certain other eligible Participants (as defined in the 2009 Plan) of the Corporation and its subsidiaries;

B.
A maximum of 8,000,000 Class A Subordinate Voting Shares of the Corporation have been reserved for issuance under the 2009 Plan; and

C.
Subject to ratification of the 2009 Plan by shareholders, the Board of Directors of the Corporation conditionally granted a total of 2,525,000 stock options under the 2009 Plan effective February 26, 2010, each at an exercise price of Cdn.$60.00 (U.S.$56.99 for stock options granted to U.S. residents) and with an expiry date of February 25, 2017 (the "2010 Options").

RESOLVED that:

1.
the 2009 Plan, a copy of which is contained in the Management Information Circular/Proxy Statement of the Corporation dated March 29, 2010, is hereby ratified and approved;

2.
the grant of 2010 Options are hereby ratified and approved; and

3.
Any two of the Chairman, Executive Vice-Chairman, a Co-Chief Executive Officer, the Executive Vice-President and Chief Financial Officer, Executive Vice-President and Chief Legal Officer, a Vice-President and General Counsel or the Vice-President and Secretary of the Corporation (collectively, the "Authorized Officers") be and are hereby authorized and directed, for and on behalf of the Corporation, to sign and execute all documents, to conclude any agreements and to do and perform all acts and things deemed necessary or advisable in order to give effect to this resolution and to the 2009 Plan.

  MAGNA INTERNATIONAL INC.
  2009 STOCK OPTION PLAN

  November 5, 2009

 ARTICLE 1
PURPOSE

1.1  Purposes of this Plan

The purposes of this Plan are to:

  (a)
  advance the interests of the Corporation by assisting it in attracting, retaining, motivating and rewarding key employees, officers, outside directors and certain other eligible Participants of the Corporation and its Subsidiaries;

  (b)
  motivate Participants to act in the long-term best interests of the Corporation; and

  (c)
  align the interests of Participants with those of the Corporation's shareholders.

ARTICLE 2
INTERPRETATION

2.1  Definitions

When used herein, unless the context otherwise requires, the following terms have the following meanings, respectively:

  "Associate" has the meaning ascribed to the term "associate" in Section 2.22 of NI 45-106;

  "Blackout Period" means any period established by the Corporation from time to time in its own discretion during which the Corporation's officers, Directors and/or employees are prohibited from trading in Shares;

  "Board" means the board of directors of the Corporation;

  "Change in Control" means the occurrence of any of the following events:

    (a)
    the completion of a transaction pursuant to which any Person hereafter acquires the direct or indirect beneficial ownership of all of the Shares, including in connection with any merger, consolidation or similar transaction;

    (b)
    the completion of the sale of all or substantially all of the Corporation's assets to a Person other than a Person that was, prior to such sale, a Related Entity of the Corporation; or

    (c)
    the dissolution or liquidation of the Corporation except in connection with the distribution of assets of the Corporation to one or more Persons that were Related Entities of the Corporation prior to such event;

  "Code" means the United States Internal Revenue Code of 1986, as amended from time to time;

  "Committee" means the Corporate Governance and Compensation Committee of the Board, including any successor thereto;

  "Consultant Participant" means an individual, other than an Employee Participant or Director Participant, or a consultant company which:

    (a)
    is engaged to provide services on a bona fide basis to the Corporation or a Subsidiary, other than services provided in relation to a distribution of securities of the Corporation or a Subsidiary;

    (b)
    provides the services under a written contract with the Corporation or a Subsidiary; and

    (c)
    spends or will spend a significant amount of time and attention on the business and affairs of the Corporation or a Subsidiary,

  and includes a Consultant Participant's Permitted Assigns. For the purposes of this definition, "consultant company" means, with respect to an individual consultant, either (i) a corporation of which the individual consultant is an employee or shareholder; or (ii) a partnership of which the individual consultant is an employee or partner;

  "Corporation" means Magna International Inc.;

  "Director" means a member of the Board;

  "Director Participant" means a Director who is not an employee of, or consultant to, the Corporation or any of its Subsidiaries and includes a Director Participant's Permitted Assigns;

  "Disabled" or "Disability" means the permanent and total incapacity of an Optionee as determined in accordance with procedures established by the Plan Administrator for purposes of this Plan;

  "Employee Participant" means a current full-time, part-time or contract employee (other than a Consultant Participant) of the Corporation or a Subsidiary and includes an Employee Participant's Permitted Assigns;

  "Exercise Notice" means a notice in writing, in the form set out in Schedule B, signed by an Optionee and stating the Optionee's intention to exercise a particular Option;

  "Exercise Period" means the period of time (commencing on the Grant Date) during which an Option granted under this Plan may be exercised in accordance with this Plan;

  "Exercise Price" means the price at which an Option Share may be purchased pursuant to the exercise of an Option.

  "Fair Market Value" of a Share as of any date means the closing price of a Share on the immediately preceding trading day on:

    (a)
    the TSX, in relation to Options denominated in Canadian dollars; and

    (b)
    the NYSE, in relation to Options denominated in U.S. dollars;

  "Grant Date" means the date of grant specified by the Plan Administrator at the time it grants an Option; provided, however, that: (a) such date shall not be prior to the date the Plan Administrator acts to grant the Option and (b) if the Plan Administrator does not specify a date of grant, such date shall be the date on which the Plan Administrator acts to grant an Option;

  "Insider" means an "insider" as defined in the TSX Company Manual;

  "ISOs" has the meaning set forth in Section 4.11 of this Plan;

  "NI 45-106" means National Instrument 45-106 – Prospectus and Registration Exemptions, of the Canadian Securities Administrators;

  "NYSE" means The New York Stock Exchange;

  "OBCA" means the Business Corporations Act (Ontario) and the regulations promulgated thereunder;

  "Option" means a right to purchase Shares under this Plan which is non-assignable and non-transferable unless otherwise approved by the Plan Administrator;

  "Optionee" means a Participant who has been granted one or more Options;

  "Option Agreement" means a written document signed by the Corporation in the form attached as Schedule A, subject to any amendments or additions thereto as may, in the discretion of the Plan Administrator, be necessary or advisable, evidencing the terms and conditions on which an Option has been granted under this Plan;

  "Option Shares" means Shares that shall be issued by the Corporation upon the exercise of outstanding Options;

  "Participants" means Director Participants, Employee Participants and Consultant Participants, and "Participant" means any one of them;

  "Permitted Assign" has the meaning ascribed to the term "permitted assign" in NI 45-106;

  "Person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator or other legal representative;

  "Plan" means this Magna International Inc. 2009 Stock Option Plan, as amended from time to time in accordance with the provisions hereof;

  "Plan Administrator" means:

    (a)
    in the case of Options granted to Employee Participants and Consultant Participants, the Committee; and

    (b)
    in the case of Options granted to Director Participants, the Board;

  "Prior Plan" means the Corporation's Amended and Restated Incentive Stock Option Plan, approved by shareholders in 1987, as subsequently amended and restated;

  "Related Entity" has the meaning ascribed to the term "related entity" in NI 45-106;

  "Retirement" means:

    (a)
    in the case of an Employee Participant, retirement from active employment with the Corporation or a Subsidiary at or after age 60 or, for purposes of this Plan, with the consent of an officer of the Corporation as may be designated by the Plan Administrator, at or after such earlier age and upon the completion of such years of service as the Plan Administrator may specify; and

    (b)
    in the case of a Director Participant, retirement from the Board, or cessation of service as a Director on the Board for any reason other than Death or Disability;

  "Security Based Compensation Arrangement" has the meaning ascribed to such term in the TSX Company Manual;

  "Shares" means the Class A Subordinate Voting Shares in the capital of the Corporation;

  "Subsidiary" has the same meaning ascribed thereto in the OBCA;

  "Termination Date" means:

    (a)
    in the case of an Employee Participant whose employment with the Corporation or a Subsidiary terminates in the circumstances set out in Section 4.7(a) or Section 4.7(b), the date designated by the Corporation or a Subsidiary, as the case may be, as the last day of such Employee Participant's employment with the Corporation or the Subsidiary, as the case may be; provided that, in the case of termination of employment by voluntary resignation by the Employee Participant, such date shall not be earlier than the date that notice of resignation was given, and "Termination Date" specifically does not mean the expiry date of any period of reasonable notice that the Corporation or the Subsidiary (as the case may be) may be required at law to provide to the Optionee;

    (b)
    in the case of a Consultant Participant whose consulting agreement or arrangement with the Corporation or a Subsidiary, as the case may be, terminates in the circumstances set out in Section 4.7(c) or Section 4.7(d), the date designated by the Corporation or the Subsidiary, as the case may be, as the date on which such Consulting Participant's consulting agreement or arrangement is terminated; provided that, in the case of termination of the agreement or arrangement by voluntary termination by the Consulting Participant, such date shall not be earlier than the date that notice of voluntary termination was given, and "Termination Date" specifically does not mean the expiry date of any period of notice of termination that the Corporation or the Subsidiary (as the case may be) may be required to provide to the Consulting Participant under the terms of the consulting agreement or arrangement; and

    (c)
    in the case of an Employee Participant whose employment with the Corporation is terminated by voluntary resignation and is immediately continued with a non-Subsidiary Related Entity of the Corporation, where such employment with such Related Entity subsequently terminates in the circumstances set out in Section 4.7(a) or Section 4.7(b), but excluding circumstances in which such termination is in connection with a resumption of employment with the Corporation, the date designated by the Related Entity as the last day of such Employee Participant's employment with the Related Entity; provided that, in the case of termination of employment by voluntary resignation by the Employee Participant, such date shall not be earlier than the date that notice of resignation was given, and "Termination Date" specifically does not mean the expiry date of any period of reasonable notice that the Related Entity may be required at law to provide to the Optionee;

  "TSX" means the Toronto Stock Exchange; and

  "TSX Company Manual" means the Toronto Stock Exchange Company Manual.

2.2  Interpretation

  (a)
  This Plan is created under and is to be governed, construed and administered in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

  (b)
  Headings of Articles and Sections are inserted for convenience of reference only and do not affect the construction or interpretation of this Plan.

  (c)
  Where the word "including" or "includes" is used in this Plan, it means "including (or includes) without limitation".

  (d)
  Whenever the Plan Administrator is to exercise discretion in the administration of the terms and conditions of this Plan, the term "discretion" means the sole and absolute discretion of the Plan Administrator.

  (e)
  As used herein, the terms "Article", "Section", "Subsection" and "clause" mean and refer to the specified Article, Section, Subsection and clause of this Plan, respectively.

  (f)
  Words importing the singular include the plural and vice versa, and words importing any gender include any other gender.

  (g)
  A reference in this Plan to a statute refers to that statute as it existed as of the date this Plan was approved by the Board.

  (h)
  Unless otherwise specified, all references to money amounts are to Canadian currency.

ARTICLE 3
PLAN ADMINISTRATION

3.1  Plan Administration

This Plan shall be administered by the Plan Administrator and, subject to the provisions of this Plan, the Plan Administrator has sole and complete authority and discretion to:

  (a)
  determine the Participants to which Options may be granted;

  (b)
  grant Options in such amounts and on such terms and conditions as it determines, including:

  (i)
  the time or times at which Options may be granted;

  (ii)
  subject to Section 4.2, the Exercise Price thereof;

  (iii)
  the time or times when each Option becomes exercisable and, subject to Section 4.3, the duration of the Exercise Period;

  (iv)
  whether restrictions or limitations are to be imposed on the Option Shares and the nature of such restrictions or limitations, if any;

    (v)
    any acceleration of exercisability or waiver of termination regarding any Option, based on such factors as the Plan Administrator may determine and applicable law may permit; and

    (vi)
    to cancel, amend, adjust or otherwise change any Option under such circumstances as the Plan Administrator may consider appropriate in accordance with the provisions of this Plan;

  (c)
  interpret this Plan and adopt, amend, prescribe and rescind administrative guidelines and other rules and regulations relating to this Plan; and

  (d)
  make all other determinations and take all other actions necessary or advisable for the implementation and administration of this Plan.

3.2  Delegation of Plan Administration

  (a)
  The Plan Administrator shall initially have authority to administer this Plan pursuant to the terms hereof.

  (b)
  The Board may change the Plan Administrator at any time by way of Board resolution.

  (c)
  The day-to-day administration of this Plan may be delegated to such officers and employees of the Corporation as the Plan Administrator determines.

  (d)
  Any decision made or action taken by the Plan Administrator arising out of or in connection with the administration or interpretation of this Plan in this context is final, conclusive and binding on the Corporation, Participants and all other Persons.

3.3  Eligibility

All Participants are eligible to participate in this Plan, subject to Subsections 4.6(d) and 4.7(e). Eligibility to participate does not confer upon any Participant any right to be granted Options pursuant to this Plan. The extent to which any Participant is entitled to be granted Options pursuant to this Plan shall be determined in the discretion of the Plan Administrator, provided, however, that the number of Shares:

  (a)
  issued to Insiders of the Corporation, within any one-year period; and

  (b)
  issuable to Insiders of the Corporation, at any time,

under this Plan, or when combined with all of the Corporation's other Security-Based Compensation Arrangements, shall not exceed 10% of the total issued and outstanding Shares, respectively.

3.4  Total Shares Subject to Options

  (a)
  The aggregate number of Shares that may be issued pursuant to the exercise of Options shall not exceed eight million (8,000,000). No Option may be granted if such grant would have the effect of causing the total number of Shares issuable upon the exercise of Options to exceed the above-noted total number of Shares reserved for issuance pursuant to this Plan.

  (b)
  To the extent any Options terminate for any reason prior to exercise in full or are surrendered or cancelled (with the consent of the Optionee), the Shares subject to such Options shall be added back to the number of Shares reserved for issuance under this Plan and such Shares shall again become available for grant under this Plan.

3.5  Option Agreements

All grants of Options under this Plan shall be evidenced by Option Agreements. Such Option Agreements shall be subject to the applicable provisions of this Plan and shall contain such provisions as are required by this Plan and any other provisions that the Plan Administrator may direct.

3.6  Non-transferability

Subject to Section 4.6 and the rules and policies of the TSX and NYSE (if applicable), as well as applicable law, Options granted under this Plan may only be exercised during the lifetime of the Participant and must be exercised personally. Except to the extent permitted by the Plan Administrator, no assignment or transfer of Options to any Person other than a Permitted Assign, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Options whatsoever in any assignee or transferee, and immediately upon any assignment or transfer, or any attempt to make the same, such Options shall terminate and be of no further force or effect. If Options have been granted or transferred to a corporation pursuant to this Section 3.6 when such transfer is permitted by such applicable rules, policies and law, such Options shall terminate and be of no further force or effect if at any time the Optionee should cease to beneficially own, directly or indirectly, a majority of the issued and outstanding shares of such corporation.

ARTICLE 4
GRANT OF OPTIONS

4.1  Grant of Options

  (a)
  The Plan Administrator may grant Options to any Employee Participant or Consultant Participant from time to time, subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe.

  (b)
  A Director Participant shall be granted Options to acquire five thousand (5,000) Shares upon:

  (i)
  the Director Participant's initial election or appointment as a Director; and

  (ii)
  each subsequent election as a Director thereafter,

    subject to the provisions of this Plan and such other terms and conditions as the Plan Administrator may prescribe.

  (c)
  No Options shall be granted during a Blackout Period.

4.2  Exercise Price

The Exercise Price per Option Share purchasable pursuant to an Option shall be:

  (a)
  no less than the Fair Market Value of a Share on the Grant Date, in the case of:

  (i)
  Options which are not granted as ISOs; and

  (ii)
  Options granted as ISOs, other than as contemplated by Subsection 4.11(d); and

  (b)
  110% of the Fair Market Value of a Share on the Grant Date, in the case of Options granted as ISOs as contemplated by Subsection 4.11(d).

4.3  Term of Options

Subject to any accelerated termination as set forth in this Plan and unless otherwise specified by the Plan Administrator, each Option expires on the seventh (7th) anniversary of the Grant Date. Notwithstanding the foregoing sentence, if an Option is due to expire on a date that falls within, or within two business days after the end of, a Blackout Period to which an Optionee is subject, the expiration date of such Option shall be the tenth (10th) business day following the expiration of the Blackout Period.

4.4  Exercise Period

  (a)
  Unless otherwise specified by the Plan Administrator at the time of granting an Option and except as otherwise provided in this Plan, each Option granted pursuant to Subsection 4.1(a) shall vest and be exercisable in instalments as follows:

PROPORTION OF OPTION SHARES THAT MAY BE PURCHASED	EXERCISE PERIOD
1/3	On the first anniversary of the Grant Date
1/3	On the second anniversary of the Grant Date
1/3	On the third anniversary of the Grant Date
  (b)
  Each Option granted pursuant to Subsection 4.1(b) shall vest and be exercisable in full on the first anniversary of the date of grant.

  (c)
  Except as may otherwise be provided in the Option Agreement and subject to Section 4.9, once an instalment becomes exercisable, it shall remain exercisable until expiration or termination of the Option. Each Option or instalment may be exercised at any time or from time to time, in whole or in part, for up to the total number of Option Shares with respect to which it is then exercisable.

  (d)
  Subject to the provisions of this Plan and any Option Agreement, Options shall be exercised by means of a fully completed Exercise Notice delivered to the Corporation.

4.5  Payment of Exercise Price

  (a)
  The Exercise Notice must be accompanied by payment in full of the aggregate Exercise Price for the Option Shares to be purchased.

  (b)
  If permitted by the Plan Administrator, in its sole discretion, Options may be exercised on a cashless basis whereby the Optionee surrenders for cancellation:

  (i)
  vested and exercisable Options having an aggregate "in-the-money" value equal to the Exercise Price of the Options being exercised and receives from the Corporation the Option Shares relating to the Options exercised; or

  (ii)
  vested and exercisable Options and receives a cash amount equal to the difference between:

  (A)
  the aggregate Exercise Price of all such Options surrendered for cancellation, and

  (B)
  the aggregate value of the related Option Shares based on the closing price of the Shares on the TSX or NYSE, as applicable, on the date of exercise.

    Solely for purposes of this Subsection 4.5(b), permission may be validly granted by any of the following on behalf of the Plan Administrator:

    (i)
    the Chairman of the Committee, in respect of Options exercised by Employee Participants and Consultant Participants; and

    (ii)
    any one of the: Chairman; Executive Vice-Chairman; a Co-Chief Executive Officer; the Executive Vice-President, Finance; Executive Vice-President and Chief Legal Officer; Executive Vice-President, Corporate Development; or the Vice-President, Finance of the Corporation, in respect of Options exercised by Director Participants.

  (c)
  No Option Shares shall be issued or transferred until the full Exercise Price therefor has been received by the Corporation or satisfied in accordance with Subsection 4.5(b). As soon as practicable after receipt of any Exercise Notice and full payment, the Corporation shall deliver to the Optionee a certificate or certificates representing the Option Shares.

4.6  Accelerated Termination of Options – Death, Disability or Retirement

  (a)
  Where a Participant's employment with, or service to, the Corporation, a Subsidiary or a non-Subsidiary Related Entity of the Corporation (if applicable) terminates by reason of the death of the Participant, any Options of the Optionee (whether or not vested and exercisable) may be exercised (including by the Participant's legal representative) until the earlier of:

  (i)
  the date which is one (1) year from the Participant's date of death; and

  (ii)
  the date on which the Exercise Period otherwise would have expired but for acceleration pursuant to this Section 4.6.

  (b)
  Where an Employee Participant's employment with the Corporation, Subsidiary or non-Subsidiary Related Entity of the Corporation (if applicable), or a Director Participant's service to the Corporation, terminates by reason of such Participant's Disability or Retirement, any Options of the Optionee (whether or not vested and exercisable) may be exercised (including by the Participant's legal representative) until the earlier of:

  (i)
  the date which is three (3) years from the date of the Participant's Disability or Retirement; and

  (ii)
  the date on which the Exercise Period otherwise would have expired but for acceleration pursuant to this Section 4.6.

  (c)
  Where a Consultant Participant's service to the Corporation or a Subsidiary terminates by reason of Disability (in the case of an individual Consultant Participant) or completion of service under any applicable consulting agreement or arrangement, any Options of the Optionee (whether or not vested and exercisable) may be exercised (including by the Consultant Participant's legal representative) until the earlier of:

  (i)
  the date which is one (1) year from the Consultant Participant's date of Disability or completion of service; and

  (ii)
  the date on which the Exercise Period otherwise would have expired but for acceleration pursuant to this Section 4.6.

  (d)
  An Optionee's eligibility to receive further grants of Options under this Plan ceases as of the date of the Optionee's death, Disability or Retirement.

4.7  Accelerated Termination of Options – Other Termination of Employment or Services

  (a)
  Where an Employee Participant's employment terminates by reason of:

  (i)
  termination by the Corporation, a Subsidiary or a non-Subsidiary Related Entity of the Corporation (if applicable) without cause (whether such termination occurs with or without any or adequate reasonable notice, or with or without any or adequate compensation in lieu of such reasonable notice); or

  (ii)
  voluntary resignation by the Employee Participant,

    then any vested Options held by such Employee Participant which are exercisable at the Termination Date continue to be exercisable until the earlier of:

      (A)
      the date that is three (3) months after the Termination Date; and

      (B)
      the date on which the Exercise Period of the particular Option expires,

    unless otherwise determined by the Plan Administrator, in its sole discretion. Any Options held by the Employee Participant which are not exercisable at the Termination Date immediately expire and shall be cancelled on the Termination Date.

  (b)
  Where an Employee Participant's employment is terminated for cause by the Corporation, a Subsidiary or a non-Subsidiary Related Entity of the Corporation (if applicable), then all Options held by such Employee Participant, whether or not vested and exercisable at the Termination Date, immediately expire and shall be cancelled on the Termination Date, unless otherwise determined by the Plan Administrator, in its sole discretion.

  (c)
  Where a Consultant Participant's consulting agreement or arrangement is:

  (i)
  terminated by the Corporation or a Subsidiary for any reason whatsoever other than for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the relevant consulting agreement or arrangement); or

  (ii)
  voluntarily terminated by the Consultant Participant pursuant to the terms of the consulting agreement or arrangement,

    then any vested Options held by such Consultant Participant which are exercisable at the Termination Date shall continue to be exercisable by such Consultant Participant until the earlier of:

      (A)
      the date that is three (3) months from the Termination Date of such Consultant Participant; and

      (B)
      the date on which the Exercise Period of the particular Option expires,

    unless otherwise determined by the Plan Administrator. Any Options held by such Consultant Participant which are not exercisable at the Termination Date immediately expire and are cancelled on such date.

  (d)
  Where a Consultant Participant's consulting agreement or arrangement is terminated by the Corporation or a Related Entity of the Corporation for breach of the consulting agreement or arrangement (whether or not such termination is effected in compliance with any termination provisions contained in the relevant consulting agreement or arrangement), then any Options held by such Consultant Participant, whether or not such Options are exercisable at the Termination Date, immediately expire and are cancelled on the Termination Date, unless otherwise determined by the Plan Administrator, in its sole discretion.

  (e)
  An Optionee's eligibility to receive grants of Options under this Plan ceases as of the date that the Corporation, Subsidiary or the non-Subsidiary Related Entity of the Corporation (if applicable), as the case may be, provides the Participant with written notification that his or her employment, term of office, consulting agreement or arrangement, as the case may be, is terminated, notwithstanding that such date may be prior to the Termination Date.

  (f)
  Notwithstanding Subsection 4.7(a), unless the Plan Administrator in its discretion otherwise determines at any time and from time to time, Options are not affected by a change of employment or consulting arrangement within or among the Corporation or a Subsidiary for so long as the Employee Participant continues to be an employee of the Corporation or a Subsidiary.

4.8  Discretion to Permit Exercise

Notwithstanding the provisions of Sections 4.6 and 4.7, the Plan Administrator may, in its discretion, at any time prior to or following the events contemplated in such sections, permit the exercise of any or all Options held by the Optionee in the manner and on the terms authorized by the Plan Administrator, provided that the Plan Administrator shall not, in any case, authorize the exercise of an Option beyond the expiration of the Exercise Period (as determined by excluding the impact of Sections 4.6 and 4.7) of the particular Option.

4.9  Change in Control

  (a)
  Notwithstanding anything else in this Plan or any Option Agreement, the Plan Administrator may, without the consent of any Optionee, take such steps as are necessary or desirable to cause the conversion or exchange of any outstanding Options into or for options, rights or other securities of substantially equivalent value (or greater value), as determined by the Plan Administrator in its discretion, in any entity participating in or resulting from a Change in Control.

  (b)
  Upon the Corporation entering into an agreement relating to, or otherwise becoming aware of, a transaction which, if completed, would result in a Change in Control, the Plan Administrator may, in its sole discretion, accelerate the vesting of any or all outstanding Options to provide that, notwithstanding Section 4.4 or any Option Agreement, such outstanding Options shall be fully vested and exercisable upon (or prior to) the completion of the transaction resulting in the Change in Control. In the event the Plan Administrator accelerates the vesting of any outstanding Options pursuant to this Subsection 4.9(b):

  (i)
  unless previously exercised, all Options (including those whose vesting has been accelerated pursuant to this Subsection 4.9(b)) shall expire as of the close of business on the business day immediately preceding the effective date of such Change in Control; and

  (ii)
  if, for any reason, the transaction that would result in a Change in Control is not completed, the Plan Administrator shall cause the acceleration of Exercise Periods of any Options or acceleration of the time for the fulfillment of any conditions or restrictions on such exercise of Options to be retracted and the vesting of such Options to revert to the manner provided in the applicable Option Agreement, unless such Options have already been exercised.

4.10   Conditions of Exercise

Each Optionee shall, when requested by the Corporation, sign and deliver all such documents relating to the granting or exercise of Options which the Corporation deems necessary or desirable.

4.11   Incentive Stock Options

The following provisions shall apply, in addition to the other provisions of this Plan which are not inconsistent therewith, to Options intended to qualify as incentive stock options ("ISOs") under Section 422 of the Code:

  (a)
  Options may be granted as ISOs only to individuals who are employees of the Corporation or any present or future "subsidiary corporation" or "parent corporation" as those terms are defined in Section 424 of the Code (collectively, "Related Corporations") and Options shall not be granted as ISOs to non-employee Directors or independent contractors;

  (b)
  for purposes of Sections 4.6 and 4.7 of the Plan, "Disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code;

  (c)
  if an Optionee ceases to be employed by the Corporation and/or all Related Corporations other than by reason of death or Disability, Options shall be eligible for treatment as ISOs only if exercised no later than three months following such termination of employment;

  (d)
  the Exercise Price in respect of Options granted as ISOs to employees who own more than 10% of the combined voting power of all classes of stock of the Corporation or a Related Corporation (a "10% Stockholder") shall be not less than 110% of the Fair Market Value per Share on the Grant Date and the term of any ISO granted to a 10% Stockholder shall not exceed five years measured from the Grant Date;

  (e)
  Options held by an Optionee shall be eligible for treatment as ISOs only if the fair market value (determined as at the Grant Date) of the Shares with respect to which such Options and all other options intended to qualify as "incentive stock options" under Section 422 of the Code held by such individual and granted under the Plan or any other plan of a Related Corporation and which are exercisable for the first time by such individual during any one calendar year does not exceed U.S.$100,000; and

  (f)
  by accepting an Option granted as an ISO under the Plan, each Optionee agrees to notify the Corporation in writing immediately after such Optionee makes a "Disqualifying Disposition" of any stock acquired pursuant to the exercise of such ISO; for this purpose, a Disqualifying Disposition is any disposition occurring on or before the later of (a) the date two years following the date the ISO was granted or (b) the date one year following the date the ISO was exercised.

 ARTICLE 5
SHARE CAPITAL ADJUSTMENTS

5.1  General

The existence of any Options does not affect in any way the right or power of the Corporation or its shareholders (i) to make, authorize or determine any adjustment, recapitalization, reorganization or any other change in the Corporation's capital structure or its business, or any amalgamation, combination, merger or consolidation involving the Corporation, (ii) to create or issue any bonds, debentures, Shares or other securities of the Corporation or to determine the rights and conditions attaching thereto, (iii) to effect the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or (iv) to effect any other corporate act or proceeding, whether of a similar character or otherwise, whether or not any such action referred to in this section would have an adverse effect on this Plan or any Option granted hereunder.

5.2  Reorganization and Other Events Affecting the Corporation's Capital

Should the Corporation effect a redivision, subdivision, consolidation, recapitalization or any similar transaction to any of the foregoing, or a payment of a stock dividend (other than a stock dividend that is in lieu of a cash dividend), or should any other change be made in the capitalization of the Corporation, and in the event of an amalgamation, arrangement, consolidation, combination, merger or other reorganization involving the Corporation by exchange of Shares, by sale or lease of assets, spin-off or otherwise (other than a Change in Control), that, in the opinion of the Plan Administrator, would warrant the amendment or replacement of any existing Options in order to:

  (a)
  adjust the number of Shares that may be acquired on the exercise of any outstanding Options;

  (b)
  modify the Exercise Price of any outstanding Options in order to preserve proportionately the rights and obligations of the Optionees;

  (c)
  provide that the Options shall be exercisable for shares of an entity other than the Corporation; and/or

  (d)
  make any other change in order to preserve proportionately the rights and obligations of the Optionees,

the Plan Administrator shall authorize such steps to be taken as may be equitable and appropriate to that end.

5.3  Immediate Exercise of Awards

Where the Plan Administrator determines that the steps described in Section 5.2 would not preserve proportionately the rights and obligations of the Optionees in the circumstances or otherwise determines that it is appropriate, the Plan Administrator may permit the immediate exercise of any outstanding Options that are not otherwise exercisable.

5.4  Issue by Corporation of Additional Shares

Except as expressly provided in this Article 5, neither the issue by the Corporation of shares of any class or securities convertible into or exchangeable for shares of any class, nor the conversion or exchange of such shares or securities, affects, and no adjustment by reason thereof is to be made with respect to (a) the number of Shares that may be acquired on the exercise of any outstanding Options; or (b) the Exercise Price of any outstanding Options.

5.5  Fractions

No fractional Shares shall be issued on the exercise of an Option. Accordingly, if as a result of any adjustment under Section 5.2 an Optionee would become entitled to a fractional Share, the Optionee has the right to acquire only the adjusted number of full Shares and no payment or other adjustment shall be made with respect to the fractional Shares so disregarded.

5.6  Conditions of Exercise

The Plan and each Option are subject to the requirement that, if at any time the Plan Administrator determines that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any provincial, state or federal law, or the consent or approval of any governmental body, securities exchange or of the holders of the Shares generally, is necessary or desirable as a condition of or in connection with the granting of such Option or the issue or purchase of Shares thereunder, no such Option may be granted or exercised in whole or in part unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Plan Administrator. The Optionees shall, to the extent applicable, cooperate with the Corporation in relation to such listing, registration, qualification, consent or other approval and shall have no claim or cause of action against the Corporation or any of its officers or Directors as a result of any failure by the Corporation to obtain or to take any steps to obtain any such registration, qualification or approval.

ARTICLE 6
MISCELLANEOUS PROVISIONS

6.1  Legal Requirement

The Corporation is not obligated to grant any Options, issue any Shares or other securities, make any payments or take any other action if, in the opinion of the Plan Administrator, in its sole discretion, such action would constitute a violation by an Optionee or the Corporation of any provision of any applicable statutory or regulatory enactment of any government or government agency or if such action would give rise to any obligation on the part of the Corporation to register as dealer or to file a prospectus under applicable securities laws (unless the Corporation chooses to comply with such obligation).

6.2  Optionee's Entitlement

Except as otherwise provided in this Plan, Options previously granted under this Plan, whether or not then exercisable, are not affected by any subsequent change in the relationship between or ownership of the Corporation, any Subsidiary and/or a non-Subsidiary Related Entity of the Corporation (if applicable).

6.3  Withholding Taxes

The exercise of each Option granted under this Plan is subject to the condition that if at any time the Corporation determines, in its discretion, that the satisfaction of withholding tax or other withholding liabilities is required under applicable law in respect of such exercise, such exercise is not effective unless such withholding has been effected to the satisfaction of the Corporation. In such circumstances, the Corporation may require that an Optionee pay to the Corporation, in addition to and in the same manner as the Exercise Price, such amount as the Corporation is obliged to remit to the relevant taxing authority in respect of the exercise of the Option. Any such additional payment is due no later than the date as of which any amount with respect to the Option exercised first becomes includable in the gross income of the Optionee for tax purposes.

6.4  Rights of Participant/Optionee

No Participant has any claim or right to be granted an Option (including, without limitation, an Option granted in substitution for any Option that has expired pursuant to the terms of this Plan). No Optionee has any rights as a shareholder of the Corporation in respect of Shares issuable on the exercise of rights to acquire Shares under any Option until the issuance to the Optionee of such Shares.

6.5  Termination

  (a)
  The Plan shall terminate and, for greater certainty, all unexercised Options shall expire following the completion of a Change in Control as contemplated in clause 4.9(b)(i), provided that the Plan Administrator accelerates the vesting of Options pursuant to Section 4.9.

  (b)
  The Board may terminate this Plan at any time without shareholder approval. The termination of this Plan shall have no effect on outstanding Options, which shall continue in effect in accordance with their terms and conditions and the terms and conditions of this Plan.

6.6  Participation in this Plan

The participation of any Participant in this Plan is entirely voluntary and not obligatory and shall not be interpreted as conferring upon such Participant any rights or privileges other than those rights and privileges expressly provided in this Plan. In particular, participation in this Plan does not constitute a condition of employment or service nor a commitment on the part of the Corporation to ensure the continued employment or service of such Participant. The Plan does not provide any guarantee against any loss that may result from fluctuations in the market value of the Shares. The Corporation does not assume responsibility for the personal income or other tax consequences for the Participants and they are advised to consult with their own tax advisors.

6.7  Personal Information

Each Participant shall provide the Corporation with all information (including personal information) required by the Corporation in order to administer to the Plan. Each Participant acknowledges that information required by the Corporation in order to administer the Plan may be disclosed to third parties in connection with the administration of the Plan. Each Participant consents to such disclosure and authorizes the Corporation to make such disclosure on the Participant's behalf.

6.8  Amendments

The Board may amend, suspend or discontinue the Plan at any time without shareholder approval, provided, however, that no such amendment, suspension or discontinuance may, without the consent of the Optionee, alter or impair any Option previously granted to an Optionee under the Plan and shareholder approval shall be required for the following amendments to the Plan or any Option:

  (a)
  any increase in the number of Shares reserved for issuance under the Plan, except as a result of an event specified in Section 5.2 of this Plan;

  (b)
  a reduction in the Exercise Price of an Option held by an Insider (for this purpose, a cancellation or termination of an Option of a Participant prior to its expiry for the purpose of reissuing Options to the same Participant with a lower Exercise Price within such time period as may be specified by the TSX from time to time, shall be treated as an amendment to reduce the Exercise Price of an Option) except for the purpose of maintaining Option value in connection with an event specified in Section 5.2 of this Plan;

  (c)
  an extension of the term of an Option held by an Insider (other than an extension to 10 business days after the end of a Blackout Period if the expiry date would otherwise fall within, or within two days after the end of a Blackout Period);

  (d)
  an amendment to the provisions of Section 3.3 to remove or exceed the 10% limit set forth therein; and

  (e)
  this Section 6.8, respecting matters requiring shareholder approval other than the addition of matters to be subject to shareholder approval.

6.9  Corporate Action

Nothing contained in this Plan or in an Option shall be construed so as to prevent the Corporation from taking any corporate action deemed by the Corporation to be appropriate or in its best interest, whether or not such action would have an adverse effect on this Plan or any Option, including, with respect to an Option previously granted, any adjustments to the Exercise Price, Exercise Period or number of Option Shares, provided that any such adjustment is required by any securities exchange or applicable securities laws.

6.10   U.S. Tax Laws

If any provision of this Plan contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code, or could cause the Participant to recognize income for U.S. federal income tax purposes with respect to any Options before such Options are exercised or to be subject to interest and penalties under Section 409A, such provision shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A or causing such income recognition or imposition of interest or penalties. Moreover, any discretionary authority that the Plan Administrator or any delegate thereof may have pursuant to this Plan shall not be applicable to Options that are subject to Section 409A to the extent such discretionary authority will contravene Section 409A.

6.11   Notices

All written notices to be given by the Optionee to the Corporation shall be delivered personally or by registered mail, postage prepaid, addressed as follows:

    Magna International Inc.
    337 Magna Drive
    Aurora, Ontario L4G 7K1
    Attention: Corporate Secretary
    Fax: 905-726-2603

Any notice given by the Optionee pursuant to the terms of an Option shall not be effective until actually received by the Corporation at the above address.

6.12   Prior Plan

Upon ratification of this Plan by shareholders, the Prior Plan shall terminate such that no further grants of options or other awards shall be made thereunder. Notwithstanding the foregoing, the termination of the Prior Plan shall have no effect on outstanding options or other awards granted thereunder, all of which shall continue in full force and effect in accordance with their terms and conditions and the terms and conditions of the Prior Plan and the applicable option agreements.

APPROVED BY THE BOARD:	November 5, 2009
RATIFIED BY SHAREHOLDERS:	[May 6, 2010]

 SCHEDULE A
Stock Option Agreement

MAGNA INTERNATIONAL INC. (the "Corporation") hereby grants to the Optionee named below (the "Optionee") an option (the "Option") to purchase, in accordance with and subject to the terms, conditions and restrictions of this Agreement, together with the provisions of the 2009 Stock Option Plan (the "Plan") of the Corporation dated November 5, 2009 and ratified by the Corporation's shareholders on May 6, 2010, the number of Class A Subordinate Voting Shares in the capital of the Corporation ("Shares") at the price per share set forth below:

  Name of Optionee:

  Type of Participant:

  Grant Date:

  Total Number of Shares Subject to Option:

  Exercise Price: U.S. / Cdn.$

1.
The terms and conditions of the Plan are hereby incorporated by reference as terms and conditions of this Option Agreement and all capitalized terms used herein, unless expressly defined in a different manner, have the meanings ascribed thereto in the Plan.

2.
Subject to the Plan and unless otherwise determined by the Plan Administrator at the time of granting an Option, each Option is exercisable in the instalments set forth in Section 4.4 of the Plan.

3.
In no event is the Option granted hereunder exercisable after the expiration of the relevant Exercise Period.

4.
No fractional Shares shall be issued on the exercise of the Option granted hereunder. If, as a result of any adjustment to the number of Shares issuable on the exercise of the Option granted hereunder pursuant to the Plan, the Optionee would be entitled to receive a fractional Share, the Optionee has the right to acquire only the adjusted number of full Shares and no payment or other adjustment shall be made with respect to the fractional Shares so disregarded.

5.
Nothing in the Plan or in this Option Agreement shall affect the Corporation's right, or that of a Subsidiary, to terminate the employment of, term of office of, or consulting agreement or arrangement with an Optionee at any time for any reason whatsoever. Upon such termination, an Optionee's rights to exercise Options shall be subject to restrictions and time limits for the exercise of Options. Complete details of such restrictions are set out in the Plan, including Sections 4.6 and 4.7 of the Plan.

6.
Each notice relating to the Option, including the exercise thereof, must be in writing. All notices to the Corporation must be delivered personally or by prepaid registered mail and must be addressed to the Corporate Secretary. All notices to the Optionee shall be addressed to the principal address of the Optionee on file with the Corporation. Either the Corporation or the Optionee may designate a different address by written notice to the other. Such notices are deemed to be received, if delivered personally, on the date of delivery and, if sent by prepaid, registered mail, on the fifth business day following the date of mailing. Any notice given by either the Optionee or the Corporation is not binding on the recipient thereof until received.

7.
When the issuance of Shares on the exercise of the Option may, in the opinion of the Corporation, conflict or be inconsistent with any applicable law or regulation of any governmental agency having jurisdiction, the Corporation reserves the right to refuse to issue such Shares for so long as such conflict or inconsistency remains outstanding.

8.
Subject to Section 4.6 of the Plan, the Options granted pursuant to this Option Agreement may only be exercised during the lifetime of the Optionee by the Optionee personally, and subject to Section 3.6 of the Plan, no assignment or transfer of the Option, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Option whatsoever in any assignee or transferee. Immediately upon any assignment or transfer or any attempt to make such assignment or transfer, the Option granted hereunder terminates and is of no further force or effect. Complete details of this restriction are set out in the Plan.

9.
The Optionee hereby agrees that:

(a)
any rule, regulation or determination, including the interpretation by the Board of the Plan, the Option granted hereunder and the exercise thereof is final and conclusive for all purposes and binding on all persons including the Corporation and the Optionee; and

(b)
the grant of the Option does not affect in any way the right of the Corporation or any Subsidiary to terminate the employment or service of the Optionee.

10.
This Option Agreement has been made in and is to be construed under and in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein. Each party submits to the exclusive jurisdiction of the competent courts within the Province of Ontario in any action, application, reference or other proceeding arising out of or related to this Agreement and agrees that all claims in respect of any such actions, application, reference or other proceeding shall be heard and determined in such courts. Each of the parties irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action, application or proceeding. A final judgment in any such action, application or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law and must not be re-litigated on the merits.

11.
This Agreement enures to the benefit of and is binding upon the parties and their respective heirs, attorneys, guardians, estate trustees, executors, trustees and successors (including any successor by reason of amalgamation of any party) and permitted assigns.

12.
In the event of any conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall prevail.

[IF APPLICABLE:

13.
(a)    The Optionee agrees that the "net gain" from any sale of Option Shares acquired on exercise of Options which are the subject of this Agreement shall be deemed to be income during the year in which the sale occurs for the purposes of the "Magna Share Investment" paragraph contained in the Optionee's employment contract with the Corporation or any subsidiary.

    The "net gain" shall be the gross amount received by the Optionee from the sale of Option Shares, minus: the applicable sales commission, the Exercise Price and the income taxes incurred by the Optionee attributable to the exercise of the Option.

  (b)
  Notwithstanding the requirement contained in paragraph 13(a) above, in the event the Optionee ceases to be employed by the Corporation or any of its subsidiaries or affiliates within one year following the date of exercise, the Optionee shall maintain until the one year anniversary of the Option exercise date such number of Shares (including restricted Shares) and/or restricted share units of the Corporation equal in value as measured on the exercise date to the "net gain" calculated in accordance with paragraph 13(a).]

  [FOR CERTAIN U.S. OPTIONEES:

14.
The Option granted hereby is intended to be an ISO and the Optionee acknowledges and agrees that Section 4.11 of the Plan is applicable to the Option and the Optionee.]

MAGNA INTERNATIONAL INC.
By:	Authorized Signatory
By:	Authorized Signatory

I have read the foregoing Option Agreement and hereby accept the Option to purchase Shares in accordance with and subject to the terms and conditions of such Agreement and the Plan. I understand that I may review the complete text of the Plan by downloading it directly from the Corporation's website or intranet, or by contacting the Corporate Secretary of the Corporation. I agree to be bound by the terms and conditions of the Plan governing the award.

Date Accepted	Optionee's Signature
Optionee's Name (Please Print)

 SCHEDULE B
Stock Option Plan Exercise Notice Form – Options

        I,                                                                                                                      , hereby exercise the Option (print name) to purchase                                Class A Subordinate Voting Shares of MAGNA INTERNATIONAL INC. (the "Corporation") at a purchase price of U.S. / Cdn. $                     per Class A Subordinate Voting Share. This Exercise Notice is delivered in respect of the Option to purchase                           Class A Subordinate Voting Shares of the Corporation that was granted to me on                                                        pursuant to the Option Agreement entered into between the Corporation and me.

In connection with the foregoing, I (check one):

        enclose cash, a cheque, bank draft or money order payable to the Corporation in the amount of U.S. /Cdn. $                                representing payment in full of the Exercise Price;

        surrender for cancellation such number of vested Options having an in-the-money value equal to the Exercise Price, in full satisfaction of the Exercise Price; or

        surrender for cancellation the Option to purchase all of the foregoing Class A Subordinate Voting Shares and request that the Corporation deliver the difference between the Exercise Price and the closing price of the Corporation's Class A Subordinate Voting Shares on the Toronto Stock Exchange or The New York Stock Exchange, as applicable, on the date hereof.

Date	Optionee's Signature

 APPENDIX B

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

        Magna is a public company in Canada and the United States, with Class A Subordinate Voting Shares listed on the Toronto Stock Exchange ("TSX") and on The New York Stock Exchange ("NYSE"). We are subject to regulation by the Canadian Securities Administrators ("CSA"), principally the Ontario Securities Commission ("OSC"), the U.S. Securities and Exchange Commission ("SEC"), the TSX and the NYSE. A discussion of our corporate governance policies and practices as against the CSA's corporate governance guidelines (reflected in National Policy 58-201) follows below. Additional disclosure regarding Magna's Audit Committee, including certain disclosure required by National Instrument 52-110F1, can be found in our Annual Information Form dated March 29, 2010 which has been filed on SEDAR (www.sedar.com) and posted on the Corporate Governance section of Magna's website (www.magna.com). The Corporate Governance section of Magna's website also contains a discussion of the differences between Magna's corporate governance practices and policies and the NYSE Listing Standards (reflected in Section 303A of the NYSE Listed Company Manual).

        The following describes our approach to corporate governance and reflects the structures, policies and procedures, in addition to the Corporate Constitution, which ensure that effective corporate governance practices are followed and the Board functions independently of Management.

Primary Governance Documents
Magna has a number of charters, policies and other documents which support our overall system of corporate governance, all of which are available on the Corporate Governance section of our website (www.magna.com), including the following:
	•	Restated Articles of Incorporation, which contain the Corporate Constitution discussed below;
	•	By-Laws;
	•	Board Charter;
	•	Audit Committee Charter;
	•	Corporate Governance and Compensation Committee Charter;
	•	Health and Safety and Environmental Committee Charter;
	•	Nominating Committee Charter;
	•	Code of Conduct and Ethics;
	•	Corporate Disclosure Policy; and
	•	Health, Safety & Environmental Policy.
Corporate Constitution
In 1984, Magna shareholders adopted our Corporate Constitution, which formalized corporate governance practices that had evolved over many years. The Corporate Constitution, as well as the various governance-related policies which preceded it, reflected our efforts to strike a balance among our stakeholders – employees, managers and investors – by defining their respective rights to participate in Magna's profits and growth, while at the same time subjecting Management to certain disciplines. The specific inclusion of such policies in a Corporate Constitution, which has formed part of our governing charter documents (Articles) and is therefore subject to enforcement by any shareholder, was (and continues to be) unprecedented to the knowledge of Management.
The policies reflected in the Corporate Constitution include the following:
	•	A majority of the members of the Board must be individuals who are not officers or employees of Magna or any of its affiliates, nor persons related to any such officers or employees.
•
Magna shareholders are collectively entitled to annual dividend distributions which are not less than 20% of Magna's after-tax profits on average over a rolling three fiscal year basis and not less than 10% of Magna's after-tax profits with respect to each fiscal year (the "Dividend Policy").
•
Magna Class A Subordinate Voting shareholders may directly elect two directors if Magna fails to achieve a 4% return on capital on average over a rolling two fiscal year basis, or the dividends required under the Dividend Policy are not distributed.

• Magna Class A Subordinate Voting and Class B shareholders, with each class voting separately, will have the right to approve any investment by us in an unrelated business in the event such investment together with all other investments in unrelated businesses exceeds 20% of our equity (the "Investment Policy").
•
Certain specific distributions of pre-tax profits relating to employee profit participation (10%), to the support of social objectives (maximum 2%) and to research and development (minimum 7%) are required (the "Distribution Policy").
• The aggregate incentive bonuses paid or payable to Corporate Management in respect of any fiscal year shall not exceed 6% of Magna's Pre-Tax Profits Before Profit Sharing.

The policies reflected in the Corporate Constitution represent another aspect of our unique, entrepreneurial corporate culture, in addition to the operational and compensation philosophies described under "Compensation Discussion and Analysis".
Board Mandate
The Board operates pursuant to applicable law, under which the Board is charged with the responsibility of managing or supervising the management of the business and affairs of Magna. In doing so, directors are required to act honestly and in good faith with a view to the best interests of Magna and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Board is also subject to the provisions of our Board Charter, which serves to clarify the Board's role and responsibilities and sets out requirements relating to its size, composition and independence, the administration of the Board, committee structure, and oversight responsibilities concerning the compensation and evaluation of Corporate Management. The Board Charter assigns the Board principal responsibility for the following items:

Satisfying Itself as to the Integrity of Corporate Management – The Board discharges this responsibility through the appointment of our Co-Chief Executive Officers and other members of Corporate Management. Additionally, the Board previously adopted and the Corporate Governance and Compensation Committee ("CGCC") oversees, the Code of Conduct and Ethics, which applies equally to Corporate Management, all other employees, as well as the Board. Breaches of the Code are reported to the Audit Committee, which maintains oversight responsibility for the handling of reported breaches. Both Committees are comprised entirely of Independent Directors.

Adoption of a Strategic Planning Process – Prior to the commencement of, or in the first month of, each fiscal year, the Board participates in at least one business planning and strategic planning meeting with management at which specific product strategies and three year business plans are presented by members of management and future trends and risks over a three to ten year horizon are jointly identified. Capital expenditure projections for the following fiscal year are reviewed and a budget approved at the conclusion of the strategic planning meeting. Updates on industry trends, product strategies, new product developments, major new business, capital expenditures and specific problem areas/action plans are presented by management and discussed as part of a management report at each regular quarterly Board meeting.

Identification and Management of Principal Risks – By means of the annual business plan and strategy meeting(s) as well as quarterly updates by management, the Board identifies and reviews with management the principal business risks and receives reports of management's assessment of and proposed responses to those risks as they develop in order to ensure that these risks are being appropriately managed. Additionally, both the Audit Committee and the Health and Safety and Environmental Committee ("HSEC") play a role in identifying and implementing monitoring and other systems to deal with the risks which fall within their respective mandates. A discussion of some of the principal business risks Magna currently faces, as well as Magna's efforts to mitigate these risks, is contained in the "Industry Trends and Risks" section of Magna's MD&A contained in its Annual Report to Shareholders for the year ended December 31, 2009, as well as the Risk Factors section of Magna's Annual Information Form dated March 29, 2010.

Succession Planning and Appointment; Training and Monitoring of Executive Management – Magna's long-established policy of profit-based incentive compensation has (subject to temporary adjustments discussed under "Compensation Discussion & Analysis") continued to be implemented by the CGCC at the corporate level in order to attract, retain and motivate skilled and entrepreneurial management and employees and to ensure that their level of compensation bears a direct relationship to management performance (as measured by profitability). Through its review of all officer appointments, particularly that of the Co-Chief Executive Officers, the Board and the CGCC are involved in management succession and manpower planning issues. The Co-Chief Executive Officers also review management succession and development with the CGCC as part of the annual Committee review process. While the responsibility for direct training has traditionally been left to management, the Board satisfies itself that the necessary levels of skill and experience exist when reviewing and making appointments.

Maintenance of an Effective Communications Policy with Magna's Stakeholders – The Board has ensured that a program is in place to effectively communicate with Magna's stakeholders, including shareholders, employees and the general public. This program includes our Corporate Disclosure Policy, pursuant to which we have designated certain authorized spokespersons to communicate with the public on our behalf, and a Corporate Disclosure Committee which reviews all material public disclosures. A copy of this Corporate Disclosure Policy is available on our website (www.magna.com). Under this policy, our investor relations personnel are responsible for responding to all shareholder and analyst communications and for the operation of its investor communications program. This program includes quarterly open conference calls/webcasts to present the financial results for each quarter and the complete fiscal year. Presentations are made at each Annual Shareholders Meeting which explain our business results for the prior fiscal year and business objectives and strategies for the future. Management reports quarterly to the Board on the financial markets and major shareholder activity. The Board reviews and approves all material investor communications, including press releases involving the dissemination of quarterly financial information and all material regulatory disclosure documents. The Board and management also place great emphasis on our employee communications program, which is administered by our Human Resources Department, particularly the management of our unique Employee Charter. This program includes regular employee communications meetings, the publication of a newsletter (Magna People) and an employee annual report as well as the maintenance of an employee Hotline, the Good Business Line, divisional employee advocates and divisional fairness committees to directly address individual employee concerns.

Ensuring that Effective Systems Are in Place to Monitor the Integrity of Internal Control and Management Information Systems – The Board, through the Audit Committee (which oversees the activities of Magna's Internal Audit Department) and HSEC, assumes responsibility for ensuring that effective systems are in place to monitor the integrity of our internal control and management information systems in their delegated areas. Both the Audit Committee and HSEC meet at least quarterly. In addition to its regular audits of our divisions, the Internal Audit Department has reviewed and tested our internal controls in connection with Management's certification of internal controls for purposes of National Instrument 52-109 – Certification of Disclosure in Issuers' Annual and Interim Filings and Section 404 of SOX. The Audit Committee receives updates on and reviews the status of our internal controls over financial reporting at each Committee meeting.

Developing Magna's System of, and Overall Approach to, Corporate Governance – The Board has developed our system of and approach to corporate governance, as reflected in the Board Charter and the various Committee Charters, and it monitors and implements necessary changes based on the recommendations of the CGCC.

The Board Charter also identifies specific matters which the Board is responsible for approving. These matters are in addition to any matters the Board is specifically required to approve under applicable law and include:
	•	interim and annual financial statements;
	•	strategic plans, business plans and capital expenditure budgets;
	•	raising of debt or equity capital and other major financing activities;
	•	hiring, compensation and succession for our Co-Chief Executive Officers and other members of Corporate Management;
	•	major organizational restructurings;
	•	material acquisitions and divestitures; and
	•	major corporate policies.
The Board Charter is reviewed annually by the CGCC, which recommends to the Board any changes the Committee believes is advisable.
Board Composition
As of the date of this Circular, the Board currently consists of 10 directors, 6 of whom (or 60%) are independent, including the Lead Director, Mr. Harris. The additional nominee for election at our May 6, 2010 annual and special meeting of shareholders has also been determined to be independent.

NOMINEE NAME	INDEPENDENT	NON- INDEPENDENT	BASIS FOR DETERMINATION

Frank Stronach – Chairman		✓	Trustee & potential beneficiary of Stronach Trust; Management
Michael D. Harris – Lead Director	✓		No material interest
Hon. J. Trevor Eyton	✓		No material interest
Lady Barbara Judge	✓		No material interest
Louis E. Lataif	✓		No material interest
Donald Resnick	✓		No material interest
Belinda Stronach		✓	Trustee & potential beneficiary of Stronach Trust; Management
Franz Vranitzky	✓		No material interest
Donald J. Walker		✓	Management
Siegfried Wolf		✓	Management
Lawrence D. Worrall	✓		No material interest

The CGCC has been delegated the responsibility of reviewing Director independence and making recommendations to the Board with respect to each Director's independence, following which the Board makes a determination of each Director's independence. Information collected from Directors through questionnaires and other sources provides the information required to determine the nature and extent of each Director's relationships, if any, with Magna and its controlling shareholder. The definition of independence contained in the CSA's National Instrument 58-101, National Policy 58-201 and National Instrument 52-110 is applied to the specific circumstances of each Director to determine his or her independence. This definition looks to the existence of a material relationship between the Director and Magna in order to determine whether the Director is able to exercise independent judgment. The definition of independence utilized by the NYSE is also applied.
In determining the independence of the nominees for election by shareholders in connection with our May 6, 2010 annual and special meeting of shareholders, the Board considered the following:
•
During 2009, Mr. Harris was a consultant and advisor to a law firm which provided legal services to Magna from time to time prior to 2008. We did not pay any fees to such firm in 2009 or 2008 and we paid less than $2,500 to such firm in 2007. Accordingly, the Board does not view this relationship as material. Mr. Harris also sits on the advisory board of Marsh Canada Limited ("Marsh Canada"), a firm which has provided insurance brokerage and advisory services to us since at least 1982. Mr. Harris joined our Board in 2003 and the Marsh Canada advisory board in 2002. Mr. Harris' compensation from Marsh Canada is not tied to, or contingent in any way on, the fees paid by us. Furthermore, the fees paid by us to Marsh represent less than 1% of each of Magna's and Marsh Canada's 2009 total revenues. Accordingly, the Board has determined Mr. Harris to be independent on the basis that Magna's relationship with Marsh Canada pre-dates Mr. Harris' service on its advisory board and the value of the services provided by Marsh Canada is not material to either Magna or Marsh Canada.

	•	Mr. Lataif served as Lead Director and a member of the Audit Committee and Corporate Governance and Compensation Committee of Intier Automotive Inc. ("Intier"), one of our former "spinco" public company subsidiaries between August 2001 and April 2005. Mr. Lataif also served as an independent director and member of the Special Committee of Independent Directors, Special Independent Committee and Corporate Governance, Human Resources and Compensation Committee of Magna Entertainment Corp. ("MEC") between October 2002 and May 2007. The Board believes that Mr. Lataif's service as an independent director on Intier's Board is beneficial to Magna and that his service on both Intier and MEC's Board and certain of their committees does not affect his independence as such service did not overlap with his service on our Board.
•
Mr. Worrall was formerly employed (until June 2000) by General Motors, our largest customer. Mr. Worrall joined our Board in 2005 and thus his service on our Board did not overlap with his employment by General Motors. Additionally, the Board believes that Mr. Worrall's prior relationship with General Motors is beneficial for Magna due to the industry experience, insight and contacts gained. Mr. Worrall also served as an independent director and Chair of the Audit Committee of Intier between August 2001 and April 2005. The Board believes that Mr. Worrall's service as an independent director on Intier's Board is beneficial to Magna and does not affect his independence as it did not overlap with his service on our Board.
	•	None of Lady Judge or Messrs. Eyton, Resnick and Vranitzky have a relationship with Magna (other than in their capacity as directors of Magna) or with the Stronach Trust.

Each of Messrs. Walker and Wolf are considered to be non-independent since they hold executive management positions with Magna. Mr. Stronach is considered to be non-independent since he is an associate of Stronach & Co. and Stronach Consulting Corp., firms which provide consulting services to certain Magna affiliates, and a trustee and a member of the class of potential beneficiaries of the Stronach Trust, Magna's controlling shareholder. Ms. Stronach is considered to be non-independent since she is an associate of Belinda Stronach Inc., which provides consulting services to Magna and is a trustee and member of the potential class of beneficiaries of the Stronach Trust.

From time to time, a Director may have a conflict of interest with respect to a matter being decided by the Board. In such instances, the conflicted Director is required to declare his interest and abstain from voting on the matter before the Board. In instances where a Director may be involved in a material transaction with Magna, securities rules and regulations relating to related party transactions (including such things as the formation of a special committee comprised solely of Independent Directors, obtaining a formal valuation, circulation of a proxy circular and the holding of a special meeting and obtaining minority shareholder approval) are complied with as applicable.
Board Chair and Lead Director
Our Chairman, Mr. Stronach, is considered an associate of Magna as a result of his relationship with the Stronach Trust. In order to ensure that the Board successfully carried out its duties, the Board first appointed a Lead Director in 1996, and Mr. Harris was appointed Lead Director in 2007. In his capacity as Lead Director, Mr. Harris' duties include representing Magna's Independent Directors in discussions with senior management on corporate governance issues and other matters, assisting in ensuring that the Board functions independently of management and performing such other duties and responsibilities as are delegated by the Board from time to time.

Board and Director Meetings	The Board acts through regularly scheduled meetings which are held on a quarterly basis, with additional meetings scheduled as required and a separate planning/corporate strategy meeting held annually. The Board met nine times in 2009 with additional communication between senior management and the Board between meetings on an informal basis and through Committee meetings. For Director attendance records, refer to "Business of the Meeting – Election of Directors".
The Independent Directors met separately at six meetings of the Board in 2009.
Board Committees
Magna has four standing Board Committees – the Audit Committee, the CGCC, the HSEC and the Nominating Committee. Each standing Committee operates pursuant to Magna's by-laws and a written charter, the full text of which is available on the Corporate Governance section of Magna's website (www.magna.com).

From time to time, the Board has established special committees composed entirely of Independent Directors to review and make recommendations on specific matters. No special committees were established in 2009, nor were any established in a prior year that met in 2009.
As of the date of the Circular, the composition of the Committees was as follows:

Each Independent Director has a standing invitation to receive meeting materials relating to, and attend any meeting of, any Board Committee.

Audit Committee
The Audit Committee met six times during fiscal 2009 and met without members of management present at all of those meetings.
Purpose
The purpose of the Audit Committee is to provide assistance to the Board in fulfilling its oversight responsibilities to our shareholders with respect to:
• the integrity of our financial statements and the financial reporting process;
• our compliance with legal and regulatory requirements;
• the qualifications and independence of our independent Auditor;
• the performance of our Internal Audit Department as well as the independent Auditor; and
• the preparation of the Audit Committee Report in our proxy circulars, including the Audit Committee Report contained in this Circular.

In fulfilling its purpose, the Committee has the responsibility of maintaining free and open communication between the Board, the independent Auditor, the internal auditors and management and monitoring their performance, recognizing that the independent Auditor is ultimately responsible to the Audit Committee, the Board and Magna's shareholders.
Composition

The Audit Committee Charter mandates a committee composed of between three and five independent directors, each of whom is "financially literate" and at least one of whom is a "financial expert" (as such terms are defined under applicable law). No member of the Audit Committee may serve as a member of the audit committees of more than three other boards of directors of other public companies. Magna's Audit Committee fully complies with these requirements.

CURRENT MEMBERS	INDEPENDENT	FINANCIALLY LITERATE	FINANCIAL EXPERT	SERVES ON LESS THAN 3 OTHER AUDIT COMMITTEES

Donald Resnick (Chairman)	✓	✓	✓	✓
Louis E. Lataif	✓	✓		✓
Lawrence D. Worrall	✓	✓	✓	✓

Each member had 100% attendance at Audit Committee meetings during 2009.
Role of Chairman

The Chairman of the Audit Committee generally provides leadership to enhance the effectiveness of the Audit Committee and act as the liaison between it and the Board. The Chairman also manages the Audit Committee's activities and meetings, including by establishing a meeting schedule for each year, managing any outside legal or other experts retained by the Audit Committee and managing the process of reporting to the Board on its activities.
Access to Information, Advisors
In performing their duties and responsibilities, the members of the Audit Committee have full access to and the right to discuss any matters relating to such duties with any or all of:
•	management;
•	any employee of Magna;
•	Internal Audit Department staff;
•	the independent Auditor; and
•	any of our advisors.

Additionally, the Audit Committee has the authority to retain outside financial, legal and other experts (at our expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.
Other

The Audit Committee has established and maintains a process for the review and pre-approval of all services and related fees to be paid to the independent Auditor, pursuant to which the Audit Committee pre-approved fees for fiscal 2009.
Charter Review

The Audit Committee annually reviews and reassesses the adequacy of its Charter, including most recently in February 2010. No revisions were made to the Audit Committee Charter as a result of this review.
Corporate Governance and Compensation Committee
The CGCC met thirteen times during 2009 and met without members of management present at twelve of those meetings.
Purpose
Pursuant to the CGCC Charter, the CGCC is responsible for:
• developing our overall system of corporate governance;
• monitoring compliance with applicable corporate governance requirements;
• assessing the Board's effectiveness in governance matters;
• generally making recommendations to the Board with respect to corporate governance;
• reviewing and making recommendations to the Board with respect to compensation for Corporate Management, as well as incentive and equity compensation generally;
• administering certain aspects of our stock option plan and pension plan; and
• making recommendations to management with respect to management succession planning.
Composition

The CGCC Charter mandates a committee composed of between three and five directors, none of whom are employees of Magna and a majority of whom are independent. Magna's CGCC fully complies with these requirements.

CURRENT MEMBERS	INDEPENDENT

Michael D. Harris (Chairman)	✓
Lady Barbara Judge	✓
Donald Resnick	✓

Each member had 100% attendance at CGCC meetings during 2009. There are no Board or Committee interlocks involving members of the CGCC.
Role of Chairman

The Chairman of the CGCC generally provides leadership to enhance the effectiveness of the CGCC and act as the liaison between it and the Board as well as between the CGCC and Corporate Management. The Chairman also manages the CGCC's activities and meetings, manages any outside legal or other advisors retained by the CGCC and manages the process of reporting to the Board on the CGCC's activities and related recommendations.

Access to Advisors

The CGCC has the authority to retain outside compensation, legal and/or other advisors (at our expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.
Charter Review

The CGCC annually reviews and reassesses the adequacy of its charter, including most recently in February 2010. One minor revision was made to the CGCC Charter as a result of this review in order to provide the CGCC with default authority to review all related party matters other than those for which the Board has delegated authority to a special committee. The revised charter has been posted on our website (www.magna.com).
Health and Safety and Environmental Committee
The HSEC met four times during 2009.
Purpose
Pursuant to the HSEC Charter, the HSEC is responsible for:
•
ensuring that health, safety and environmental policies, procedures and programs are developed and implemented and the principles set forth in our Employee's Charter and Health and Safety and Environmental Policy are met;
•
assisting the Board and management in respect of the review of compliance by us and our subsidiaries with health, safety and environmental laws and regulations, as well as internal policies, procedures and programs established by us; and
• ensuring that a proper system is in place to conduct and to review environmental and health and safety audits and assessments.

The HSEC works directly with our environmental and human resources management teams to ensure that management systems are in place to minimize environmental, health and safety risks and to ensure the existence of appropriate controls in such areas. The HSEC reports to the Board as material matters arise, but not less than annually.
Composition
The HSEC Charter mandates a committee composed of between two and five directors. Magna's HSEC fully complies with this requirement.

CURRENT MEMBERS	INDEPENDENT

Donald Resnick (Chairman)	✓
Lawrence D. Worrall	✓

Each member had 100% attendance at HSEC meetings during 2009.
Access to Advisors
The HSEC has the authority to retain outside legal and/or other advisors (at our expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.
Charter Review

The HSEC annually reviews our Health and Safety and Environmental Policy and recommends changes to such policy, if any, to the Board. The HSEC also annually reviews and reassesses the adequacy of its charter, including most recently in February 2010. No revisions were made to the HSEC Charter as a result of this review.

Nominating Committee
The Nominating Committee met once in 2009.
Purpose

The Nominating Committee assists the Board in ensuring it is appropriately constituted in order to meet its fiduciary obligations, including by reviewing the mix of skills, characteristics and expertise represented by current Board members.
Composition
The Nominating Committee Charter mandates a committee composed of between two and five directors. Magna's Nominating Committee fully complies with this requirement.

CURRENT MEMBERS	INDEPENDENT

Frank Stronach (Chairman)	x
Michael D. Harris	✓

Messrs. Stronach and Harris attended the sole Nominating Committee meeting during 2009.
Access to Advisors

The Nominating Committee has the authority to retain outside legal and/or other advisors (at our expense) as it deems reasonably necessary to assist and advise it in carrying out its duties and responsibilities.
Charter Review
The Nominating Committee annually reviews and reassesses the adequacy of its Charter, which it most recently did in March 2010. No revisions were made to the Charter as a result of this review.
Position Descriptions
The Board currently does not have separate written position descriptions for the Lead Director, the Chairman of the Board or the Chairmen of the Board's Committees; however, the Audit Committee Charter and the CGCC Charter each contain a section outlining the role of the Chair of such Committee. The role of each of the Lead Director and Chairman of the Board is delineated in part through the Board Charter, which contains a description of the role of the Lead Director, and the various Committee Charters or authorizing resolutions. Additionally, there is a clear understanding of the roles and responsibilities among the Lead Director, the Chairman of the Board, the Chairmen of the Board Committees and management, based on historical practice and legal precedent.

The Board has not developed formal position descriptions for the Co-Chief Executive Officers; however, there is a clear understanding between management and the Board through historical practice and legal precedent that all transactions or other matters of a material nature must be presented by management for approval by the Board. Additionally, as previously indicated, the Board has also adopted a Board Charter setting forth specific items which require Board approval.
Orientation and Continuing Education
We ensure that new Board recruits are provided with a basic understanding of our business, as well as our Board and Committee structure, to assist them in contributing effectively from the commencement of their election by shareholders or appointment by the Board, as applicable. This includes an orientation manual as well as the opportunity for each new member to meet with senior management and operational personnel and to visit manufacturing and other facilities. Following their election or appointment to the Board, Board members have standing invitations to visit operational facilities and engage in discussions with individual corporate or operational managers. In addition, Board members are encouraged to participate in programs provided by the Institute of Corporate Directors (ICD) and others as well as to participate in educational programs provided by the ICD and attend the ICD Corporate Governance College at the University of Toronto or the equivalent program at McMaster University. Mr. Resnick has participated in ICD and other "audit" related programs and Mr. Harris has completed the ICD Corporate Governance College program under Magna's sponsorship.

Ethical Business Conduct	We have adopted a Code of Conduct and Ethics (the "Code"), a copy of which is available on the Corporate Governance section of our website. The Code addresses a number of issues, including:
	•	employment practices and workers' rights;
	•	compliance with law;
	•	conducting business with integrity, fairness and respect;
	•	fair dealings with customers and suppliers;
	•	accurate financial reporting;
	•	the conduct of senior financial officers;
	•	improper securities trading;
	•	public disclosure of material information;
	•	compliance with antitrust and competition laws;
	•	environmental responsibility and occupational health and safety;
	•	conflicts of interest;
	•	protection of employees' personal information and protection by employees of our confidential information; and
	•	observance of our corporate policies.

The Code applies equally to all of our directors, officers and employees. Any director or executive officer who requires a waiver from any provision of the Code must obtain it in advance from the CGCC, and any waiver granted to a director or executive officer will be publicly disclosed as required by applicable law. Any employee (other than an executive officer) who requires a waiver from any provision of the Code must obtain it from our Chief Legal Officer, Corporate Secretary or senior human resources officer. To date, no waivers have been sought or granted in respect of the Code.

We have also adopted a whistleblowing hotline, referred to as the Good Business Line. The Good Business Line is accessible by stakeholders (including employees, customers, suppliers and others) for the reporting of accounting irregularities, fraud, bribery, kickbacks, insider trading, violations of the Code and other similar matters. Magna's Audit Committee maintains oversight of the Good Business Line with complaints submitted through it being investigated by the Internal Audit Department.

The Code is reviewed annually by the CGCC and compliance with the Code is monitored by such Committee. Over the years, we have implemented a number of mechanisms which could serve to bring breaches or potential breaches of the Code to the attention of management, including the Employee Hotline, Good Business Line, Fairness Committees and Employee Advocates. To the extent that any breaches of the Code are identified, management is required to inform the CGCC.
Nomination of Directors
One of the standing committees of the Board is the Nominating Committee, which is comprised of the Chairman and our Lead Director. The Nominating Committee assists the Board in ensuring it is appropriately constituted in order to meet its fiduciary obligations, including by reviewing the mix of skills, characteristics and expertise represented by current Board members.
Compensation
The Independent Directors are currently paid certain annual retainer, per meeting and other fees referred to under "Director Compensation". In addition, in 2009, Independent Directors were entitled to receive a grant of options in respect of 5,000 Class A Subordinate Voting Shares upon appointment or election to the Board and following completion of each five years of service. The form and adequacy of these compensation levels are reviewed every two years relative to comparator companies of similar size and global presence, both within and outside the automotive industry, in order to determine the appropriate level of compensation which realistically reflects the responsibilities and risks involved in serving as a Board member. These fees were last revised effective January 1, 2010 to reflect an increase in the number of options to 5,000 upon appointment or election to the Board and following election or re-election at each annual meeting thereafter.

Assessments	In prior years, our Directors were sent board effectiveness questionnaires which include items assessing:
	•	the Board's role and responsibilities;
	•	Board organization and operations;
	•	Board effectiveness; and
	•	each of the Board's Committees.

Included in the questionnaires were self-assessment questions relating to Directors' performance on the Board and, where applicable, on Board Committees. These questionnaires were summarized, with the summary results presented to the CGCC and the Board as a whole. In addition, each Director's questionnaire and the summary results were reviewed with that Director by the Lead Director. Feedback from the questionnaires was returned to the Lead Director and the CGCC so that it can determine how to address any issues identified. In 2009, the Lead Director conducted direct interviews with other Independent Directors, with feedback from such interviews being presented by the Lead Director to the CGCC.

QuickLinks

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TABLE OF CONTENTS
MANAGEMENT INFORMATION CIRCULAR/PROXY STATEMENT
VOTING INFORMATION
HOW TO VOTE YOUR SHARES
BUSINESS OF THE MEETING
NOMINEES FOR ELECTION TO THE BOARD
DIRECTOR COMPENSATION
AUDIT COMMITTEE AND AUDIT COMMITTEE REPORT
CORPORATE GOVERNANCE PRACTICES
COMPENSATION DISCUSSION AND ANALYSIS
SUMMARY COMPENSATION TABLE
INCENTIVE PLAN AWARDS
TERMINATION AND CHANGE OF CONTROL BENEFITS
MANAGEMENT CONTRACTS
INTERESTS OF MANAGEMENT AND OTHER INSIDERS IN CERTAIN TRANSACTIONS
OTHER MATTERS
APPENDIX A TEXT OF ORDINARY RESOLUTION RATIFYING 2009 STOCK OPTION PLAN
ARTICLE 1 PURPOSE
ARTICLE 2 INTERPRETATION
ARTICLE 3 PLAN ADMINISTRATION
ARTICLE 4 GRANT OF OPTIONS
ARTICLE 5 SHARE CAPITAL ADJUSTMENTS
ARTICLE 6 MISCELLANEOUS PROVISIONS
SCHEDULE A Stock Option Agreement
SCHEDULE B Stock Option Plan Exercise Notice Form – Options
APPENDIX B STATEMENT OF CORPORATE GOVERNANCE PRACTICES